                                                     File No. 333-_________

  As filed with the Securities and Exchange Commission on February 4, 1999.
============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                      ---------------------------
                              FORM S-4
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                     -----------------------------

                          VISTA EYECARE, INC.
         --------------------------------------------------
         (Exact name of issuer as specified in its charter)

          Georgia                          5990             58-1910859
-------------------------------   -------------------    ---------------------
(State or other jurisdiction of    (Primary Standard       (I.R.S. Employer
incorporation or organization)        Industrial        Identification Number)
                                  Classification Code
                                        Number)

          296 Grayson Highway, Lawrenceville, Georgia 30045
                           (770) 822-3600
 ------------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                       Mitchell Goodman, Esquire
              Senior Vice President and General Counsel
                          Vista Eyecare, Inc.
           296 Grayson Highway, Lawrenceville, Georgia 30045
                             (770) 822-3600
------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copies to:
                       David A. Stockton, Esquire
                        Kilpatrick Stockton LLP
          1100 Peachtree Street, Atlanta, Georgia  30309-4530
                      Telephone:  (404) 815-6500


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is
compliance with General Instruction G, check the following box:    / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering:     / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
registration statement for the same offering:     / /

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                        Proposed Maximum     Proposed Maximum
                                                       Amount to be      Offering Price     Aggregate Offering      Amount of
Title of each class of securities to be registered      Registered        per Unit <F1>            Price          registration fee
----------------------------------------------------------------------------------------------------------------------------------
  12 3/4%  Senior Notes Due 2005, Series B             $125,000,000           100%             $125,000,000         $ 36,875
----------------------------------------------------------------------------------------------------------------------------------
  Subsidiary Guarantees(2)                                 <F3>               <F3>                  <F3>               <F3>
----------------------------------------------------------------------------------------------------------------------------------

<F1>  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

<F2>  The Company's wholly-owned domestic subsidiaries, Midwest Vision,
      Inc., NVAL Healthcare Systems, Inc., International Vision Associates, Ltd., Frame-N-Lens Optical, Inc., Vision Administrators, Inc., Family Vision Centers, Inc. New West Eyeworks, Inc., Alexis Holdings Company, Inc., and Vista Eyecare Network, LLC (collectively, the "Guarantors"), have guaranteed on a senior unsecured basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 12 3/4% Senior Notes, Series B, being registered hereby (the "Subsidiary Guarantees"). The Guarantors are registering the Subsidiary Guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the Subsidiary Guarantees.

<F3>  Not applicable.
(/TABLE>

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS                                                    February __, 1999
                                [LOGO]
                          VISTA EYECARE, INC.

                           OFFER TO EXCHANGE
                12 3/4% SENIOR NOTES DUE 2005, SERIES B
                                  FOR
                12 3/4% SENIOR NOTES DUE 2005, SERIES A

------------------------------------------------------------   -------------------------------------------------------------
|                Terms of Exchange Offer                   |   |                  Terms of Exchange Notes                   |
------------------------------------------------------------   -------------------------------------------------------------|
|                                                          |  |                                                             |
|*  Offer                                                  |  |      THE TERMS OF THE EXCHANGE NOTES AND THE OUTSTANDING    |
|   -----                                                  |  |   NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT FOR  |
|   We are offering to exchange up[ to $125 million in     |  |   CERTAIN TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND    |
|   principal amount of our:                               |  |   PENALTY INTEREST PROVISIONS RELATING TO THE OUTSTANDING   |
|                                                          |  |   NOTES.                                                    |
|   12 3/4% SENIOR NOTES DUE 2005, SERIES B                |  |                                                             |
|                                                          |  | * Maturity                                                  |
|   for the same principal amount of our outstanding:      |  |   --------                                                  |
|                                                          |  |   October 15, 2005.                                         |
|   12 3/4% SENIOR NOTES DUE 2005, SERIES A.               |  |                                                             |
|                                                          |  | * Redemption                                                |
|   We are making this offer pursuant to a Registration    |  |   ----------                                                |
|   Rights Agreement, dated October 8, 1998, relating      |  |   Before October 15, 2001, we may redeem up to 35%          |
|   to the original issuance of the outstanding notes.     |  |   of the aggregate principal of the notes with the          |
|                                                          |  |   proceeds of certain equity offerings.                     |
|*  Procedures                                             |  |   After October 15, 2003, we may redeem the notes at        |
|   ----------                                             |  |   ant time.                                                 |
|   To tender, you must submit a signed letter of          |  |                                                             |
|   transmittal and your outstanding notes to State        |  | * Mandatory Offer to Repurchase                             |
|   Street Bank and Trust Company, our exchange            |  |   -----------------------------                             |
|   agent.  Special procedures apply in some cases.        |  |   If we sell certain assets or experience specific kinds of |
|   You must tender outstanding notes if $1,000            |  |   changes in control, we must offer to repurchase the       |
|   multiples.                                             |  |   notes.                                                    |
|                                                          |  |                                                             |
|*  Withdrawal                                             |  | * Security                                                  |
|   ----------                                             |  |   --------                                                  |
|   You may withdraw tendered notes until the offer        |  |   These notes will be general unsecured obligations.        |
|   expires.                                               |  |                                                             |
|                                                          |  | * Guarantees                                                |
|*  Expiration                                             |  |   ----------                                                |
|   ----------                                             |  |   Some of our subsidiaries will guarantee the notes.        |
|   This offer expires at 5:00 p.m., Atlanta, Georgia      |  |                                                             |
|   time on ___________________, 1999, unless extended.    |  | * Ranking                                                   |
|                                                          |  |   -------                                                   |
|*  Unaccepted Tenders                                     |  |   These notes and the subsidiary guarantees are             |
|   ------------------                                     |  |   subordinated to all of our and the guarantors':           |
|   We will return any tendered outstanding notes that     |  |                                                             |
|   we do not accept for exchange for any reason.          |  |   +  current and future unsubordinated debt, and,           |
|                                                          |  |   +  current and future secured debt, to the extent of      |
|*  Proceeds and Expenses                                  |  |      the assets securing such debt.                         |
|   ---------------------                                  |  |                                                             |
|   We will not receive any proceeds from the issuance     |  | * Interest                                                  |
|   of the exchange notes.                                 |  |   --------                                                  |
|   We have agreed to pay the expenses associated with     |  |   Fixed annual rate of 12 3/4%.                             |
|   this exchange offer.                                   |  |   Paid every six months on April 15 and October 15.         |
------------------------------------------------------------   -------------------------------------------------------------

This investment involves risks. See the Risk Factors section beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


===============================================================================



                            TABLE OF CONTENTS

                                                                 Page

 Summary . . . . . . . . . . . . . . . . . . . . . . . . . .      1
 Risk Factors  . . . . . . . . . . . . . . . . . . . . . . .      14
 The New West Acquisition  . . . . . . . . . . . . . . . . .      28
 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .      29
 Capitalization  . . . . . . . . . . . . . . . . . . . . . .      29
 The Exchange Offer  . . . . . . . . . . . . . . . . . . . .      30
 Unaudited Pro Forma Condensed
   Consolidated Financial Data . . . . . . . . . . . . . . .      40
   Selected Consolidated Financial and
   Other Data  . . . . . . . . . . . . . . . . . . . . . . .      48
 Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations . . . . . . . . . . . . . . . . . . . . . .      50
 Business  . . . . . . . . . . . . . . . . . . . . . . . . .      59
 Management  . . . . . . . . . . . . . . . . . . . . . . . .      73
 Principal Shareholders  . . . . . . . . . . . . . . . . . .      79
 Description of New Credit Facility  . . . . . . . . . . . .      80
 Description of the Notes  . . . . . . . . . . . . . . . . .      81
 Registration Rights . . . . . . . . . . . . . . . . . . .       116
 Certain U.S. Federal Income Tax Considerations  . . . . . .     119
 Plan of Distribution  . . . . . . . . . . . . . . . . . . .     122
 Legal Matters . . . . . . . . . . . . . . . . . . . . . . .     123
 Independent Auditors  . . . . . . . . . . . . . . . . . . .     123
 Available Information . . . . . . . . . . . . . . . . . . .     123
 Incorporation of Certain Documents by
   Reference . . . . . . . . . . . . . . . . . . . . . . . .     125
 Index to Consolidated Financial
   Statements  . . . . . . . . . . . . . . . . . . . . . . .     F-1

===============================================================================



                                  2

                                SUMMARY

     The following summary contains basic information about this exchange offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred you.

     On the cover page, in this summary and in the "Risk Factors" section, the words "Company," "we," "our," "ours," and "us" refer to Vista Eyecare, Inc., formerly known as National Vision Associates, Ltd., and our subsidiaries, including Frame-n-Lens Optical, Inc., which we acquired on July 28, 1998, and New West Eyeworks, Inc., which we acquired on October 23, 1998. The words "exchange notes" or "notes" refer to our 12 3/4% Senior Notes due 2005, Series B, which we are offering to issue in exchange for our 12 3/4% Senior Notes due 2005, Series A, which we refer to as the "outstanding notes." The words "this offer," "the exchange offering" and "the exchange offer" refer to our offer, described in this Prospectus, to issue exchange notes in exchange for outstanding notes.

     Unless the context otherwise indicates, (1) references to "Vista" refer to Vista Eyecare, Inc. prior to the acquisitions of Frame-n-Lens and New West, (2) all store information is as of October 3, 1998, and
(3) the source of all industry information and data are industry publications.

THE COMPANY

     We are the second largest retail optical company in the United States by number of locations. We operate 915 vision centers, of which 889 are in 44 states and Puerto Rico, and the remaining 26 are in Mexico. Our product line includes a broad selection of prescription eyeglasses, contact lenses and accessories. The following charts present historical information on our net sales and earnings before interest, taxes, depreciation and amortization (EBITDA):

                                                             Compound
       Since 1993 (Vista Only)                            Annual Growth
       ----------------------                             -------------
              Net Sales                                       20.5%
              EBIDTA                                          54.8%

  Of our 915 vision centers:

         *   331 are free-standing vision centers (151 in California), and
         *   584 are located inside host stores.

Our free-standing vision centers are located in regional shopping centers, power centers, strip shopping centers, and free-standing sites. Our host vision centers are located in the host stores as illustrated in the following table:

                                  3

       Name of Host                               Number of Vision Centers
       ------------                               ------------------------

       Wal-Mart Stores, Inc.                                 372
       Sam's Club                                            121
       Fred Meyer, Inc.                                       52
       Wal-Mart de Mexico, S.A. de C.V.                       26
       United States Military Exchanges                       13
                                                             ---
              Total                                          584


        Our merchandising philosophy is to provide excellent value and superior customer service at all of our vision centers. Free-standing vision centers typically range in size from 700 to 1,500 square feet, with separate areas for merchandise display, customer service, and contact lens fitting. Host vision centers use a similar format except that they carry more inventory than free-standing stores. In addition, each Wal-Mart host vision center has a laboratory that enables us to provide one-hour service on single vision eyeglasses. Of our 915 vision centers, 639 offer the services of independent optometrists in or adjacent to the vision center. We are currently adding optometrists to many of the vision centers that do not have them. We anticipate that the additional optometric services will increase retail sales in those vision centers.

     We currently operate four manufacturing facilities, which also serve as distribution facilities. Our 66,000 square foot facility in Lawrenceville, Georgia houses our headquarters, an optical laboratory and a distribution center that uses modern equipment and systems. We also operate a 45,000 square foot manufacturing and distribution facility in Fullerton, California, and a smaller optical laboratory in St. Cloud, Minnesota. In 1998, we consolidated two other manufacturing facilities, located in Los Angeles, California and Portland, Oregon, into our Fullerton location. We intend to consolidate our Tempe, Arizona facility with the Fullerton facility during 1999. We believe that our manufacturing facilities will accommodate our current growth plans over the next five years.

RECENT ACQUISITIONS

     MIDWEST VISION. In October 1997, we acquired Midwest Vision, Inc. for approximately $4.7 million, including the assumption of certain indebtedness. Based in St. Cloud, Minnesota, before the acquisition Midwest Vision operated 51 free-standing vision centers in the midwest United States.

     FRAME-N-LENS. In July 1998, we acquired Frame-n-Lens for approximately $32.3 million, including the assumption of certain indebtedness. Based in Fullerton, California, before the acquisition Frame-n-Lens operated 286 vision centers, mainly in the western United States. These centers included 156 free-standing vision centers, 123 host vision centers in Sam's Club stores, and seven host vision centers in Wal-Mart stores.

     NEW WEST. On October 23, 1998, we purchased approximately 98% of the outstanding capital stock of New West in a tender offer. On the same day, we caused New West to merge with our wholly-owned subsidiary
NW Acquisition Corp. As a result, we now hold all of the shares of New West. We paid approximately $68.3 million, including the assumption of certain indebtedness, to acquire New West. See "The New West Acquisition." Based in Tempe, Arizona, New West operated 178 vision centers in 13 states, including 126 free-standing vision centers and 52 host vision centers in Fred Meyer stores. New West also operates a managed care business, Vista Eyecare Network.

     For a complete discussion of the Company's key strengths, the optical industry, and the Company's business strategies, you should read the "Business" section of this prospectus.

     The Company was incorporated in Georgia in 1990.

          Executive Offices:                           Telephone number:
          ------------------                           -----------------
          296 Grayson Highway                            (770) 822-3600
          Lawrenceville, Georgia 30045




                                  5

                          The Exchange Offer

 The Exchange Offer........................   We are offering to exchange up to $125,000,000 in principal amount of our
                                              12 3/4% Senior Notes due 2005, Series B for up to $125,000,000 in principal amount of our outstanding 12 3/4% Senior Notes due 2005.

 The Exchange Notes........................   The notes we will issue in this exchange offer are identical in all material respects to the outstanding notes, except for certain transfer restrictions, registration rights and interest provisions relating to the outstanding notes.  We will issue the exchange notes without legends restricting their transfer.  See "Description of the Notes," beginning on page 81.

 Expiration Date; Withdrawal
 of Tender................................    The exchange offer will expire at 5:00 p.m., Atlanta, Georgia time, on
                                              ______________, 1999, unless we extend the offer.  Until the offer expires, you may withdraw any notes that you previously tendered.  If we do not accept your outstanding notes for exchange for any reason, we will return them to you at our cost, as soon as possible after the exchange offer.

 Certain Conditions to the  Exchange
 Offer....................................    The exchange offer is subject to certain customary conditions, which we may waive.  See "The Exchange Offer -- Certain Conditions to the Exchange
                                              Offer," beginning on page 32.

 Procedures for Tendering Outstanding
 Notes....................................    If you hold outstanding notes and wish to accept the exchange offer, you must:

                                              *   complete, sign and date the letter of transmittal and
                                              *   mail or deliver the letter of transmittal to State Street Bank and
                                                  Trust Company, our exchange agent.

                                              Be sure to include the outstanding notes you wish to exchange and any
                                              other required documentation.   You must tender outstanding notes for
                                              exchange in $1,000 multiples.

                                              By executing the letter of transmittal, you will represent to us that, among other things,

                                              (1)   you will acquire the exchange notes in the ordinary course of your business,

                                              (2)   you have no arrangement with any person to participate in the distribution of the exchange notes, and
(/TABLE>

                                  6

                                              (3) (A) you are not our "affiliate," as defined in Rule
                                                      405 of the Securities Act, or,

                                                  (B) if you are our affiliate, you will comply with
                                                      the registration and prospectus delivery requirements of the
                                                      Securities Act.

 Special Procedures for Beneficial
 Owners..................................     This paragraph applies to the beneficial owners of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee.  If you are a beneficial owner and wish to tender your outstanding notes in the exchange offer, please contact the registered holder and instruct it to tender on your behalf.  If you wish to tender on your own behalf, you must either re-register the outstanding notes in your name or obtain a properly completed bond power from the registered holder.  You may not be able to re-register your outstanding notes in time to participate in the exchange offer.

 Guaranteed Delivery
 Procedures..............................     If you wish to tender your outstanding notes, but they are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal, or any other required documents to State Street
                                              Bank and Trust Company before the offer expires, you must tender your outstanding notes using the guaranteed delivery procedures described in
                                              "The Exchange Offer -- Guaranteed Delivery Procedures," beginning on page
                                              36.

 Registration Requirements...............     We will use our best efforts to complete the registered exchange offer to allow you an opportunity to exchange your outstanding notes for the exchange notes.  In the event that applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer or in certain other circumstances, we have agreed to file a shelf registration statement covering resales of the outstanding notes.  In such event, we will use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, to keep the shelf registration statement effective until October 8, 2000.

 Certain U.S. Federal Income Tax              We discuss certain federal income tax considerations relating to the
 Considerations..........................     exchange notes in "Certain U.S. Federal Income Tax Consequences,"
                                              beginning on page 119.

 Use of Proceeds.........................     We will not receive any proceeds from the exchange of notes in this exchange offer.

 Exchange Agent..........................     State Street Bank and Trust Company is our exchange agent.  Its address and telephone number are listed in "The Exchange Offer -- Exchange Agent,"
                                              on page 37.
(/TABLE>

                                  7

                              SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

 Exchange Notes Offered..................     $125,000,000 in principal amount of 12 3/4% Senior Notes due 2005, Series
                                              B.

 Maturity................................     October 15, 2005.

 Interest Payment Dates..................     April 15 and October 15 of each year, commencing April 15, 1999.

 Ranking.................................     These exchange notes will be general, unsecured senior obligations of the
                                              Company.  They will rank equally with all of our existing and future unsubordinated indebtedness.  They will rank senior to all of our subordinated indebtedness.

                                              The notes will be effectively subordinated to all of our secured indebtedness to the extent of the assets securing such indebtedness.

                                              As of October 3, 1998, on a pro forma basis after giving effect to our recent acquisitions, the issuance of the outstanding notes, and our new credit facility, we and our subsidiaries would have had:

                                              *    $130.5 million of unsecured indebtedness, and
                                              *    $6.3 million of secured indebtedness.

                                              These numbers exclude $20.0 million of unused commitments under our new credit facility.  The indenture permits us and our subsidiaries to incur additional indebtedness, subject to certain limitations.

 Optional Redemption.....................     Beginning October 15, 2003, we may redeem some or all of these notes at any time at the cash redemption prices described in this prospectus, together with interest to the date of redemption.  See "Description of the Notes --
                                              Redemption," beginning on page 82.

                                              Before October 15, 2001, we may use the proceeds of certain equity offerings to redeem up to 35% of the sum of (1) $125,000,000 plus (2) the initial aggregate principal amount of any notes issued under the indenture after October 8, 1998.  The redemption price will be 112.75% of the principal amount redeemed, plus interest to the redemption date.
                                              Immediately after such redemption, however, there must remain outstanding at least 65% of the sum of (1) $125,000,000 plus (2) the initial aggregate principal amount of the any notes issued under the indenture after October 8,
                                              1998.  See "Description of the Notes -- Redemption," beginning on page 82.

 Change of Control ......................     Upon a change of control, we are required to offer to repurchase the exchange notes at a purchase price equal to 101% of their principal amount, plus interest to the date of repurchase.  See "Description of the Notes --
                                              Change of Control," beginning on page 83.
(/TABLE>
                                  8

 Guarantees .............................    The exchange notes will be unconditionally guaranteed on an unsecured senior basis by some of our current domestic and future subsidiaries.  Each guarantee will rank equally with all of the guarantor's existing and future unsubordinated indebtedness.  It will rank senior to all of the guarantor's subordinated indebtedness.

                                             Each guarantee will be effectively subordinated to all of the guarantor's secured indebtedness to the extent of the assets securing such indebtedness.  See "Description of the Notes -- Guarantees," beginning on page
                                              83.

 Certain Covenants.......................    We will issue the exchange notes under an indenture with State Street Bank and Trust Company, as trustee.  The indenture contains certain covenants with respect to the Company and some of our subsidiaries, which will restrict, among other things, our ability to:

                                              *    incur additional debt,
                                              *    pay dividends and make other restricted payments,
                                              *    create certain liens,
                                              *    make certain payments affecting subsidiaries,
                                              *    enter into transactions with affiliates, and
                                              *    sell certain assets or merge with or into other companies.

                                              These restrictions and requirements are subject to a number of important qualifications and exceptions.  See "Description of the Notes -- Certain
                                              Covenants," beginning on page 84.

 Risk Factors ...........................     You should carefully consider the "Risk Factors" described on pages 14 to
                                              27 before making an investment decision about the exchange notes.





                                  9

       SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

     The following table sets forth summary consolidated historical financial and other data of Vista as of and for each of the years in the five-year period ended January 3, 1998 and the nine-month periods ended September 27, 1997 and October 3, 1998. The summary consolidated historical financial data as of and for each of the years in the five-year period ended January 3, 1998 were derived from the audited consolidated financial statements of Vista included elsewhere in this Offering Memorandum. The summary consolidated historical financial data as of and for the nine-month periods ended September
27, 1997 and October 3, 1998 were derived from the unaudited consolidated financial statements of Vista included elsewhere in this Offering Memorandum. In the opinion of management, such unaudited consolidated financial statements include all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the financial condition and results of operations of Vista for such periods. Operating results for the nine-month periods ended September 27, 1997 and October 3, 1998 are not necessarily indicative of the results that may be expected for the full year. The information contained in this table should be read in conjunction with "Selected
Consolidated Financial and Other Data," "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and Vista's historical consolidated financial statements, including the notes thereto, included elsewhere in this Offering Memorandum.

                                                                          Year Ended                           Nine Months Ended
                                                  --------------------------------------------------------    --------------------
                                                    December     December   December   December    January     September   October
                                                       31,         31,         31,       28,         3,            27,        3,
                                                      1993         1994      1995(a)     1996       1998          1997      1998
                                                    --------     --------   --------   --------    -------     ---------   -------
                                                                                     (dollars in thousands)
INCOME STATEMENT DATA:
Net sales.....................................     $  88,340    $ 119,395  $ 145,573  $ 160,376    $ 186,354    $ 134,736  $173,099
Gross profit..................................        46,895       65,497     77,607     83,684       99,991       73,013    93,987
Selling, general and
   administrative expense.....................        48,602       63,911     74,390     76,920       89,156       63,323    81,838
Other nonrecurring charges(b).................        11,311                   2,011
                                                   ---------    ---------  ---------  ---------    ---------    ---------  --------

Operating income (loss).......................       (13,018)       1,586      1,206      6,764       10,835        9,690    12,149
Interest expense, net.........................            83        1,322      2,639      2,072        1,568        1,202     1,257
Other expense (income),
   net........................................         (237)        (127)       (13)         12         (14)          (9)       (9)
                                                   ---------    ---------  ---------  ---------    ---------    ---------  --------
Income (loss) before
   income taxes...............................      (12,864)          391    (1,420)      4,680        9,281        8,497    10,901
Provision (benefit) for
   income taxes...............................         (900)           40       100       1,200        3,708        3,365     4,454
                                                   ---------    ---------  ---------  ---------    ---------    ---------  --------
Net income (loss).............................     $(11,964)    $     351  $ (1,520)  $   3,480    $   5,573    $   5,132  $  6,447
                                                   ========     =========  ========   =========    =========    =========  ========
OTHER FINANCIAL DATA:
Depreciation and
   amortization..............................      $   5,512    $   7,567  $ 10,378   $  10,058    $  11,035    $   7,876  $  9,227
Capital expenditures(c)......................         16,858       15,963    13,175       2,713        8,049        6,029     7,198
EBITDA(d) ...................................          3,805        9,153    13,595      16,822       21,870       17,566    21,376
EBITDA margin................................            4.3%         7.7%      9.3%       10.5%        11.7%        13.0%     12.3%

STORE DATA:
End of period stores.........................            245          298       355         341          443          378       737
Wal-Mart comparable
 store sales growth(e).......................             --           --      (0.5%)       4.0%         7.0%         6.0%      3.5%
Sales per store(f)...........................      $     495    $     456  $    443   $     484    $     505    $     356  $    235
BALANCE SHEET DATA (END
 OF PERIOD):
Cash and cash equivalents....................      $   2,002    $   2,400  $  1,307   $   1,110    $   2,559    $   2,218  $  2,408
Working capital..............................          6,954        8,723    14,556      13,502       12,171        11,806   11,716
Total assets.................................         66,172       77,612    81,237      74,564       83,250        79,928  137,565
Total debt ..................................         15,761       31,129    38,480      26,500       24,203        22,100   59,579
Shareholders' equity ........................         31,577       29,613    26,326      29,906       36,368        35,076   46,413
(/TABLE>

                              See accompanying notes to Summary Consolidated Historical Financial and Other Data.

                                                           10

   NOTES TO SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

(a) Effective January 1, 1995, Vista changed its year end to a 52/53 week retail calendar with the fiscal year ending on the Saturday closest to December 31.

(b) Other nonrecurring charges consists of (i) provisions for the disposition of assets ($7,727 in fiscal 1993 and $958 in fiscal 1995),
(ii) stock option compensation expense ($834 in fiscal 1993) and (iii) other charges ($2,750 in fiscal 1993 and $1,053 in fiscal 1995).

(c) Capital expenditures exclude assets acquired in the Midwest, Frame-n-Lens and New West acquisitions.

(d) EBITDA represents the sum of operating income (loss) plus depreciation and amortization (excluding amortization of deferred financing costs, which is included in interest expense, net), and other nonrecurring charges. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs, should not be considered an alternative to net income, or to cash flows from operations (as determined in accordance with GAAP) and should not be considered as an indication of the Company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures for other companies.

(e) Wal-Mart comparable store sales growth is based on Vista's domestic Wal-Mart business and is calculated by comparing net sales for the period to net sales of the prior period for all stores open at least twelve months prior to the later period. This information is not available for 1993 and 1994.

(f) Sales per store is calculated on a quarterly basis by dividing total net sales by the total number of stores open during the period.
Annual and semi-annual net sales per store is the sum of the applicable quarterly calculations.



                                  11

SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following summary unaudited pro forma condensed consolidated financial and other data as of October 3, 1998, for the year ended
January 3, 1998 and for the nine-month period ended October 3, 1998 has been derived by the application of pro forma adjustments to the historical financial statements of Vista, Frame-n-Lens, and New West included elsewhere in this prospectus. The unaudited pro forma condensed consolidated balance sheet data has been prepared to give effect to the New West acquisition, the closing of our new credit facility and the sale of the outstanding notes as if each occurred on October 3, 1998. The unaudited pro forma condensed consolidated income statement data for the year ended January 3, 1998 and the nine-month period ended October 3, 1998 has been prepared to give effect to the Frame-n-Lens acquisition, the New West acquisition (using the financial data for the corresponding fiscal periods of the respective companies), the closing of our new credit facility, and the sale of the outstanding notes as if each occurred at the beginning of the respective periods.

     The Pro Forma Financial Statements include pro forma data relative to the Frame-n-Lens acquisition completed July 28, 1998. Such data is incorporated in the pro forma financial statements to provide a more complete representation of the pro forma condensed consolidated statement of operations of Vista.

     The summary unaudited pro forma condensed consolidated financial data do not purport to represent what the Company's results would have been if the Frame-n-Lens acquisition, the New West acquisition, the closing of the New Credit Facility, and the Offering had occurred on the date or for the periods indicated, or to project what the Company's results of operations or financial position for any future period or date will be. The unaudited summary pro forma condensed consolidated financial data should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Data" and the
Consolidated Financial Statements, including the notes thereto.

                                             Year Ended      Nine Months Ended
                                             January 3,          October 3,
                                                1998                1998
                                             -----------     ------------------
                                                  (dollars in thousands)
 INCOME STATEMENT DATA:
 Net sales ..............................    $  313,937             $  253,438
 Gross profit ...........................       171,630                139,988
 Selling, general and administrative
    expense..............................       153,205                122,997
 Operating income........................        18,425                 16,991
 Interest expense, net ..................        18,593                 12,487
 Net income (loss).......................          (568)                   223
 OTHER FINANCIAL DATA:
 Depreciation and amortization ..........    $   18,567             $   13,943

 Capital expenditures....................        14,187                 10,920
 EBITDA(a)...............................        36,992                 29,478
 EBITDA margin...........................          11.8%                  11.6%
 STORE DATA:
 End of period stores ...................           894                    915
 Comparable store sales growth(b)........           4.7%                  (0.1%)
 Sales per store(c) .....................    $      351             $      235

                                                                                         As of October 3,
                                                                                              1998
                                                                                         ----------------
Balance Sheet Data:
 Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . .             $      2,207
 Working capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8,169
 Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  224,273
 Total debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  136,768
 Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . .                   46,413
(/TABLE>

                                See accompanying notes to Summary Unaudited Pro Forma
                                   Condensed Consolidated Financial and Other Data.


                                                           12

 NOTES TO SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                            AND OTHER DATA

(a) EBITDA represents the sum of operating income plus depreciation and amortization (excluding amortization of deferred financing costs, which is included in interest expense, net), and other nonrecurring charges. For the pro forma periods, there were no other nonrecurring charges. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered an alternative to net income, or to cash flows from operations as determined in accordance with GAAP and should not be considered as an indication of the Company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures for other companies.

        Pro forma EBITDA represents EBITDA as defined above, with the following pro forma adjustments:

                                                Year Ended           Nine Months Ended
                                              January 3,1998           October 3, 1998
                                              --------------         -----------------
                                                        (dollars in thousands)
 Elimination of duplicate expenses
   through the consolidation of
 certain
   manufacturing facilities <F1>              $  2,648                  $  2,471
 Elimination of duplicate expenses
   through the consolidation of
 certain
   administrative facilities <F2>                6,649                     5,070
__________

<F1>      In connection with the Frame-n-Lens Acquisition and the New
West Acquisition, the Company will consolidate three manufacturing facilities (located in Los Angeles, California, Tempe, Arizona, and Portland, Oregon) into the Frame-n-Lens operations located in Fullerton, California. Amounts shown represent the savings for payroll related costs and reduced occupancy expense.

<F2>     In connection with the Frame-n-Lens Acquisition and the New
West Acquisition, the Company will (i) close the existing home office for New West, (ii) substantially reduce the number of employees at the home office of Frame-n-Lens and (iii) consolidate operations with the Company's home office in Lawrenceville, Georgia.

(/TABLE>

(b) Comparable store sales growth is calculated by comparing net sales for the period to net sales of the prior period for all stores open at least twelve months prior to the later period. For Vista, the calculation is based on Vista's domestic Wal-Mart business.

(c) Pro forma sales per store is calculated by dividing total net sales by the total number of stores open during the period.





                                   13

                             RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO
THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN THESE
NOTES.  ANY OR ALL OF THE RISK FACTORS DISCUSSED BELOW COULD
MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION,
RESULTS OF OPERATIONS AND PROSPECTS.  THIS PROSPECTUS INCLUDES
"FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE
SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT INCLUDING, IN
PARTICULAR, THE STATEMENTS ABOUT THE COMPANY'S PLANS, STRATEGIES, AND
PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S
DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS," AND "BUSINESS."

     ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS
REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE
REASONABLE, WE CAN GIVE NO ASSURANCE THAT WE WILL ACHIEVE THEM.
IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET
FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.  ALL FORWARD-LOOKING
STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON OUR BEHALF
ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY
STATEMENTS.

SUBSTANTIAL LEVERAGE - OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY
AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR
OBLIGATIONS UNDER THESE NOTES.

     As a result of the sale of the outstanding notes, we are highly leveraged. As of October 3, 1998, assuming we had completed the sale of the outstanding notes and after giving effect to our recent acquisitions and the establishment of our new credit facility, we had:

     * total indebtedness of $136.8 million, including $123.6 million of which is the outstanding notes, and
     * total availability of $20.0 million under our new credit facility, subject to certain borrowing limitations.

     See "Capitalization" and "Unaudited Pro Forma Condensed Consolidated
Financial Data" and "Description of the Notes."

     Our ability to pay or refinance our indebtedness, including under these notes, or to fund our planned capital expenditures will depend on our future performance. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based upon our current level of operations and anticipated revenue growth, we believe that our cash flow from operations, available cash, and available borrowings under our credit facility, will be adequate to meet our future liquidity needs for at least the next several years. A decrease in revenues, coupled with the borrowing base limits contained in our new credit facility, could require us to postpone or put off planned capital expenditures, including new store openings.

     We may, however, need to refinance all or a portion of the principal of these notes on or before maturity. We cannot assure you that our business will generate sufficient cash flow from operations, that anticipated revenue growth will be realized or that future borrowings will be available under our credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance our indebtedness on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital
Resources."


                                  14

  Our substantial indebtedness could have important consequences to you. For example, it could:

     * make it more difficult for us to satisfy our obligations under these notes,
     * increase our vulnerability to general adverse economic and industry conditions,
     * limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements,
     * require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures or other general corporate purposes,
     * limit our flexibility in planning for, or reacting to, changes in our business and our industry,
     * place us at a competitive disadvantage compared to competitors that have less debt, and
     * limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

  See "Description of New Credit Facility."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS - THE TERMS OF OUR CREDIT
FACILITY AND THE INDENTURE RESTRICT OUR CORPORATE ACTIVITIES.

     Our credit facility contains various restrictive covenants and requires us to maintain specified financial ratios and satisfy certain financial tests, such as:

     *  minimum EBITDA requirements,
     *  minimum fixed charge ratios, and
     *  maximum leverage ratios.

Our ability to meet these financial ratios and tests may be affected by events beyond our control, and we cannot assure you we will meet
such tests.   Our credit facility also limits our:

     *  capital expenditures,
     *  investments,
     *  indebtedness,
     *  liens,
     *  dividends,
     *  guarantee obligations,
     *  prepayments of other indebtedness,
     *  mergers,
     *  acquisitions or sales of assets,
     *  changes in business activities,
     *  transactions with affiliates, and
     *  issuance of equity.

     Our breach of any of these covenants could result in an event of default under our credit facility. If a default occurs, our lenders can declare our indebtedness, both principal and interest, immediately due and payable, and could terminate their commitments to make future advances. We have pledged substantially all of the assets that we finance under our credit facility. If we fail to repay all amounts declared due and payable, our lenders could proceed against the collateral granted to them to satisfy our obligations. It is likely

that our assets would be insufficient to repay in full that indebtedness and our other indebtedness, including these notes.

     The indenture also restricts our ability and that of our subsidiaries, among other things, to:

     *  incur additional indebtedness,
     *  incur liens,
     * pay dividends or make certain other restricted payments or investments,
     *  make certain asset sales, and
     *  enter into certain transactions with affiliates.

     See "Description of New Credit Facility" and "Description of the
Notes - Certain Covenants."

EXPANSION STRATEGY

     We cannot control our expansion in our host stores, including Wal-
Mart, beyond those currently under contract. Although we periodically discuss expansion opportunities with each host, we cannot assure you that any host will offer to extend our current agreements or offer us additional vision centers. Nor can we assure you that any renewal or new store offer will be on terms similar to those in our current agreements. Wal-Mart operates its own optical division. As of October 3, 1998, Wal-Mart operated approximately [680] vision centers.
After we have opened 400 locations pursuant to our Wal-Mart agreement, Wal-Mart may allocate future vision centers to its own optical division.

     Our agreement with Wal-Mart provides for a nine-year base term at each vision center that begins at opening and includes a three-year option. We opened six vision centers in 1990 under our Wal-Mart agreement and another 54 in 1991. We have opened additional vision centers in subsequent years. Beginning in 1999, we will determine whether to exercise our three-year extension options for our Wal-Mart vision centers. We will make those decisions based upon various factors, including, for example:

     *  the sales levels of each vision center,
     *  the estimated future profitability of each vision center, and
     * the increased minimum license fees charged by Wal-Mart during the option period.

     We must exercise our extension option for any Wal-Mart vision center at least six months before its initial license expires. We expect to extend the licenses for a substantial majority of these vision centers. We cannot assure you, however, how many licenses we will actually extend. Additionally, the leases for our 121 Sam's Club vision centers will expire at various dates through 2003. See
"Business - Relationship with Host Companies."

     Our continued growth depends in large part on our ability to open profitable new stores in existing and new markets. To a lesser extent, our continued growth depends on increasing comparable store sales. In recent years, we have opened the following new stores:

               New Store Openings      Fiscal Year
               ------------------      -----------
                       86                 1995
                       38                 1996
                      129                 1997
                       44                 1998

     We cannot assure you that we will be able to :

          *  open new stores in a timely manner,
          *  hire, train and integrate employees at new stores,
          *  locate and obtain favorable store sites, or
          * adapt our distribution, information management and other operating systems as necessary.

     New stores may not achieve the same sales level or profitability that our existing stores achieve. A significant economic downturn and a resulting decrease in eyewear purchases could adversely affect our expansion plans. We expect our quarterly results of operations to fluctuate depending on

          * the timing and amount of revenue contributed by new stores, and
          *  the timing of costs associated with opening new stores.

  See "Business."


DEPENDENCE ON HOST COMPANIES - A SUBSTANTIAL NUMBER OF OUR VISION
CENTERS ARE LOCATED IN DEPARTMENT STORES, PARTICULARLY WAL-MART.

     We are substantially dependent on Wal-Mart and its affiliates for our current operations. The following chart shows, as of October 3, 1998, certain information about our vision centers in Wal-Mart and Sam's Club host stores:

            Category                                  Number
            --------                                  -------
            Total Vision Centers                        915
            Total Host Vision Centers                   584
            Wal-Mart Locations                          372
            Wal-Mart Mexico                              26
            Sam's Club                                  121

In addition, including the net sales of the companies we recently acquired, we derived 67% of our net sales for the fiscal year ended
January 3, 1998 from vision centers located in Wal-Mart and Sam's Club stores. Vision centers in Wal-Mart stores rely largely on customer traffic generated by the Wal-Mart host store. Our agreement with Wal-
Mart does not require Wal-Mart to maintain any existing Wal-Mart store or to open new ones.

ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS OR REVENUE GROWTH - IF WE
FAIL TO ACHIEVE THE COST SAVINGS OR REVENUE GROWTH DESCRIBED IN THIS
PROSPECTUS, OUR ACTUAL FINANCIAL RESULTS COULD DIFFER SUBSTANTIALLY
FROM OUR PROJECTIONS.

     The following important factors, among others, could cause us not to achieve the results contemplated in this Prospectus or otherwise adversely affect our future business, financial condition or results of operations:


                                  17

          *  loss of managed vision care arrangements,
          *  loss or retirement of key members of management,
          *  increased competitive pressures,
          *  increased interest rates or cost of borrowing,
          *  changes in customer spending levels,
          *  changes in environmental or other government regulations,
          *  changes in general economic conditions,
          * unanticipated costs related to our recent acquisitions and the integration of the acquired companies, or
          *  default under any material debt agreement.

     See "Business - Business Strategy" and "Business - Key Business
Strengths".

      Our Frame-n-Lens subsidiary has experienced significant negative comparable store sales at many locations. We believe that we can reverse that trend through application of our business strengths and growth strategies. Nonetheless, these measures may be insufficient to reverse the trend and this would adversely affect our future business and cash flow generated from operations.

     Additionally, references in this document to pro forma EBITDA reflect our estimates of annualized synergies from our acquisitions of Frame-n-Lens and New West. We expect to realize these synergies through:

          * eliminating duplicate expenses through consolidation of manufacturing and administrative facilities, and
          *  reducing our purchasing costs.

We estimate our cost savings and reductions to be $7.5 million on a pro forma basis for the nine-month period ended October 3, 1998. These synergies do not, however, include anticipated cost savings from our expected reduced purchasing costs. As of the date of this Prospectus, we have begun to realize a portion of the possible cost-savings through consolidated purchasing contracts and the closing of the Portland, Oregon facility. We cannot assure you, however, that we will be able to achieve all of our estimated costs savings or reductions within our estimated time frame, if at all. You should therefore not place undue reliance on these estimates. Moreover, the costs of achieving these synergies may exceed our estimates.

LACK OF COMBINED OPERATING HISTORY AND INTEGRATION OF ACQUISITIONS - OUR
FUTURE PROSPECTS DEPEND IN LARGE PART ON OUR ABILITY TO INTEGRATE
THREE FORMERLY SEPARATE BUSINESS.

     Vista, Frame-n-Lens and New West do not have a consolidated operating history. Our future operating results will depend in large part on our ability to integrate the acquired businesses with our existing business. Even though we intend to operate as an integrated entity, we cannot assure you that our integration of Frame-n-Lens and New West or future acquisitions will be successful or that we will realize the anticipated strategic benefits of these acquisitions. Our failure successfully to integrate acquired companies may adversely affect our business, results of operations or financial condition.
The assimilation of acquired businesses, including Frame-n-Lens and New West, requires us to incur certain non-recurring expenditures. We cannot assure you that the acquired operations will be sufficiently profitable to offset these costs, or that the acquisitions will not adversely affect the operations of the acquired companies or our own historical business.


                                  18

EFFECTIVE AND STRUCTURAL SUBORDINATION OF NOTES - THE NOTES WILL BE
UNSECURED.  YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES WILL RANK
EQUALLY WITH CLAIMS OF OUR OTHER UNSECURED, UNSUBORDINATED CREDITORS,
AND WILL BE JUNIOR TO OUR BORROWINGS UNDER OUR CREDIT FACILITY AND
POSSIBLY ALL OF OUR FUTURE BORROWINGS.

     These notes will be our general unsecured obligations, and will not be secured by any of our or our subsidiaries' assets. Your right of payment under these notes will rank equally with all of our unsubordinated indebtedness, and will rank senior to all of our subordinated indebtedness. These notes will also be effectively subordinated to all of our secured indebtedness to the extent of the assets securing that indebtedness.

     Our indebtedness under our new credit facility is secured by liens against substantially all of our assets. In the event of a default on our secured indebtedness, or a bankruptcy, liquidation or reorganization of the Company and our subsidiaries, these assets will be available to satisfy obligations with respect to the secured indebtedness before they can be used to satisfy our obligations under the notes.

EFFECTIVE AND STRUCTURAL - SUBORDINATION OF GUARANTEES THE GUARANTEES
WILL BE UNSECURED.  YOUR RIGHT TO PAYMENT UNDER THE GUARANTEES WILL
RANK EQUALLY WITH CLAIMS OF THE GUARANTORS' OTHER UNSECURED,
UNSUBORDINATED CREDITORS, AND WILL BE JUNIOR TO THEIR EXISTING SECURED
BORROWINGS, INCLUDING UNDER OUR CREDIT FACILITY, AND POSSIBLY TO ALL
OF THEIR FUTURE BORROWINGS.

     These notes will be unconditionally guaranteed by some of our current and future subsidiaries. The guarantees will be general unsecured obligations of the guarantors, and will not be secured by any of their assets. Your right of payment under the guarantees will rank equally with all unsubordinated indebtedness of the guarantors and will rank senior to their subordinated indebtedness. The guarantees will also be effectively subordinated to all of the guarantors' secured indebtedness to the extent of the assets securing that indebtedness.

COMPETITION - OUR INDUSTRY IS HIGHLY COMPETITIVE.

     We compete with department stores and other optical chains and retail stores, some of which have greater financial resources than we.
Wal-Mart has an in-house optical division that also operates vision centers in Wal-Mart stores. We believe these Wal-Mart operated vision centers are generally located in trading areas where we do not operate.

                                  19

DEPENDENCE ON KEY PERSONNEL - WE DO NOT HAVE EMPLOYMENT AGREEMENTS WITH
KEY MANAGEMENT.  THE DEPARTURE OF KEY EXECUTIVES COULD ADVERSELY
AFFECT OUR BUSINESS.

     We depend on the continuing efforts of our executive officers and senior management, including individuals who have joined us as a result of our recent acquisitions. The departure of these individuals in significant numbers could adversely affect our business and prospects if we are unable to attract and retain qualified replacements. As a matter of policy, we do not enter into employment agreements with any personnel, including key executive officers and management. However, we offer our executives and management bonus and stock-based incentives related to our performance.

AVAILABILITY OF OPTOMETRISTS AND OPTICAL PROFESSIONALS - FAILURE TO HAVE
INDEPENDENT VISION CARE PROFESSIONALS AVAILABLE IN OR NEAR OUR VISION
CENTERS WOULD ADVERSELY AFFECT OUR ABILITY TO WIN MANAGED CARE AND
HOST STORE CONTRACTS, AND COULD PREVENT US FROM OPERATING IN SOME
STATES.

     Our business and marketing strategies emphasize the availability of independent optometrists in close proximity to our vision centers.
Typically, a licensed optometrist occupies a space in or adjacent to each of our stores. Additionally, our agreement with Wal-Mart requires us to make optometrists available at least 48 hours per week if permitted by law. Some states require that licensed opticians be present when eyeglasses or contact lenses are fitted or dispensed.
Any difficulties or delays in securing the services of such optical professionals could adversely affect our business and our relationship with our host stores. Consequences of difficulty or delay could include:

       * termination of our host store licenses for those vision centers, and
       * imposition of legal sanctions against us, including closure of vision centers without licensed professionals.

  See "Business - Optometrists."

REGULATION - FEDERAL AND STATE GOVERNMENTS EXTENSIVELY REGULATE THE
HEALTH CARE AND INSURANCE INDUSTRIES.  A FINDING THAT WE HAVE VIOLATED
EXISTING REGULATIONS, OR FUTURE ADVERSE CHANGES IN THOSE REGULATIONS,
COULD NEGATIVELY AFFECT OUR BUSINESS AND ITS PROSPECTS.

     Both federal and state governments extensively regulate the delivery of health care, including relationships among health care providers such as optometrists and eyewear providers like us. Many states prohibit business corporations from practicing medicine or controlling the medical judgments or decisions of physicians. States often also prohibit certain financial arrangements, such as splitting fees with physicians. The legality of our relationships with opticians and independent optometrists has been and may continue to be challenged from time to time. Regulations vary from state to state and are enforced by both courts and regulatory authorities, each with broad discretion. A ruling that we have violated these laws could, for example, result in:

     *  censure,
     *  delicensing of optometrists,
     * civil or criminal penalties, including large civil monetary penalties,
     * invalidation or modification of our agreements with optometrists and opticians, or
     *  an order requiring us to change our business practices.

     These consequences could have an adverse effect on our business.
Also, changes in our relationships with independent optometrists and opticians could adversely affect our relationship with Wal-Mart or our other host stores.

     The fraud and abuse provisions of the Social Security Act and anti-kickback laws and regulations adopted in many states prohibit soliciting, paying, receiving or offering any compensation for making, or to cause someone to make, certain referrals of patients, items or services. The Social Security Act also imposes significant penalties for false or improper Medicare and Medicaid billings. Many states have adopted similar laws applicable to any payor of health care services. In addition, the Stark Self-Referral Law restricts referrals for Medicare or Medicaid covered services where the referring physician has a financial relationship with the service provider. In some cases, the rental of space constitutes a financial relationship under this law. Many states have adopted similar self-referral laws which are not limited to Medicare or Medicaid reimbursed services. Violations of these laws may result in:

        * substantial civil or criminal penalties, including double and treble civil monetary penalties, and
        * in the case of federal laws, exclusion from the Medicare and Medicaid programs.

     Such exclusions and penalties, if applied to us, could have a material adverse effect on our business. See "Business - Government
Regulation."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS - OUR SUCCESS INCREASINGLY
DEPENDS ON OUR ABILITY TO DEVELOP AND MAINTAIN RELATIONSHIP WITH
MANAGED VISION CARE PROVIDERS.

     An increasing percentage of patients receive health care coverage through managed care payors. As this trend continues, our success will increasingly depend on our ability to negotiate contracts with health maintenance organizations ("HMOs"), employer groups and other private third party payors. We cannot assure you that we will be able to establish or maintain satisfactory relationships with managed care and other third party payors. Many managed care payors have existing provider structures in place that they may be unable or unwilling to change. Our inability to enter into such arrangements in the future could materially adversely affect our business.

     We have established a network of optometrists and other providers located in or adjacent to our stores in order to enhance our ability to contract with managed care payors for both professional services and retail eyewear supplies. Managed care contracts include a variety of reimbursement methods, such as capitation (or risk basis) and fee for service. Our contracts with managed care companies on the one hand, and with networks of optometrists and other providers on the other, are subject to federal and state regulations, for example:

     INSURANCE LICENSURE. Most states impose strict licensure requirements on companies that engage in the business of insurance, including health insurance companies and HMOs. Many licensing laws mandate strict financial and other requirements which we may not be able to meet, were we deemed to be an engaging in the business of insurance. Additionally, the licensure process can be lengthy and time consuming.

     ANY WILLING PROVIDER LAWS.   Some states require managed care payors
to include any provider who is willing to abide by the terms of the payor's contracts.  Some states also prohibit termination of providers

                                  21

without cause.  Other states are considering similar requirements.
Such laws limit our ability to develop effective managed care provider networks.

     ANTITRUST LAWS. A range of antitrust laws apply to us and our provider network. These laws prohibit anti-competitive conduct, including:

        *  price-fixing,
        *  concerted refusals to deal, and
        *  divisions of markets.

     We cannot assure you that our operations will not be challenged on antitrust grounds in the future. See "Business - Government
Regulation."


UNCERTAINTIES REGARDING HEALTHCARE REFORM - PROPOSED REFORMS MAY AFFECT
OUR BUSINESS.

     There have been numerous reform initiatives at the federal and state levels relating to the payment for and availability of healthcare services. We believe that such initiatives will continue for the foreseeable future. If adopted, some of these reforms could adversely affect our business.


DEPENDENCE ON THIRD-PARTY REIMBURSEMENT - WE RELY ON THIRD PARTIES TO
PAY MANY OF OUR CUSTOMER'S COSTS.

     A significant portion of medical care in the United States is funded by government and private insurance programs, such as Medicare,
Medicaid and corporate health insurance plans.  According to government projections, more medical beneficiaries who are significant consumers of eye care services will enroll in managed care
organizations.  Governmental and private third party payors are trying to contain medical costs by:

     *  lowering reimbursements,
     * imposing use restrictions and risk-based compensation arrangements,
     *  redesigning benefits, and
     *  exploring more cost-effective methods of health care delivery.


     These cost containment efforts may lead to limitations or reductions in reimbursement for eye care services, which would adversely affect our future sales. Additionally, some reimbursement programs require collection of amounts by the Company. Our inability to fully collect reimbursable amounts could adversely affect cash flow generated from operations.

MEDICAL AND TECHNOLOGICAL CHANGES - NEW ADVANCES MAY REDUCE THE NEED FOR
OUR PRODUCTS OR ALLOW OTHER MANUFACTURERS TO PRODUCE EYEWEAR AT LOWER
COST THAN WE CAN.

     Corneal refractive surgery procedures such as radial-keratotomy and photo-refractive keratectomy may change the demand for our products.
The development of new drugs may have a similar effect. Technological advances such as wafer technology and lens casting may make our current lens manufacturing method uncompetitive or obsolete. Such medical and technological advances may have a material adverse effect on our operations.

                                  22

ACQUISITIONS - FAILURE TO IDENTIFY SUITABLE ACQUISITION TARGETS, OR THE
COSTS AND DIFFICULTIES OF ACQUIRING AND INTEGRATING EXISTING
BUSINESSES COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND
COMPETITIVENESS.

     From time to time we may consider growth through opportunistic acquisitions. We will evaluate possible acquisitions on a case-by-case basis. We cannot assure you that we will successfully identify or conclude any acquisitions. Even if we acquire another business, the integration of that business into our operations may create substantial costs, delays, or other problems. Acquisitions may also expose us to particular risks, for example:

     *  diversion of management attention,
     *  assumption of liabilities, and
     *  amortization of goodwill and other acquired intangible assets.

     These impacts could materially and adversely affect our financial condition or results of operations. Depending on the value and nature of the consideration we pay, acquisitions may adversely affect our liquidity. In making acquisitions, we may compete with other bidders, some of which will have greater financial resources than we do. We anticipate that we will finance future acquisitions through cash on hand, issuance of common stock, and borrowings under our new credit facility. The indenture and our new credit facility limit our ability to issue equity or incur indebtedness to finance acquisitions. See
"Management's Discussion and Analysis of Financial Condition and
Results of Operations - Liquidity and Capital Resources," "Business,"
"Description of New Credit Facility" and "Description of the Notes
Certain Covenants."


MEXICAN AND FOREIGN OPERATIONS - OPERATING IN OTHER COUNTRIES PRESENTS
SPECIAL RISKS THAT MAY AFFECT OUR RESULTS OF OPERATIONS.

     Our Mexican operations face risks substantially similar to those we face in our Wal-Mart stores, including dependence on the host store and limits on expansion. We cannot assure you that our Mexican operations will be able to attain profitability.

     Our foreign operations expose us to all of the risks of investing and operating in foreign countries generally, including:

        *  differing regulatory, political and governmental environments,
        *  currency fluctuations,
        *  high inflation,
        *  price controls,
        *  restrictions on profit repatriation,
        *  generally lower per capita income and spending levels,
        *  import duties and value-added taxes, and
        *  difficulties of cross-cultural marketing.

  See "Business - Mexican Operations."

                                  23

ANTI-TAKEOVER PROVISIONS - OUR ARTICLES OF INCORPORATION AND BY-LAWS
CONTAIN PROVISIONS WHICH MAKE IT MORE DIFFICULT TO EFFECT A CHANGE IN
CONTROL OF THE COMPANY.

  These include provisions:

     * authorizing the issuance of preferred stock without shareholder approval,
     * requiring a supermajority shareholder vote in certain circumstances,
     *  restricting who may call a special meeting of shareholders,
     * permitting our Board of Directors to consider constituencies in addition to the shareholders, and
     * requiring shareholders to comply with certain procedures in connection with any shareholder proposals or director nominations.

     In addition, our Board of Directors has adopted a Shareholders'
Rights Agreement which entitles common stockholders to purchase our Series A Participating Cumulative Preferred Stock if a third party acquires beneficial ownership of 15% or more of our common stock. Our stockholders may also purchase the stock of an acquiring person (as defined in the agreement) at a discount upon the occurrence of certain triggering events. These provisions of our Articles of Incorporation and By-Laws, and the Shareholders' Rights Agreement, could discourage tender offers or other transactions that would result in shareholders receiving a premium over the market price for our common stock.


YEAR 2000 COMPLIANCE - OUR COMPUTER SYSTEMS ARE BEING UPGRADED, BUT THE
YEAR 2000 PROBLEM MAY PRESENT RISKS THAT WE HAVE NOT YET IDENTIFIED.

     The majority of our internal information systems are currently Year
2000 compliant or being replaced with fully compliant new systems.  We have identified approximately 300 point of sale systems that require hardware upgrades to be Year 2000 compliant, of which we had replaced
280 as of October 3, 1998.   We expect to complete our new system
modifications by the end of the third quarter of 1999.  We will use internal and external resources to reprogram, replace, and test software for Year 2000 compliance.  We expect to spend approximately
$1.1 million on Year 2000 compliance projects, including software and hardware changes.  Our estimate is based on numerous assumptions about the continued availability of certain resources, third party modification plans and other factors.  We cannot guarantee that these assumptions will hold, and the actual costs and results of our Year
2000 compliance efforts could differ materially.  Hardware and new software purchases will be capitalized as incurred and amortized over three years.

     We deal with many vendors, financial institutions and managed care organizations that use information systems to capture and transmit transactions. We are coordinating our Year 2000 compliance efforts with these organizations. The estimated future cost of this transition is minimal. We cannot assure you that these organizations will make their systems Year 2000 compliant. The failure of these organizations, particularly any managed care payors, to become Year
2000 compliant could have a material adverse effect on us.


LIMITATIONS ON REPURCHASE OF NOTES UPON CHANGE OF CONTROL - WE MAY NOT
HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF
CONTROL REPURCHASE CONTEMPLATED BY THE INDENTURE.

     Upon certain changes of control, holders of the notes have the right to require us to repurchase all or a portion of the notes. See
"Description of the Notes - Change of Control." If a change of control occurs, we cannot assure you that we will have sufficient funds to repurchase all of the notes tendered. Our failure to repurchase tendered notes would be an event of default under the indenture.

Changes of control are also restricted by, and constitute a default under, our credit facility, as well as under other loan, credit and security agreements. If the lenders under our credit facility or any other secured lenders accelerate our obligations due to a default, they would have a priority claim to the proceeds from the sale of our assets securing such indebtedness.


FRAUDULENT CONVEYANCE - FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER
SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO
RETURN PAYMENTS RECEIVED FROM THE GUARANTORS.

     If any guarantor receives less than reasonably equivalent value in exchange for its guarantees, any liabilities or payments under its guarantee could be avoided under federal or applicable state fraudulent transfer laws, regardless of whether it was subject to any bankruptcy or insolvency proceedings. In particular, to the extent that any guarantor becomes liable for any of our obligations, the relevant guarantee could be voided if the guarantor, at the time it incurred the indebtedness evidenced by the guarantee,

     * received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee,
     *  was or became insolvent by reason of such incurrence,
     * was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or
     * intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they matured.

     If any guarantees are avoided, the noteholders could lose the benefit of the guarantees, and could also be required to return to the guarantors the amount of any payment or other property received in respect of the notes.

     The indenture requires that certain of our future subsidiaries guarantee the notes. If certain bankruptcy or insolvency proceedings are initiated by or against these new subsidiaries within 90 days (or, possibly, one year) after they issue a guaranty or if any guarantor incurs obligations under its guarantees in anticipation of insolvency, all or a portion of the affected guarantees could be avoided as a preferential transfer under federal bankruptcy or applicable state law. In addition, a court could require holders to return all payments made under any such guarantees within such 90 day period (or, possibly, one year) as preferential transfers.

      The measures of insolvency under these fraudulent transfer laws will depend upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     * the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets,
     * the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or
     *  it could not pay its debts as they become due.

     We do not believe that any guarantor, as a result of the issuance of the guarantees,

     * will be insolvent or rendered insolvent under the standards described above,
     * will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital, or
     * will have debts beyond its ability to pay such debts as they mature.

     These beliefs are based on the guarantors' operating history and net worth, as well as our analysis of their internal cash flow projections and estimated assets and liabilities at the time of this offering. A court could, however, decide these issues differently.

CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON
TRADING MARKET FOR OUTSTANDING NOTES - YOU MAY NOT BE ABLE TO SELL THE
NOTES YOU HOLD IF YOU DO NOT EXCHANGE THEM IN THIS OFFER.

     If you hold outstanding notes and do not exchange them in this offer, you will remain subject to the transfer restrictions applicable to the outstanding notes and reflected in their legend. We issued the outstanding notes under exemptions from the registration requirements of the Securities Act and applicable state securities laws. In general, holders of the outstanding notes may not offer or sell them unless they are exempt from registration or registered under the Securities Act and applicable state laws. We have agreed, in certain circumstances, to file a shelf registration statement covering resales of the outstanding notes. Except in those circumstances, we do not intend to register the outstanding notes under the Securities Act.
After consummation of this exchange offering, we will have no further obligation to do so.

     If you tender outstanding notes in this exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the exchange offer, it is expected that the aggregate principal amount of the outstanding notes will decrease substantially. As a result, it is unlikely that a liquid trading market will exist for the outstanding notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the outstanding notes. See "The
Exchange Offer" and "Description of the Exchange Notes - Registration
Rights Agreement; Penalty Interest".


ABSENCE OF PUBLIC MARKET FOR THE NOTES - YOU CANNOT BE SURE THAT AN
ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

     There is no existing market for the exchange notes. We cannot assure you that any market that may develop for the notes will be liquid or that you will be able to sell your exchange notes. In addition, we cannot offer assurances as to the price at which you would be able to sell the notes. Future trading prices of the exchange notes will depend on many factors, including, for example:

     *  prevailing interest rates,
     *  our operating results, and
     *  the market for similar securities.

      We do not intend to list the exchange notes on any securities exchange or the NASDAQ National Market. The initial purchasers have informed us that they currently intend to make a market in these notes

after this exchange offering is completed. However, the initial purchasers may discontinue their market-making activities at any time without notice. The Securities Act and the Exchange Act will limit this market-making activity. The outstanding notes are eligible for trading in the Private Offerings, Resale and Trading through Automated
Linkages (PORTAL) market. Although we intend to have them designated for trading in the PORTAL market, the exchange notes offered by this prospectus will constitute a new issue of securities with no established trading market. If a trading market does not develop, you may experience difficulty in reselling these exchange notes or may be unable to sell them.

                                  27

                       THE NEW WEST ACQUISITION

     On July 13, 1998, Vista and NW Acquisition Corp. entered into the
Merger Agreement with New West, which was amended on October 5, 1998.
Pursuant to the merger agreement, Vista acquired all of the outstanding common stock, and options and warrants to acquire common stock, of New West for $11.50 per share, or approximately $68.3 million in the aggregate (including the assumption of approximately
$2.5 million of indebtedness). To effect the New West Acquisition, Vista commenced a cash tender offer for all of the shares of common stock of New West on July 20, 1998 (as amended from time to time, the "Tender Offer"). The Tender Offer was conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Tender Offer at least 51% of the outstanding shares of common stock of New West.

     The Tender Offer closed on October 23, 1998.  After the closing of
Tender Offer, Vista caused New West to be merged with its acquisition subsidiary and for each remaining share of common stock of New West to be converted into $11.50 in cash as a result thereof. This merger was approved under the Delaware General Corporation Law by the directors of Vista without a separate vote of the stockholders of New West because Vista held 90% or more of the outstanding common stock of New
West as a result of the Tender Offer.

     Control of New West was acquired upon the closing of the Tender
Offer, which occurred on October 23, 1998. Accordingly, all information regarding the Company contained herein assumes completion of the acquisition of New West. See "Risk Factors - Possible Non-
Consummation of the New West Acquisition" and "Description of the Notes - Special Redemption."


                                  28

                            USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the notes, we will receive outstanding notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except as described in "The Exchange Offer Terms of the Exchange Offer". The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Therefore, issuance of the exchange notes will not result in any increase in our outstanding debt.


                            CAPITALIZATION

     The following table sets forth our capitalization as of October 3, 1998, on an actual basis and on a pro forma basis to reflect the sale of the outstanding notes, the Frame-n-Lens acquisition, the New West acquisition, and the new credit facility and the application of the net proceeds therefrom. This table should be read in conjunction with the "Selected Consolidated Financial and Other Data," the "Unaudited
Pro Forma Condensed Consolidated Financial Data" and the Consolidated
Financial Statements, including the notes thereto.


                                                                  As of October 3, 1998
                                                                  ---------------------
                                                                   Actual     Pro Forma
                                                                  --------    ---------
                                                                     (in thousands)

 Long-term debt, including current maturities:
   Existing Credit Facility...................................   $ 52,000     $
   New Credit Facility .......................................                   5,000
   Notes offered hereby, net of discount......................                 123,580
   Other debt(a) .............................................      7,579        8,188
                                                                 --------     --------
      Total long-term debt, including current maturities ....      59,579      136,768
                                                                 --------     --------
 Shareholders' equity:
   Preferred Stock ..........................................
   Common Stock .............................................         212          212
   Additional paid-in capital................................      46,634       46,634
   Retained earnings ........................................       3,640        3,640
   Cumulative foreign currency exchange rate translation.....      (4,073)      (4,073)
                                                                 --------     --------
      Total shareholders' equity ............................      46,413       46,413
                                                                 --------     --------
           Total capitalization  ............................    $105,992     $183,181
                                                                 ========     ========

__________

(a) Other debt consists of deferred purchase price obligations and other amounts due to shareholders in connection with the Frame-n-Lens acquisition, as well as fixed payment amounts related to the ELI transaction (as defined) and capital leases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" and Note 6 to Vista Consolidated Financial Statements.
                          THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On October 8, 1998, we sold the outstanding notes to Schroder & Co., Inc., First Union Capital Markets and NationsBanc Montgomery Securities LLC. These initial purchasers sold the outstanding notes to certain institutional investors in reliance on Rule 144A and Regulation D promulgated by the SEC under the Securities Act. When we sold the outstanding notes, we and our subsidiary guarantors signed a Registration Rights Agreement for the benefit of holders of outstanding notes. Under that agreement we agreed:

          (1) to file a registration statement with respect to an offer to exchange the outstanding notes for senior debt securities with substantially identical terms within 120 days after we originally issued the outstanding notes, and

          (2) to use our best efforts to cause the registration statement to become effective under the Securities Act within 180 days after the issue date.

   We also agreed that if:

          * applicable law or SEC staff interpretations do not permit us to effect the exchange offer,
          * the exchange offer is not consummated within 210 days after the date we initially issued the outstanding notes,
          * the initial purchasers request, with respect to outstanding notes not eligible for exchange in the exchange offer,
          * any holder of outstanding notes is not eligible to participate in the exchange offer, or
          * any holder of outstanding notes would not receive freely tradable exchange notes in the exchange offer,

then, we and our subsidiary guarantors would, at our expense:

          (1) promptly file a shelf registration statement permitting periodic resales of the outstanding notes,
          (2)  use our best efforts to cause the shelf
               registration statement to become effective, and
          (3)  use our best efforts to keep the shelf
               registration statement current and effective until the second anniversary of the date we initially issued the outstanding notes, unless all the notes are sold under the shelf registration statement in a shorter timeframe.

The interest rate on the outstanding notes will increase under certain circumstances if we do not comply with our obligations under the Registration Rights Agreement. See "Registration Rights."

     Each holder of outstanding notes who wishes to exchange them in the exchange offer will be required to make certain representations to us. These include representations that the holder:

     (1) will acquire the exchange notes in the ordinary course of its business,
     (2) has no arrangement with any person to participate in the distribution of the exchange notes, and
     (3) (a) is not our "affiliate," as defined in Rule 405 of the Securities Act, or,

          (b)  if the holder is our affiliate, it will
          comply with the registration and prospectus delivery requirements of the Securities Act.

See "Description of the Exchange Notes -- Registration Rights
Agreement; Penalty Interest."

Resale of Exchange Notes

We believe that holders of exchange notes issued in the exchange offer may generally offer them for resale, resell and otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act. Our belief is based on existing SEC staff interpretations and is subject to the exceptions and qualifications described in "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

We will accept for exchange all outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., Atlanta, Georgia time, on the date this offer expires. The initial expiration date will be ______________, 1999. We may extend the exchange offer in our discretion. We will only accept outstanding notes that are tendered in compliance with this Prospectus and the terms of the letter of transmittal. You must tender outstanding notes in $1,000 multiples. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 in principal amount of outstanding notes tendered and accepted for exchange.

The form and terms of the exchange notes will be substantially the same as those of the outstanding notes, except that the exchange notes will be registered under the Securities Act. Accordingly, the exchange notes will not bear legends restricting their transfer. The terms of the exchange notes will also not include certain registration rights and penalty interest provisions applicable to the outstanding notes. The exchange notes will evidence the same debt as the outstanding notes. We will issue the exchange notes under the same indenture as the outstanding notes. The indenture treats the exchange notes and the outstanding notes as a single class of debt securities. The exchange notes and the outstanding notes will be entitled to the same benefits under the indenture.

     We are not conditioning this exchange offer upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. Holders of outstanding notes will not have any appraisal or dissenters' rights in connection with the exchange offer.

     As of the date of this Prospectus, we have issued $125,000,000 in principal amount of the outstanding notes, all of which remain outstanding. We are sending this Prospectus, together with the letter of transmittal, to all registered holders of outstanding notes. We will not fix a record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the Registration Rights Agreement, the applicable requirements of the Securities and Exchange Act, and the rules and regulations of the SEC. Any outstanding notes not exchanged in the exchange offer will remain valid and continue to accrue interest. Holders of such notes will remain entitled to the rights and benefits of the indenture and the Registration Rights Agreement.

     We will be deemed to have accepted tendered outstanding notes for exchange only when, as, and if we so notify State Street Bank and

Trust Company, the exchange agent, and have complied with the Registration Rights Agreement. We will deliver the exchange notes to State Street Bank and Trust Company, as agent for the tendering holders.

     Except for certain taxes, we will generally pay all charges and expenses in connection with the exchange offer. Tendering note holders will not be required to pay brokerage commissions or fees or, in most cases, transfer taxes, with respect to the exchange of their outstanding notes in the exchange offer. See "The Exchange Offer -- Fees and Expenses."

     If, for any reason, we do not accept any tendered outstanding notes for exchange, we will return them, without expense to the tendering holder, as soon as practical after the expiration or termination of the exchange offer.

EXTENSIONS; AMENDMENTS; TERMINATION

     We may extend the exchange offer by notice to the exchange agent. If we extend the exchange offer, we will notify the registered holders of outstanding notes. We may extend the offer until 9:00 a.m., Atlanta, Georgia time, on the business day after the offer is scheduled to end. During any extension, we may continue to accept for exchange any previously tendered outstanding notes that have not been withdrawn.

     We reserve the right, in our sole discretion to:

        (1)  delay our acceptance for exchange of any outstanding notes,
        (2)  extend the exchange offer,
        (3) terminate the exchange offer if any of the conditions described in "The Exchange Offer -- Conditions" are not satisfied, or
        (4)  amend the terms of the exchange offer in any manner.

We may delay acceptance, extend or terminate the exchange offer by notice to the exchange agent. We will also notify the registered holders of outstanding notes of any delay in acceptance, extension, termination, or amendment as promptly as practicable. If we amend the exchange offer in a way we consider material, we will distribute a prospectus supplement to the registered holders. Depending upon the significance of the amendment and the means we choose to notify registered holders, we may extend the exchange offer, if we deem necessary, to allow registered holders time to consider the effect of the amendment.

INTEREST ON THE EXCHANGE NOTES

     As with the outstanding notes, we will pay interest on the exchange notes at an annual rate of 12 3/4%. We will pay accrued interest semi-annually, on April 15 and October 15. We will make our first interest payment on April 15, 1999. The first payment will include interest from the date we initially issue the exchange notes, plus any accrued interest on the outstanding notes for the period from their initial issue through the date of exchange. Once we issue the exchange notes, interest will no longer accrue on outstanding notes accepted for exchange.
CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept any outstanding notes for exchange, or to issue any exchange notes, and we may terminate the exchange offer before we accept any outstanding notes for exchange, if:

          (1) any person sues, or threatens to sue, in any forum with respect to the exchange offer and, in our sole judgment, the suit might materially impair our ability to proceed with the exchange offer,
          (2) a government proposes, adopts or enacts any law, statute, rule or regulation, or the SEC staff interprets any existing law, statute, rule or regulation in a way that, we believe, in our sole judgment, might materially impair our ability to proceed with the exchange offer, or
          (3) we do not receive any governmental approval that we, in our sole discretion, deem necessary to complete the exchange offer.

     These conditions are for our sole benefit. We may assert or waive them as, when, and if we choose, in our sole discretion. Our exercise or delay in exercising any of these rights does not mean we have waived any of them. Each of these rights is an ongoing right which we may assert at any time and from time to time.

     In addition, we will not accept any outstanding notes for exchange, and we will not issue any exchange notes, if the SEC has threatened or issued a stop order with respect to:

          * the Registration Statement of which this Prospectus is a part, or
          * the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     You may only tender outstanding notes held by you in the exchange offer. To tender in the exchange offer, you must complete, sign, and date the letter of transmittal or a facsimile of the letter of transmittal. Under certain circumstances described in the letter of transmittal, you must have your signature guaranteed. You must mail or deliver the letter of transmittal to the exchange agent before 5:00 p.m., Atlanta, Georgia time, on the day the offer expires. In addition, either

          (1) you must deliver your outstanding notes to the exchange agent with your letter of transmittal,
          (2) the Depository Trust Company must confirm to the exchange agent that the outstanding notes have been transferred by book entry into the exchange agent's account with Depository Trust Company, or
          (3) you must comply with the guaranteed delivery procedures.

We discuss the procedures for book entry transfer and guaranteed delivery below.

     THE EXCHANGE AGENT MUST RECEIVE THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS BEFORE 5:00 P.M., ATLANTA, GEORGIA TIME, ON THE
DATE THE OFFER EXPIRES. OTHERWISE, WE WILL NOT CONSIDER YOUR NOTES TO
BE PROPERLY TENDERED AND WE WILL NOT ACCEPT THEM FOR EXCHANGE. The exchange agent's address is printed on page 37 of this Prospectus.

     By tendering and not withdrawing outstanding notes before the exchange offer expires, you agree to the terms and conditions described in this Prospectus and the letter of transmittal.

     YOU ARE RESPONSIBLE FOR CHOOSING HOW TO DELIVER YOUR OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. YOU ALONE BEAR THE RISK OF NON-DELIVERY OR LATE DELIVERY. DO NOT SEND YOUR LETTER OF TRANSMITTAL OR ANY OUTSTANDING NOTES TO US.

     We recommend that you use an overnight or hand delivery service instead of regular mail. In all cases, you should allow sufficient time for your tender materials to be delivered to the exchange agent before the offer expires. You may ask your broker, dealer, commercial bank, trust company or other nominee to handle these formalities for you.

     If you wish to tender any outstanding notes of which you are the beneficial owner but that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must first either:

     *  arrange to re-register the outstanding notes in your name, or
     * obtain a properly completed bond power from the registered holder of the outstanding notes.

     Please note that the transfer of registered ownership may take considerable time. We cannot assure you that you will be able to re-register your outstanding notes before the exchange offer expires.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

     *  a member firm of a registered national securities exchange,
     *  a member firm of the National Association of Securities
        Dealers, Inc.,
     * a commercial bank or trust company having an office or correspondent in the United States, or
     * an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act and which is a member of a recognized signature guarantee program identified in the letter of transmittal.

The signature guarantee requirement does not apply to you if:

     * you do not check the "Special Issuance Instructions" or "Special Delivery Instructions" boxes on the letter of transmittal, or
     *  you are tendering for the account of an eligible institution.

     If the letter of transmittal is signed by anyone other than the registered holder of the tendered outstanding notes, we will only accept the notes for exchange if:

     (1)  the registered holder:
        (a) endorses the outstanding notes, or
        (b) executes a properly completed bond power, and
     (2) an eligible guarantor institution guarantees the registered holder's signature.

     If you sign a letter of transmittal or any outstanding notes or bond powers in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other fiduciary or representative, you should indicate your capacity when signing. You must provide evidence satisfactory to us of your authority to act with the letter of transmittal.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered outstanding notes in our sole discretion. Our determinations on these issues and our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. We reserve the right to reject:

     *  any outstanding notes that are not properly tendered, or
     * any outstanding notes where our acceptance would, in the opinion of our counsel, be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. We may, in our discretion, allow tendering note holders an opportunity to cure any defects or irregularities with respect to particular outstanding notes. Although we intend to notify holders of any defects or irregularities affecting their tenders, neither we, the exchange agent nor any other person shall be liable for any failure to give such notice. We will not consider a holder to have tendered outstanding notes until the holder cures or we waive any defects or irregularities. Unless the holder instructs differently in the letter of transmittal, the exchange agent will return improperly tendered outstanding notes to the tendering holder as soon as practical after the exchange offer expires.

     We will issue exchange notes only after the exchange agent timely receives:

     (1)  (a)  the tendered outstanding notes, or
          (b) confirmation that they have been transferred by book entry into the exchange agent's account at the Depository Trust Company,
     (2) a properly completed, duly executed letter of transmittal, and
     (3)  all other required documents.

If we do not accept your tendered outstanding notes for exchange for any reason, or if you submit more outstanding notes than your letter of transmittal indicates you wish to exchange, we will return the unaccepted or excess outstanding notes to you, without cost, as soon as practical after the expiration or termination of the exchange offer. If you tendered the outstanding notes by book-entry transfer, we will have the unaccepted or excess outstanding notes credited to an account maintained with the Depository Trust Company.

BOOK-ENTRY TRANSFER

     Within two days after the date of this Prospectus, the exchange agent will ask the Depository Trust Company to establish an account for purposes of receiving outstanding notes tendered in connection with the exchange offer. Any financial institution that participates in the Depository Trust Company system may deliver outstanding notes by having the Depository Trust Company transfer them by book-entry in the exchange agent's account.

     IF YOU DELIVER OUTSTANDING NOTES BY BOOK-ENTRY TRANSFER, YOU STILL MUST DELIVER THE LETTER OF TRANSMITTAL, WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT BEFORE THE EXCHANGE OFFER EXPIRES. PLEASE NOTE THAT DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY
                                               ---
TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     You may use the guaranteed delivery procedures we describe in this section if you wish to tender your outstanding notes and either:

     *  you do not have immediate access to your outstanding notes, or
     * you cannot deliver your outstanding notes, the letter of transmittal or any other required document to the exchange agent before the offer expires.

You may still tender if:

     (1)  the tender is made through an eligible institution, or
     (2) before the exchange offer expires, an eligible institution delivers a notice of guaranteed delivery (by fax, mail or hand delivery) to the exchange agent. This notice must:

          *  identify the name and address of the holder,
          * identify the registered number(s) and principal amount of the outstanding notes tendered,
          *  state that the outstanding notes are being tendered, and
          * guarantee that the eligible institution will deliver the letter of transmittal, the outstanding notes, and any other required documents to the exchange agent within three (3) New York Stock Exchange trading days after the offer expires, and
     (3) the exchange agent actually receives the letter of transmittal, the tendered outstanding notes, and all other required documents within three (3) New York Stock Exchange trading days after the offer expires. The eligible institution may deliver the outstanding notes by book-entry transfer as described in the preceding section.

     Upon request, the exchange agent will send a notice of guaranteed delivery to holders who wish to use these guaranteed delivery procedures. If you use the guaranteed delivery procedures, you must comply with them within the time period described in this section.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this Prospectus, you may withdraw your tender of outstanding notes at any time before 5:00 p.m., Atlanta, Georgia time, on the day the exchange offer expires.

     For your withdrawal to be effective, the exchange agent must receive a timely written notice of withdrawal at one of the addresses listed in the "Exchange Agent" section below. The notice of withdrawal must:

     *  identify the person who tendered the outstanding notes,
     * identify the outstanding notes to be withdrawn, including their principal amount(s), and
     * where certificates for outstanding notes have been transmitted, specify the name of the registered holder of the outstanding notes if different from the name of the withdrawing holder.

     If the exchange agent receives certificates for outstanding notes, then, before it will release the certificates, the withdrawing holder must also provide:

     (1) the serial numbers of the particular certificates to be withdrawn, and
     (2) a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is itself an eligible institution.

     If you tendered outstanding notes using the book-entry transfer procedures, we will have the outstanding notes credited to an account maintained with the Depository Trust Company. Your notice of withdrawal must specify the name and number of the account at the Depository Trust Company to which you want the withdrawn outstanding notes credited. Your notice of withdrawal must also comply with any procedures of the Depository Trust Company.

     As mentioned earlier, we reserve the right to resolve all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination on these issues will be final and binding on all parties.

     We will treat any withdrawn outstanding notes as not validly tendered, and will return them to their holder without cost, as soon as practical after withdrawal. You may re-tender any properly withdrawn outstanding notes by again following the tender procedures described in this Prospectus before the offer expires.

EXCHANGE AGENT

     We have appointed State Street Bank and Trust Company as our exchange agent for this exchange offer. You should contact the exchange agent with any questions or requests for:

     *  assistance,
     *  additional copies of this Prospectus,
     *  additional copies of the letter of transmittal, or
     *  copies of the notice of guaranteed delivery.

HOW TO CONTACT THE EXCHANGE AGENT:

 By Overnight Courier or Hand Delivery:     By Registered or Certified Mail:
 -------------------------------------      -------------------------------

     Corporate Trust Division                Corporate Trust Division
     Attn:     Kelly Mullen                  Attn:     Kelly Mullen
     Two International Place                 Two International Place
     Boston, MA  02110                       Boston, MA  02110


                             By Facsimile:
                             ------------

                            (617) 664-5290
                   (For eligible institutions only)

                         Confirm by Telephone:
                            (617) 664-5587


FEES AND EXPENSES

     We will pay the expenses of soliciting tenders. We will make the principal solicitation by mail. We may make additional solicitations by telegraph or telephone. We may also have our officers and regular employees make in-person solicitations.

     We have not retained any dealer-manager in connection with the exchange offer. We will not pay any broker-dealers or others to solicit acceptances of the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket expenses in connection with the exchange offer.

     We estimate that we will incur and pay $95,000 in cash expenses in connection with the exchange offer. These expenses include:

     *  registration fees,
     *  fees and expenses of the exchange agent and trustee,
     *  accounting and legal fees,
     *  printing costs, and
     *  related fees and expenses.

TRANSFER TAXES

     We will pay any transfer taxes imposed on the exchange of notes in the exchange offer. We will not, however, pay any transfer taxes arising for any other reason. The tendering holder will be required to pay such taxes, whether imposed on the registered holder or any other person. For example, we will not pay taxes imposed on:

     * the transfer, issuance or delivery of unexchanged outstanding notes to any person other than their registered holder, or
     * the registration of any outstanding notes or exchange notes in the name of any person other than the tendering registered holder.

If the tendering holder does not provide satisfactory evidence that it has paid or is exempt from these transfer taxes with the letter of transmittal, such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes in the exchange offer, your notes will continue to be subject to transfer restrictions, as reflected in their restrictive legends. These restrictions apply because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

      We do not plan to register the outstanding notes under the Securities Act. Based on current SEC staff interpretations, you may generally offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act. This exception to the registration and delivery requirements is

subject to the qualifications and limitations described in the "Plan of Distribution" section, which you should review carefully.

     The securities laws of certain states and other jurisdictions also prohibit the offer or sale of the outstanding notes and exchange notes unless they have been registered under those laws or are exempt from their registration requirements. We have agreed in the Registration Rights Agreement, subject to certain limitations, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of such jurisdictions if a holder of exchange notes reasonably requests in writing. We do not intend to register or qualify the outstanding notes under any such laws.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data ("Pro Forma Financial Statements") as of October 3, 1998, for the year ended January 3, 1998, and for the nine-month period ended
October 3, 1998 have been derived by the application of pro forma adjustments to the historical financial statements of Vista, Frame-n-Lens, and New West. The unaudited pro forma condensed consolidated balance sheet has been prepared to give effect to the New West acquisition, the closing of our new credit facility, and the sale of the outstanding notes as if each had occurred on October 3, 1998. The unaudited pro forma condensed consolidated statements of operations for the year ended January 3, 1998 and the nine-month period ended October 3, 1998 have been presented to give effect to the Frame-n-Lens acquisition, the New West acquisition (using the financial data for the corresponding fiscal periods of the respective companies), the closing of our new credit facility, and the sale of the outstanding notes as if each occurred at the beginning of the respective periods.

     The Pro Forma Financial Statements include pro forma data relative to the Frame-n-Lens acquisition completed July 28, 1998. Such data is incorporated in the pro forma financial statements to provide a more complete presentation of the pro forma condensed consolidated statement of operations of Vista.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable, including assumptions relating to the preliminary allocation of the consideration paid in connection with the acquisitions of Frame-n-Lens and New West to the respective assets and liabilities based on estimates of their respective fair values.

     The Pro Forma Financial Statements do not purport to represent what the Company's results would have been if the Frame-n-Lens acquisition, the New West acquisition, the closing of our new credit facility, and the sale of the outstanding notes had occurred on the date or for the periods indicated, or to project what the Company's results of operations or financial position for any future period or date will be. The Pro Forma Financial Statements should be read in conjunction with the Consolidated Financial Statements, including the notes thereto.

                                                        VISTA EYECARE, INC. AND SUBSIDIARIES

                                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                               AS OF OCTOBER 3, 1998



                                                                                                                      Pro forma
                                                           Vista      New West   Acquisition         Financing        October 3,
                                                         Historical   Eyeworks   Adjustments        Adjustments          1998
                                                         ----------  ---------  ------------       ------------      -----------
                                                                                           (dollars in thousands)
    ASSETS
    Current assets:
        Cash and cash equivalents........................$  2,408     $    397 $ (72,145) (a)       $ 123,547  (c)   $   2,207
                                                                                                      (52,000) (d)
        Accounts receivable (net)........................    8,583       2,483      (255) (a)                           10,811
        Inventories (net)................................   28,248       4,466      (445) (a)                           32,269
        Other current assets.............................    2,347         777      (180) (a)                            2,944
                                                         ---------    -------- ---------            ---------        ---------
           Total current assets..........................   41,586       8,123   (73,025)              71,547           48,231
                                                         ---------    -------- ---------            ---------        ---------

    Net property and equipment...........................   48,191      11,550      (358) (a)                           59,383
    Other assets and deferred costs (net)................    6,032          14                          5,033 (c)       11,079
    Intangible assets (net)..............................   41,756         348    63,476  (a)                          105,580
                                                         ---------    -------- ---------            ---------        ---------
           Total assets................................. $ 137,565    $ 20,035 $  (9,907)           $  76,580        $ 224,573
                                                         =========    ======== ==========           =========        =========
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
        Accounts payable................................ $  11,624    $  5,256 $                    $                $  16,880
        Accrued expenses and other current liabilities..    17,354       2,195     2,068  (a)                           21,617
        Current portion of long-term debt...............       892       1,215      (542) (a)                            1,565
                                                         ---------    -------- ----------           ---------        ---------
           Total current liabilities....................    29,870       8,666     1,526                                40,062
    Revolving credit facility ---long-term..............    52,000                                      5,000 (c)        5,000
                                                                                                      (52,000)(d)
    Long-term notes payable, net of debt discount, less
        current portion................................      6,687       1,936    (2,000) (a)         123,580 (c)      130,203
    Deferred income tax liabilities....................      2,595                                                       2,595
    Shareholders' equity:
        Preferred Stock................................                  5,460    (5,460) (b)
        Common Stock...................................        212          49       (49) (b)                              212
        Additional paid-in-capital.....................     46,634      15,746   (15,746) (b)                           46,634
        Retained Earnings (deficit)....................      3,640     (11,822)   11,822  (b)                            3,640
        Cumulative foreign currency exchange rate
          translation..................................     (4,073)                                                     (4,073)
                                                         ----------   --------  ---------           ---------        ---------
           Total shareholders' equity..................     46,413       9,433    (9,433)                               46,413
                                                         ----------   --------  ---------           ---------        ---------
           Total liabilities and shareholders' equity..  $ 137,565    $ 20,035  $ (9,907)           $  76,580        $ 224,273
                                                         =========    ========  =========           =========        =========

                  VISTA EYECARE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED BALANCE SHEET
                        (dollars in thousands)

(a) The Pro Forma Financial Statements include information concerning the following acquisitions:

     NEW WEST ACQUISITION. On October 23, 1998, the Company acquired all the outstanding common stock and common stock equivalents of New West. The New West Acquisition will be accounted for as a purchase, with the excess purchase price over the fair value of the net assets acquired allocated to goodwill. Goodwill has been estimated to be $63,476 and will be amortized over 30 years. A summary of the purchase price and the related purchase allocation follows:

                   AGGREGATE PURCHASE PRICE


 Cash paid at closing  ..............................        $ 65,778
 Financial, accounting, legal and other direct
   acquisition costs ................................           3,825
 Cash paid to extinguish line of credit .............           2,542
                                                             --------
           Aggregate purchase price..................        $ 72,145
                                                             ========

            PRELIMINARY ALLOCATION OF PURCHASE PRICE

 Aggregate purchase price: ..........................        $ 72,145
   Less net book value of assets acquired............         (11,975)
                                                             --------
 Excess of cost over the net book value of assets
   acquired  ........................................          60,170
 Adjustments to record assets and liabilities at
   fair market value:
   Accounts receivable ..............................             255
   Inventory ........................................             445
   Other Current Assets..............................             180
   Property, Plant and Equipment.....................             358
   Current Liabilities, including severance costs....           2,068
                                                             --------
           Total adjustments ........................           3,306
                                                             --------
   Goodwill  ........................................        $ 63,476
                                                             ========
     FRAME-N-LENS ACQUISITION. On July 28, 1998, the Company acquired all the outstanding capital stock of Frame-n-Lens.
The Frame-n-Lens Acquisition is being accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired to be allocated to goodwill. Goodwill is $25,961 and will be amortized over 30 years.

     The results of operations for Frame-n-Lens after the date of acquisition are included in the consolidated results of operations for Vista. Financial information for Frame-n-Lens included in the unaudited pro forma condensed consolidated statements of operations as of October 3, 1998 reflects only the periods prior to the Frame-n-Lens acquisition.


                VISTA EYECARE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA
             CONDENSED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                        (dollars in thousands)

(b) Represents elimination of historical equity balances of New West.

(c) Reflects the issuance of the outstanding notes and the new credit facility:

 Issuance of the outstanding notes, net of discount...       $ 123,580
 New Credit Facility .................................           5,000
 Fees and expenses ...................................          (5,033)
                                                             ---------
                                                             $ 123,547
                                                             =========

(d) Reflects the repayment of outstanding balances under, and termination of, the existing credit facility.


                                     VISTA EYECARE, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED JANUARY 3, 1998



                                                                  Frame-n-  New West   Acquisition    Financing
                                                       Vista        Lens    Eyeworks   Adjustments   Adjustments   Pro Forma
                                                     ----------  ---------- --------  ------------  ------------   ---------
                                                                                 (dollars in thousands)
Net sales...........................................  $ 186,354   $ 78,371   $ 49,212   $            $               $ 313,937
Cost of goods sold..................................     86,363     28,632     24,253     5,707  (a)
                                                                                         (2,648) (b)                   142,307
                                                       --------   --------   --------   --------     ---------       ---------

Gross Profit........................................     99,991     49,739     24,959    (3,059)                       171,630
Selling, general, and administrative
   expenses.........................................     89,156     49,783     23,641    (5,707) (a)                   153,205
                                                                                         (6,649) (c)
                                                                                          2,981  (d)
                                                       --------   --------   --------   -------       --------       ---------
Operating Income (loss).............................     10,835        (44)     1,318     6,316                         18,425
Interest expense, net...............................      1,568        804         56      (533) (e)    16,475 (g)      18,593
                                                                                            223  (f)
Other expense (Income), net.........................        (14)                                                           (14)
                                                       --------   --------   --------   -------      ---------       ---------
Income (loss) before income taxes                         9,281       (848)     1,262     6,626        (16,475)           (154)
Provision (benefit) for income taxes................      3,708                  (547)    3,843  (h)    (6,590) (h)        414
                                                       --------   --------   --------   -------      ---------       ---------
Net Income (loss)...................................  $   5,573   $   (848)  $  1,809   $ 2,783      $  (9,885)      $    (568)
                                                       ========   ========   ========   =======      =========       =========
Ratio of earnings to fixed charges (i)..............                                                                     [1.0x]


                                                        VISTA EYECARE, INC. AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                    FOR THE NINE MONTHS ENDED OCTOBER 3, 1998



                                                                   Frame-n-   New West   Acquisition    Financing
                                                        Vista         Lens    Eyeworks   Adjustments   Adjustments   Pro Forma
                                                       -----------------------------------------------------------------------
                                                                                      (dollars in thousands)
Net sales.....................................         $173,099    $38,890   $41,449                  $               $253,438
Cost of goods sold............................           79,112     13,837    20,556   $ 2,416  (a)                    113,450
                                                                                        (2,471) (b)
                                                       ---------------------------------------         -----------    --------

Gross Profit..................................           93,987     25,053    20,893        55                         139,988
Selling, general, and administrative
   expenses...................................           81,838     26,336    20,290    (2,416) (a)                    122,997
                                                                                        (5,070) (c)
                                                                                         2,019  (d)
                                                       ---------------------------------------         -----------    --------

Operating income (loss).......................           12,149     (1,283)      603     5,522                          16,991
Interest expense, net.........................                         465       154      (453) (e)     12,154 (g)      12,487
                                                                                           167  (f)
Other expense (income), net...................            1,248                  270                                     1,518
                                                       ---------------------------------------         -------        --------

Income (loss) before income taxes.............           10,901     (1,748)      179     5,808         (12,154)          2,986
Provision (benefit) for income taxes..........            4,454        (31)       71     3,131 (h)      (4,862) (h)      2,763
                                                       ---------------------------------------         -------        --------

Net Income (loss).............................         $  6,447    $(1,717)  $   108   $ 2,677        $ (7,292)       $    223
                                                       =======================================        ========        ========
Ratio of earnings to fixed charges (i)........                                                                           [1.2x]

                  VISTA EYECARE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (dollars in thousands)

(a) Primarily represents the reclassification of other miscellaneous store expense and store rent for New West and Frame-n-Lens, respectively, to conform with Vista's historical presentation.


                                     Year Ended      Nine Months Ended
                                   January 3, 1998    October 3, 1998
                                   ---------------    ---------------
      NEW WEST
      COGS ....................       $(1,430)            $(1,423)
      SG&A ....................         1,430               1,423

      FRAME-N-LENS
      COGS ....................       $ 7,137             $   3,839
      SG&A ....................        (7,137)               (3,839)

      COMBINED
      COGS ....................       $ 5,707             $  2,416
      SG&A ....................        (5,707)              (2,416)

 (b) In connection with the Frame-n-Lens acquisition and the New West acquisition, the Company initiated a plan to consolidate three manufacturing facilities (located in Los Angeles, California; Tempe, Arizona; and Portland, Oregon) into the Frame-n-Lens operations located in Fullerton, California. Amounts shown below represent estimated savings for payroll related costs and reduced occupancy expense for the applicable periods:

         Year Ended            Nine Months Ended
       January 3, 1998          October 3, 1998
       ---------------         -----------------
          $ 2,648                   $ 2,471

 (c) In connection with the Frame-n-Lens acquisition and the New West acquisition, the Company initiated a plan to (i) close the corporate support office for Frame-n-Lens and New West, and (ii) consolidate operations with the Company's corporate support office in Lawrenceville, Georgia. Amounts shown below represent the savings resulting from the elimination of duplicative expenses for the applicable periods:

         Year Ended            Nine Months Ended
       January 3, 1998          October 3, 1998
       ---------------          ---------------
          $  6,649                 $  5,070

(d) Reflects additional amortization of goodwill over 30 years.

(e) Reflects elimination of interest expense on debt repaid upon the Frame-n-Lens and New West acquisitions.

(f) Reflects amortization of the discount on deferred purchase price obligation related to the Frame-n-Lens acquisition.


                  VISTA EYECARE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)
                        (dollars in thousands)

(g) Reflects the following:

                                               Year Ended      Nine Months Ended
                                             January 3, 1998    October 3, 1998
                                             ---------------   ------------------
 Interest expense on the Notes..........        $ 15,938           $ 11,953
 Interest expense on the New Credit
   Facility ............................             688                516
                                                --------           --------
           Total cash interest
             expense ...................          16,626             12,469
 Amortization of deferred financing
   costs and debt discount .............           1,609              1,207
                                                --------           --------
           Total interest expense ......          18,235             13,676
 Less: Interest expense on the
   Existing Credit Facility.............          (1,524)            (1,420)
   Amortization of deferred financing
     fees on the Existing Credit
     Facility ..........................            (236)              (102)
                                                --------           --------
                                                $ 16,475           $ 12,154
                                                ========           ========

 (h) Represents the net additional income tax expense (benefit) as a result of the acquisitions and financing adjustments at an effective rate of 40%.

 (i) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before provision for income taxes plus fixed charges. "Fixed charges" consists of interest expense, including amortization of debt issue costs and the interest portion of the Company's rent expense.

           SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth selected consolidated financial and other data of Vista as of and for each of the years in the five-year period ended January 3, 1998 and the nine-month periods ended September 27, 1997 and October 3, 1998. The selected consolidated financial data as of and for each of the years in the five-year period ended January 3, 1998 were derived from the audited consolidated financial statements of Vista included elsewhere in this Offering Memorandum. The selected consolidated financial data as of and for the nine-month periods ended September 27, 1997 and October 3, 1998 were derived from the unaudited consolidated financial statements of Vista included elsewhere in this Offering Memorandum. In the opinion of management, such unaudited consolidated financial statements include all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the financial condition and results of operations of Vista for such periods. Operating results for the nine-month periods ended September 27, 1997 and October 3, 1998 are not necessarily indicative of the results that may be expected for the full year. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Vista's historical consolidated financial statements, including the notes thereto, included elsewhere in this Offering Memorandum.

                                                                      Years Ended                            Nine Months Ended
                                            -----------------------------------------------------------    ---------------------
                                             December    December     December     December     January    September    October
                                                31,         31,          31,          28,          3,          27,          3,
                                               1993        1994        1995(a)       1996        1998        1997         1998
                                           -----------   --------     --------     --------     -------    ---------    -------
                                                                       (dollars in thousands)
INCOME STATEMENT
   DATA:
 Net sales .............................   $   88,340  $  119,395   $ 145,573     $ 160,376   $ 186,354   $ 134,736    $ 173,099
 Gross profit...........................       46,895      65,497     77,607         83,684      99,991      73,013       93,987
 Selling, general and
   administrative expense...............       48,602      63,911     74,390         76,920      89,156      63,323       81,838
 Other nonrecurring
   charges(b)...........................       11,311                  2,011
                                           ----------  ----------   --------       --------   ---------   ---------    ---------
 Operating income (loss)................      (13,018)      1,586      1,206          6,764      10,835       9,690       12,149
 Interest expense, net..................           83       1,322      2,639          2,072       1,568       1,202        1,257
 Other expense (income),
   net..................................         (237)       (127)       (13)            12         (14)         (9)          (9)
                                           ----------  ----------   --------       --------   ---------   ---------    ---------
 Income (loss) before income
   taxes ...............................      (12,864)        391     (1,420)         4,680       9,281       8,497       10,901
 Provision (benefit) for
   income taxes.........................         (900)         40        100          1,200       3,708       3,365        4,454
                                           ----------  ----------   --------       --------   ---------   ---------    ---------
 Net income (loss)......................   $  (11,964) $      351   $ (1,520)      $  3,480   $   5,573   $   5,132    $   6,447
                                           ==========  ==========   ========       ========   =========   =========    =========
 OTHER FINANCIAL DATA:
 Depreciation and
   amortization.........................   $    5,512  $    7,567   $ 10,378       $ 10,058   $  11,035   $   7,876    $   9,227
 Capital expenditures(c)................       16,858      15,963     13,175          2,713       8,049       6,029        7,198
 EBITDA(d)..............................        3,805       9,153     13,595         16,822      21,870      17,566       21,376
 EBITDA margin..........................          4.3%        7.7%       9.3%          10.5%       11.7%       13.0%        12.3%
 Ratio of earnings to fixed
   charges(e)...........................          ---         1.3x       0.5x           2.9x        5.4x        6.3x         7.5x

 STORE DATA:
 End of period stores...................          245         298        355            341         443         378          737
 Wal-Mart comparable store
   sales growth(f)......................          ---         ---       (0.5%)          4.0%        7.0%        6.0%         3.5%
 Sales per store(g).....................   $      495  $      456    $   443       $    484   $     505   $     356    $     235

 BALANCE SHEET DATA (END OF PERIOD):
 Cash and cash
   equivalents .........................   $    2,002  $    2,400    $ 1,307       $  1,110   $   2,559   $   2,218    $   2,408
 Working capital........................        6,954       8,723     14,556         13,502      12,171      11,806       11,716
 Total assets...........................       66,172      77,612     81,237         74,564      83,250      79,928      137,565
 Total debt.............................       15,761      31,129     38,480         26,500      24,203      22,100       59,579
 Shareholders' equity...................       31,577      29,613     26,326         29,906      36,368      35,076       46,413

                                    See accompanying notes to Selected Consolidated Financial and Other Data.

    NOTES TO SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                   (dollars in thousands)

(a) Effective January 1, 1995, Vista changed its year end to a 52/53 week retail calendar with the fiscal year ending on the Saturday closest to December 31.

(b) Other nonrecurring charges consists of (i) provisions for the disposition of assets ($7,727 in fiscal 1993 and $958 in fiscal 1995),
(ii) stock option compensation expense ($834 in fiscal 1993) and (iii) other charges ($2,750 in fiscal 1993 and $1,053 in fiscal 1995).

(c) Capital expenditures exclude assets acquired in the Midwest, Frame-n-Lens and New West acquisitions.

(d) EBITDA represents the sum of operating income (loss) plus depreciation and amortization (excluding amortization of deferred financing costs, which is included in interest expense, net), and other nonrecurring charges. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered an alternative to net income, or to cash flows from operations as determined in accordance with GAAP and should not be considered as an indication of the Company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures for other companies in accordance with GAAP.

(e) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before provision for income taxes plus fixed charges. "Fixed charges" consists of interest expense, including amortization of debt issue costs and the interest portion of the Company's rent expense. The ratio for the year ended December 31, 1993 is not presented as earnings were inadequate to cover fixed charges by approximately $12,400.

(f) Wal-Mart comparable store sales growth is based on Vista's domestic Wal-Mart business and is calculated by comparing net sales for the period to net sales of the prior period for all stores open at least twelve months prior to the later period. This information is not available for 1993 and 1994.

(g) Sales per store is calculated on a quarterly basis by dividing total net sales by the total number of stores open during the period. Annual and semi-annual net sales per store is the sum of the applicable quarterly calculations.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company has experienced substantial growth since its formation in 1990, primarily due to the opening of new vision centers within Wal-Mart stores and more recently due to recent acquisitions. Vista operated 245 vision centers at year end 1993 and 443 vision centers at year end 1997, 383 of which were located within Wal-Mart stores.
After giving effect to the Frame-n-Lens Acquisition and the New West Acquisition, the Company operates 915 vision centers as of October 3, 1998.

RESULTS OF OPERATIONS

     The Company's results of operations in any period are significantly affected by the number and mix of vision centers opened and operating during such period. Given the Company's rapid expansion through recent acquisitions and dispositions of significant operating units (both domestic and foreign), period-to-period comparisons may not be meaningful and the results of operations for historical periods may not be indicative of future results.

     Effective January 1, 1995, Vista changed its year end to a 52/53 week retail calendar with the fiscal year ending on the Saturday closest to December 31. Fiscal 1997 consisted of 53 weeks. Sales for the 53rd week approximated $3.5 million in fiscal 1997. International operations are reported using a fiscal year ended November 30.

COMPARISON OF THE NINE MONTHS ENDED OCTOBER 3, 1998 TO THE NINE MONTHS ENDED SEPTEMBER 27, 1997

     NET SALES. Net sales during the nine month period ended October 3, 1998 increased to $173.1 million from $134.7 million for the nine month period ended September 27, 1997. Average weekly net sales per vision center decreased from $9,800 during the nine month period ended September 27, 1997 to $8,500 during the nine month period ended
October 3, 1998. The decrease is due primarily to averaging the effect of Midwest Vision and Frame-n-Lens stores, which have a lower average weekly net sales per store. The domestic host store business achieved a comparable store sales increase of 3.5% during the nine month period ended October 3, 1998. In addition, sales under managed care programs increased from the nine month period ended September 27, 1997.

     Net sales from international operations declined slightly in the nine-month period ended August 31, 1998 at $2.9 million, due in part to the disposition of the Czech operations at the end of the first quarter 1998.

     GROSS PROFIT. For the nine month period ended October 3, 1998, gross profit increased to $94.0 million from $73.0 million in the nine month period ended September 27, 1997. This increase was primarily due to the increased net sales described above. Gross profit as a percentage of sales was 54.3% in the nine month period ended October 3, 1998 slightly up from 54.2% in the nine month period ended September 27, 1997. The Company has achieved cost reductions for its contact lens disposable products; consequently, the price repositioning on the contact lens disposable business has not had a significant impact on gross profit margins.

     SELLING, GENERAL, AND ADMINISTRATIVE ("SG&A") EXPENSES. SG&A expense (which includes both store operating expenses and home office overhead) increased to $81.8 million in the nine month period ended October 3, 1998 from $63.3 million for the nine month period ended September 27, 1997, reflecting operating expenses of the additional vision centers. As a percentage of net sales, SG&A expense was 47.3% in the nine month period ended October 3, 1998, compared to 47.0% for the nine month period ended September 27, 1997. The percentage increase was due primarily to the averaging effect of the Frame-n-Lens acquisition, with SG&A expense as a percent of sales slightly higher than the domestic host business.

     OPERATING INCOME. Operating income for the nine month period ended October 3, 1998 increased to $12.1 million, a 25.4% increase over $9.7 million in the nine month period ended September 27, 1997.
International operations generated an operating loss (which excludes allocated corporate overhead, interest, and taxes) of $51,000 for the nine months ended August 31, 1998 as opposed to an operating profit of $37,000 in the comparable period a year ago.

     OTHER EXPENSE. Interest expense was $1.2 million in each of the nine month period ended October 3, 1998 and the nine month period ended September 27, 1997.

     PROVISION FOR INCOME TAXES. The effective income tax rate on consolidated pre-tax income in the nine month period ended October 3, 1998 is 40.9%. Due to the Company's current tax net operating loss carryforward position, current year earnings will not be subject to regular Federal Income Tax. However, the Company will be subject to Federal Alternative Minimum Tax and state income tax, which will result in the Company making cash payments approximating 30% of consolidated pre-tax earnings.

     NET INCOME. Net income was $6.4 million, or $0.31 basic earnings per common share, as compared to net income of $5.1 million, or $0.25 basic earnings per common share, in the nine month period ended
September 27, 1997.

COMPARISON OF THE YEAR ENDED JANUARY 3, 1998 TO THE YEAR ENDED
DECEMBER 28, 1996

     NET SALES. Net sales during fiscal 1997 increased to $186.4 million from $160.4 million for the prior year. Such increase was due to a 6.8% increase in comparable store sales for domestic vision centers as well as an increase in the number of domestic vision centers. Consolidated average weekly net sales per vision center increased 1.1% from $9,300 during fiscal 1996 to $9,400 during fiscal 1997. Such improvement was due primarily to the increase in comparable store sales on the domestic business, offset in part by the acquisition in the fourth quarter of 1997 of Midwest Vision, a retail optical company with annual sales in 1997 of approximately $14.4 million. Average weekly net sales for vision centers open less than one year were lower than the average for vision centers open less than one year in fiscal 1996.

     Continued success of "life style" selling programs, improved merchandising and product presentation, as well as continued focus on customer service, contributed to the sales improvement. In stores open for more than one year, average spectacle unit sales per week and the average spectacle transaction value increased over that attained in fiscal 1996. In addition, sales under managed care programs increased from the prior year.

     Net sales from international operations increased from $3.8 million in the 12-month period ending November 30, 1996 to $4.0 million in the comparable period ending November 30, 1997. The increase is attributable primarily to new store openings.

     GROSS PROFIT. For fiscal 1997, gross profit increased to $100.0 million from $83.7 million in the prior year. This increase was due to the increase in net sales described above. Gross profit percentage increased from 52.2% in 1996 to 53.7% in 1997. Gross profit percentage was positively affected primarily by increased receipts of occupancy fees from independent optometrists as a result of the EyeCare Leasing, Inc. ("ELI") and Stewart-Phillips, Inc. ("SPI") transactions which closed in January 1997. Additionally, a focus on lifestyle selling contributed to the improvement in gross profit percentage. See "Business - The Industry."

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. SG&A expense (which includes both store operating expenses and home office overhead) increased to $89.2 million in fiscal 1997 from $77.0 million in 1996.
As a percentage of net sales, SG&A expense was 47.8% in 1997, compared to 48.0% for 1996. The decrease was due primarily to improved efficiencies at the store level partially offset by increases in administrative expenses related to responsibilities assumed in connection with the ELI and SPI transactions and transition costs resulting from the acquisition of Midwest Vision.

     OPERATING INCOME. Operating income for fiscal 1997 increased to $10.8 million from $6.8 million in 1996 representing an increase in operating margin from 4.2% in 1996 to 5.8% in 1997. In addition, Vista's international operations (29 vision centers at November 30, 1997) generated an operating loss of $28,000 in fiscal 1997, as opposed to an operating loss of $612,000 in the comparable period a year ago. International operating results do not include allocated corporate overhead, interest, and taxes.

     OTHER EXPENSE. The decrease in other expense to $1.6 million, compared to $2.1 million in 1996, is due, for the most part, to reduced interest expense, resulting from the reduction of outstanding borrowings under the Existing Credit Facility.

     PROVISION FOR INCOME TAXES. The effective income tax rate on consolidated pre-tax income is 40%, which represents a tax provision of 39% on domestic earnings. Due to Vista's tax net operating loss carry forward position, current year earnings will not be subject to regular Federal Income Tax. However, Vista will be subject to Federal Alternative Minimum Tax and state income tax, which will result in Vista making cash payments approximating 24% of consolidated pre-tax earnings.

     NET INCOME. Net income for fiscal 1997 was $5.6 million, or $0.27 per share, as compared to net income of $3.5 million, or $0.17 per share, in 1996. The increase in net income of $2.1 million over fiscal 1996 represents a 60% increase in net income on a sales increase of 16%.

COMPARISON OF THE YEAR ENDED DECEMBER 28, 1996 TO THE YEAR ENDED
DECEMBER 30, 1995

     NET SALES. Net sales during 1996 increased to $160.4 million from $145.6 million for the prior year, due to the net effect of the following: (i) an increase in the number of domestic vision centers;
(ii) a 4% increase in comparable sales for domestic vision centers (those open for at least one year); and (iii) a reduction in revenues resulting from the disposition and closure of businesses in the fourth quarter 1995 and the first quarter 1996. Consolidated average weekly net sales per vision center increased from approximately $8,700 in 1995 to $9,300 in 1996 due primarily to the disposition of under performing vision centers in certain domestic operations and Mexican operations. The improvement in average weekly net sales for comparable domestic stores was partially offset by a reduction in average weekly net sales for vision centers opened in 1996.

     In the first quarter of 1996, Vista implemented a new merchandising program for spectacles. Initially, the new program served to increase the average number of sales transactions per vision center (market share) over the prior year, but at a lower dollar value per transaction. Vista experienced an increase in average number of transactions per vision center for the remainder of the year. In the latter part of 1996, the average transaction value increased. For the year, the improvement in sales resulting from market share increases more than offset the effect on sales resulting from the decline in the average transaction value.

     Consistent with the trend experienced in 1994 and 1995, average weekly sales volumes for new domestic vision centers opened in 1996 were lower than vision centers opened in the previous year. The effect of lower new store results in 1996, which had a negative impact on consolidated average weekly sales, was offset by an increase in average weekly sales for stores opened in 1995 and 1994.

     GROSS PROFIT. For fiscal 1996, gross profit increased to $83.7 million from $77.6 million in 1995, primarily because of increased net sales. Gross profit as a percentage of sales declined from 53.3% in 1995 to 52.2% in 1996. Vista maintained margins from product sales at store level, but margins were negatively affected by a reduction in promotional monies from vendors (because of fewer store openings) and increased freight costs related to the reset of store inventory planograms.

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. SG&A expenses (which include both vision center operating expenses and home office overhead) increased to $77.0 million in 1996 from $74.4 million in 1995, reflecting the addition of new vision centers in 1996. Average weekly store expense per vision center remained constant. As a percentage of sales, SG&A expenses decreased from 51.1% in 1995 to 48.0% in 1996. The decrease was attributable to comparable store sales increases achieved during 1996 and to continued improved efficiencies in the operation of administrative offices.

     OTHER EXPENSE. Other expense decreased from $2.6 million in fiscal 1995 to $2.1 million in 1996 due to a decrease in average borrowings by Vista under its Existing Credit Facility, in addition to a reduction in the effective interest rate paid by Vista in 1996 versus 1995.

     PROVISION FOR INCOME TAXES.  The effective income tax rate in 1996 was 26%.

     NET INCOME. In fiscal 1996, Vista achieved net income of $3.5 million, or $0.17 per share, as compared to a net loss of $1.5 million, or $0.07 per share, in fiscal 1995. Results of operations for 1995 included charges approximating $2.0 million.

INTERNATIONAL RESULTS IN FISCAL 1996

     At November 30, 1996, Vista operated 21 vision centers internationally versus 36 vision centers at November 30, 1995.
International locations included 18 in Mexico and two and one in the Czech Republic and Slovakia, respectively. Financial results for international operations during 1996 are based on the 12 months ended November 30.

     NET INTERNATIONAL SALES. Net international sales for the 12 months ended November 30, 1996 were $3.8 million, a decrease from $8.9 million during the 12 months ended November 30, 1995. Such decrease was principally due to closure of vision centers in France and in Mexico.

     GROSS PROFIT. Gross profit decreased to $1.6 million from $4.4 million in 1995, primarily the result of decreased sales. Gross profit as a percentage of sales declined from 49% in 1995 to 43% in 1996, due primarily to the effect of selling the French operation, which realized a higher gross profit percentage than the average for the international business.

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES EXCLUDING INTERCOMPANY ALLOCATIONS. SG&A expense decreased from $5.8 million for the 12 months ended 1995 to $2.0 million for the 12 months ended November 30, 1996, as a result of the dispositions mentioned above. SG&A expense as a percentage of sales decreased to 53% for the 12 months ended November 30, 1996 from 65% of sales for the 12 months ended November 30, 1995. Reductions in selected expenses at store level coupled with favorable leveraging of administrative expense reduced SG&A expense as a percentage of sales.

     OPERATING LOSS. The operating loss for international operations does not include allocated corporate overhead, interest or taxes. International operations generated a net operating loss of $612,000 in the 12 months ended November 30, 1996, as opposed to net operating loss of $1.3 million in the 12 months ended November 30, 1995. Mexican operations generated an operating loss of $294,000 in the 12 months ended November 30, 1996.

INFLATION

     Although the Company cannot determine the precise effects of inflation, it does not believe that inflation has had a material effect on its domestic sales or results of operations. The Company cannot determine whether inflation will have a material long-term effect on its sales or results of operations. Continued inflation in Mexico may cause consumers to reduce discretionary purchases such as eyeglasses.

     As a result of inflation in prior years, the Company has in the past adjusted its retail pricing. Further pricing adjustments are contingent upon competitive pricing levels in the marketplace. Management monitors the continuing impact of these inflationary trends.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's historical capital requirements have been primarily for working capital, capital expenditures, and acquisitions. The Company's primary sources of capital to finance such needs have been cash flow from operations and borrowing under bank credit facilities. In July 1997, Vista entered into a two-year $45.0 million revolving credit facility (the "Existing Credit Facility"). The Existing Credit Facility contains, among other covenants, a material adverse change clause and certain minimum net worth and other requirements. At October 3, 1998, Vista had borrowed $52 million under the Existing Credit Facility versus outstanding borrowings of $19.5 million as of January 3, 1998. In July 1998, the Existing Credit Facility was expanded to $60.0 million and the Company borrowed $28.9 million to fund the acquisition of Frame-n-Lens.

     As of October 3, 1998, the Company planned to open between 15 and 20 domestic Host Vision Centers during the next 15 months. Consistent with prior years, the number of ultimate openings is dependent on the construction schedules of the host store. In addition, the Company plans to open between 25 and 30 Free Standing Vision Centers during the next 15 months. Average costs for opening domestic Host Vision Centers have approximated $140,000 for fixed assets and $25,000 for inventory, whereas the costs for opening Free-Standing Vision Centers range from $80,000 to $120,000 for fixed assets and $20,000 for inventory. The Company incurs approximately
$20,000 for pre-opening expenses for each opening of a domestic vision center. Prior to 1998, such costs were capitalized and amortized over 12 months. Effective in 1998, such costs will be expensed as incurred in accordance with proposed AICPA Statement of Position, "Reporting on the Costs of Start-Up Activities." Capital for leasehold improvements and other fixed assets in Mexican vision centers is approximately
$75,000 per vision center.

     In June 1998, Vista announced that it had executed an agreement to acquire Frame-n-Lens. This transaction closed on July 28, 1998.

     On July 14, 1998, Vista announced that it had agreed to acquire New West. This transaction, which closed on October 22, 1998, was financed through the sale of the Notes. In connection with this financing, Vista entered into a new revolving debt facility for an additional amount of $25.0 million. The Company utilized funds from the sale of the Notes and the New Credit Facility to consummate the New West Acquisition, to repay all amounts outstanding under the Existing Credit Facility and to pay certain expenses associated with the acquisitions of Frame-n-Lens and New West and the New Credit Facility.

     In the remainder of 1998, the Company focused its efforts on the integration of the Frame-n-Lens Acquisition and the New West Acquisition. Consequently, a majority of the cash expenditures during 1998 related to new store openings and capital improvements related to Vista's existing businesses and the Frame-n-Lens Acquisition and the New West Acquisition.

     During 1997, store openings and other capital requirements as well as the acquisition of Midwest Vision were funded through internal cash flow. The acquisition of Midwest Vision included a cash payment of $1.9 million, issuance of a debt instrument in the principal amount of $620,000 payable over five years, and issuance of 110,795 shares of common stock. Additionally, Vista made cash payments of $239,000 related to investment advisory fees and other costs directly related to such acquisition. Subsequent to the consummation of the acquisition, Vista paid off long-term debt of $1.4 million assumed in the transaction.

     Vista issued unsecured promissory notes relative to various transactions completed with ELI and SPI and to the Midwest Vision acquisition. The notes are fixed rate instruments, with annual interest rates ranging from 6.4% to 8.5%. The promissory notes payable to ELI and SPI require quarterly payments through January 2009 whereas the Midwest Vision note requires monthly payments through October 2002. The fair market value of the promissory notes is approximately $80,000 less than book value at July 4, 1998.

     Vista has entered into rate swap agreements which effectively convert underlying variable rate debt based on S to fixed rate debt. The agreements extend through February 20, 2000. The notional principal amount on one agreement was $20 million, with an effective fixed annual rate of 6.93%, which expired on February 20, 1998. At that date, two separate agreements commenced with an aggregate notional principal amount of $10 million and an effective fixed annual rate which averages 7.52%. At July 4, 1998, the fair market value of the fixed rate hedges approximated book value. Under existing accounting standards, this activity is accounted for as a hedging activity. The swaps are settled every 90 days.

     In anticipation of the Offering, Vista entered into three anticipatory hedging transactions with a notional amount of $100 million. See "--Derivative Financial Instruments---Interest Rate Risk."

     The Company anticipates that internally generated funds, as well as funds available under the New Credit Facility, will be sufficient to fund ongoing operating costs associated with its current vision centers and vision centers currently scheduled to be opened during 1999. In light of the borrowing base limitations contained in the new credit facility, a downturn in revenues could require the Company to postpone or put off planned capital expenditures, including new store openings. See "Description of New Credit Facility."

     YEAR 2000 COMPLIANCE

     The majority of the Company's internal information systems are currently Year 2000 compliant or in the process of being replaced with new fully-compliant systems. The Company has identified approximately
300 point of sale systems that require hardware upgrades to be Year
2000 compliant, of which 280 have been replaced as of October 3, 1998.
The total cost of software changes, hardware changes, and implementation for Year 2000 compliance projects is estimated to be approximately $1.1 million. The Company has currently spent approximately $0.7 million for its Year 2000 project. The remaining planned expenditures of $0.4 million consist primarily of software application upgrades and remediation costs. Costs related to hardware and new software purchases will be capitalized as incurred and amortized over three years. These new system modifications have been initiated and are expected to be completed by the end of the third quarter of 1999.

     The Company is in the process of developing an enhanced point of sale software system which is scheduled to be in the retail stores by the fourth quarter of 1999. The primary purpose of the system is to upgrade data processing, broaden in-store capabilities, and improve the accuracy of processing managed care sales transactions. In addition to the above improvements, the system will be designed to be Year 2000 compliant.

     Some of the Company's vendors, financial institutions, and managed care organizations utilize equipment to capture and transmit transactions. The Company is in the process of coordinating its Year 2000 compliance efforts with those of such organizations. The future cost of this transition is estimated by the Company to be minimal. No assurance can be given that such organizations will make their systems Year 2000 compliant. The failure of such organizations, particularly any managed care payor organizations, to become Year 2000 compliant could have a material adverse affect on the Company.

     In November 1998, as part of its Year 2000 compliance efforts, the Company engaged an independent consulting firm to perform a risk assessment of its Year 2000 compliance project. The consulting firm's evaluation included both hardware infrastructure and software applications. Although the firm can make no guarantees, its findings confirmed that the Company is proceeding in accordance with its Year 2000 plan.
     The Company will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 compliance.
The costs of the Year 2000 project and the date on which the Company plans to complete Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be realized and actual results could differ materially from those plans.


DERIVATIVE FINANCIAL INSTRUMENTS

MARKET RISK

     Market risk is the potential change in an instrument's value caused by, for example, fluctuations in interest and currency exchange rates. The Company's primary market risk exposures are interest rate risk and the risk of unfavorable movements in exchange rates between the U.S. dollar and the Mexican peso. Monitoring and managing these risks is a continual process carried out by senior management, which reviews and approves the Company's risk management policies. Market risk is managed based on an ongoing assessment of trends in interest rates, foreign exchange rates, and economic developments, giving consideration to possible effects on both total return and reported earnings. The Company's financial advisors, both internal and external, provide ongoing advice regarding trends that affect management's assessment.

INTEREST RATE RISK

     The Company borrows long-term debt under the New Credit Facility at variable interest rates indexed to LIBOR which exposes it to the risk of increased interest costs if interest rates rise. To reduce the risk related to unfavorable interest rate movements, the Company enters into interest rate swap contracts to pay a fixed rate and receive a variable rate that is indexed to LIBOR. The ratio of the swap notional amount to the principal amount of variable rate debt issued changes periodically based on management's ongoing assessment of the future trend in interest rate movements. The Company's financial advisors, both internal and external, provide ongoing advice regarding trends that affect management's assessment. The notional amount of fixed interest rate swaps in place at October 3, 1998 represents approximately 19.0% of Vista's variable rate debt.

     In anticipation of the sale of the Notes, Vista entered into three anticipatory hedging transactions with a notional amount of $100 million. The interest rates on these instruments were tied to U.S. Treasury securities and ranged from 5.43% to 5.62%. The Company settled these transactions for approximately $4.6 million in September 1998 with $0.6 million cash and additional borrowings of $4.0 million on the Existing Credit Facility. The settlement costs will be treated as deferred financing costs amortized over the life of the Notes.

FOREIGN EXCHANGE RATE RISK

     The Securities and Exchange Commission has qualified Mexico as a highly inflationary economy under the provisions of SFAS No. 52
Foreign Currency Translation. Consequently, in 1997, the financial statements of the Mexico operation were remeasured with the U.S.
dollar as the functional currency. During 1997 and 1998, an immaterial loss resulted from changes in foreign currency rates between the peso and the U.S. dollar, as calculated in the remeasurement process, and was recorded in Vista's statement of operations. Continued increases in the conversion rate for the peso will generate further losses in future years.


OPTION TO EXTEND LICENSE AGREEMENT

     The Wal-Mart Agreement provides for a nine-year base term and a three-year option for each vision center, with the base term beginning on the date of opening. Vista opened six vision centers in 1990 under the Wal-Mart Agreement and 54 such vision centers in 1991, with additional vision centers being opened in subsequent years. Accordingly, beginning in 1999, the Company will determine whether to exercise options to extend the licenses for such vision centers. The Company will make such decisions based upon various factors, including, without limitation, the sales levels of each vision center, its estimated future profitability, increased minimum license fees charged by Wal-Mart during the option period, and other relevant factors. Each option must be exercised at least six months prior to the expiration of the license for each vision center. Although the Company expects that it will extend the licenses of a substantial majority of these vision centers, no assurance can be given as to the number of vision centers the licenses of which will be extended.

                               BUSINESS

THE COMPANY

     The Company is the second largest retail optical company in the United States based on number of locations. The Company operates a total of 915 vision centers, 889 of which are in 44 states and Puerto Rico and 26 of which are in Mexico. The Company's product line includes a broad selection of prescription eyeglasses, contact lenses and accessories.

     Of the Company's 915 vision centers, a total of 331 are free-standing vision centers located in regional shopping centers, power centers, strip shopping centers, and Free-Standing Vision Centers of which 151 are located in California. In addition, 584 of the Company's vision centers are Host Vision Centers, with 372 in Wal-Mart stores, 121 in Sam's Club stores, 52 in Fred Meyer stores, 26 in Wal-Mart Mexico stores and 13 in United States Military Exchanges.

     The Company's merchandising philosophy is to provide excellent value and superior customer service. The Free-Standing Vision Centers typically range in size from 700 to 1,500 square feet, with separate areas for merchandise display, customer service, and contact lens fitting. The Company's Host Vision Centers operate in a similar format except that they carry more inventory than do Free-Standing Vision Centers. In addition, each Wal-Mart vision center has a laboratory that permits the Company to provide one-hour service on single vision eyeglasses. Of the Company's 915 vision centers, 639 offer the services of independent optometrists in or adjacent to the vision center. The Company is in the process of adding optometrists to many of its vision centers that do not have optometrists, and anticipates that the addition of optometric services will increase retail sales in those vision centers.

     The Company currently operates four manufacturing facilities, three of which also serve as distribution facilities. The Company's 66,000 square foot facility in Lawrenceville, Georgia houses, along with the Company's administrative headquarters, an optical laboratory and a distribution center that utilizes modern equipment and systems. The Company also operates a 45,000 square foot manufacturing and distribution facility in Fullerton, California and a smaller optical laboratory in St. Cloud, Minnesota. The Company currently operates one other manufacturing facility, located in Tempe, Arizona, that the Company intends to consolidate into its Fullerton, California facility. The Company believes that the manufacturing facilities will accommodate the Company's current growth plans over the next five years.

KEY BUSINESS STRENGTHS

     STRONG OPERATIONAL FOCUS.   Since the beginning of fiscal year
1994, the year in which James W. Krause became Chief Executive Officer of Vista, Vista added 299 new store locations and has disposed of 91 unprofitable store locations, including 65 international locations. Since fiscal 1994, Vista's sales and EBITDA increased at compound annual growth rates of 16.0% and 33.7%, respectively. In addition, Vista delivered consistent comparable store sales growth since early 1996. Under Barry J. Feld (Chief Executive Officer of New West since
1994), New West achieved 26 consecutive quarters of positive comparable store sales growth. Since fiscal 1995, comparable store sales growth has been 5.9%, 8.8%, and 8.6%, respectively.

     Mr. Krause and his management team place a premium on controlling costs and have successfully implemented cost controls at the administrative offices and the retail locations. Selling, general and administrative expense for Vista (which includes both administrative and retail level expense) declined as a percentage of sales from 51.1% in fiscal 1995 to 47.8% in fiscal 1997. The Company employs a payroll matrix system that allows it to adjust staffing at retail locations in accordance with increases and decreases of sales volume. Vista's store payroll as a percentage of sales decreased from 21.7% in fiscal 1995 to 21.0% in fiscal 1997.

     SCALE EFFICIENCIES. Combined with the operational focus discussed above, the addition of Frame-n-Lens and New West creates substantial cost savings opportunities at the administrative and manufacturing levels. The administrative offices of Frame-n-Lens now serve as the Western Regional office of the Company but at sharply reduced employment levels. The New West administrative headquarters located in Tempe, Arizona will be closed. Management estimates that, for the year ended January 3, 1998 total pro forma administrative costs would have been reduced by approximately $6.6 million as the result of these consolidations. In addition, management plans to consolidate one manufacturing facility in addition to the consolidation of facilities in Los Angeles, California and Portland, Oregon into its Fullerton, California facility, which, for the year ended January 3, 1998, would have resulted in pro forma cost savings of approximately $2.6 million. As a consequence of these consolidations, the Company will increase its utilization of the remaining manufacturing facilities, which it expects will reduce the manufacturing costs of each individual pair of eyeglasses.

     PURCHASING POWER. The Company is the second largest optical retailer in the United States in terms of number of retail units and third in terms of overall revenues. The Company is therefore one of the largest purchasers of optical goods in the United States.
Management believes that the size of the Company will enhance the Company's buying power and generate additional cost savings. For the year ended January 3, 1998, based upon discussions with vendors, management estimates that pro forma purchasing costs would have been reduced by approximately $1.1 million as the result of this purchasing power. At this time, the Company has entered into purchasing contracts with many of its vendors, resulting in a decrease in the cost of ophthalmic lenses and frames.

     POSITIONED TO CAPITALIZE ON MANAGED VISION CARE OPPORTUNITY. Managed vision care represents the fastest growing segment of the optical industry. As a result of its expanded nationwide distribution network and its low-cost strategy, the Company believes that it is well positioned to compete for future managed vision care contracts. In addition, several key members of senior management, including Barry
J. Feld, the Company's President and Chief Operating Officer, have significant expertise in managed vision care. Under the leadership of Mr. Feld, New West's managed care operation increased its revenues by a compound annual growth rate of 42% since 1993 and represented approximately 29% of New West's net sales for fiscal 1997. The Company anticipates that its improved managed care platform will enable it to significantly increase managed care sales from Vista's level of 7% prior to the acquisition of New West.

     EXPERIENCED MANAGEMENT TEAM.  James W. Krause, President and
Chief Executive Officer of the Company since 1994, has 14 years of experience in retail and manufacturing operations with Sherwin-
Williams Company and most recently was President of its automotive and international divisions prior to joining the Company. Barry J. Feld, formerly Chief Executive Officer of New West, became President and
Chief Operating Officer of the Company upon the consummation of the New West Acquisition. Prior to joining New West, Mr. Feld was Chief Executive Officer of Frame-n-Lens, which was acquired by the Company on July 28, 1998. Messrs. Krause and Feld jointly have experience managing all three of the Company's major operating platforms and lead a team of 13 senior executives with an average of over 13 years of optical and/or retailing experience.

THE INDUSTRY

     Retail optical sales in the U.S. totaled approximately $15 billion in 1997, exclusive of revenue from eye examinations. Since 1987, the retail optical market has grown at an average annual rate of approximately 5%. Management believes that the market will continue to grow at a similar rate over the next several years due in part to the favorable trends discussed below.

     FAVORABLE DEMOGRAPHICS. Approximately 60% of the U.S. population and approximately 90% of people over the age of 45 require some form of corrective eyewear. In 1997, 51% of total eyewear retail dollar sales in the U.S. came from the population segment of persons 45 years of age and older; it is estimated that by the year 2000, this figure will reach 57%. In addition to its high utilization of corrective eyewear, the older segment of the population spends more per pair of glasses purchased than other age segments. This is due to the older segment's need for premium priced products such as bifocals and progressive lenses ("no-line bifocals") as well as this segment's higher levels of discretionary income relative to other age segments. In addition, as the "baby boom" generation ages and life expectancies increase, management believes the number of eyewear customers and the average price per purchase is likely to increase.

     INCREASING ROLE OF MANAGED VISION CARE. Management expects that retail optical sales through managed vision care programs will increase substantially over the next several years as a percentage of overall retail optical sales. Under managed vision care programs, participants fulfill their eyecare and eyewear needs at specific locations designated by the program sponsor. Management believes that large retail optical chains are likely to benefit from this managed vision care trend because program sponsors will seek to contract with organizations that: (1) offer competitive prices; (2) provide a nationwide network of convenient locations with flexible hours of operation; (3) possess sophisticated information, management and billing systems; and (4) deliver superior customer service.

     CONSOLIDATION. The retail optical industry in the U.S. is highly fragmented and consists of retail optical chains, independent practitioners (including opticians, optometrists and ophthalmologists), and warehouse clubs and mass merchandisers. Although the retail optical market is highly fragmented, the industry is experiencing increasing consolidation. Management believes that the following factors are likely to drive further consolidation: (1) the importance of scale to managed care programs because such programs require providers to offer favorable price terms, operational efficiency, and multiple convenient locations and (2) efficiencies of scale in merchandising, marketing, manufacturing and sourcing of products. Management believes that, as the second largest optical retail company as measured by number of locations, the Company should benefit from this consolidation trend.

     LIFESTYLE DISPENSING. Both consumers and opticians have come to expect and accept "lifestyle dispensing," the dispensing of eyewear for different occasions and circumstances. Consumers purchase multiple eyewear products for distinct uses, such as work, casual, fashion, and sports activities. In 1997, the frequency of eyewear purchases averaged once every 1.5 years.

BUSINESS STRATEGY

     The Company's strategy is to capitalize on the favorable industry trends described above and its significant experience as a value merchandiser by creating a national chain of retail optical units, both in host and free-standing locations, that emphasizes value merchandising and marketing programs and excellent customer service. The Company also intends to generate increased managed care sales through its vision center density and broad network, its operating efficiency, and the competitiveness of its price and benefit offerings. The Company further believes that its host and free-standing vision centers are well positioned to capitalize on the value segment of the retail optical market, which the Company believes is significantly under-served.

     CREATE A NATIONAL BRANDED RETAIL OPTICAL CHAIN. Utilizing its significant experience as a value merchandiser gained through eight years of operating in a discount host environment, the Company plans to create a national branded value oriented retail optical chain using its 331 Free-Standing Vision Centers as a platform. All existing
Free-Standing Vision Centers will be re-branded as "Vista Optical," which will also become the corporate name of the Company. The Company also intends to increase its number of Free-Standing Vision Centers by opening locations in new markets. The Company currently plans to open or acquire up to 35 new Free-Standing Vision Centers per year over the next five years. Management believes that the Company has sufficient systems and infrastructure to execute this new store opening plan.
New West uses a system of modular construction for its Free-Standing
Vision Centers. For such vision centers, capital expenditures, inventory, and pre-opening costs total approximately $120,000 to $160,000. Because of the speed of construction associated with this format, the Company intends to use this format for its Free-Standing Vision Centers.

     UTILIZE SCALE AND EXPERIENCE TO EXPAND MANAGED VISION CARE. The Company believes its network of 915 vision centers, combined with the convenience of their locations, and the Company's ability to use its low-cost centralized manufacturing strategy, should enable the Company to make competitive bids for managed care contracts. As part of the New West Acquisition, the Company acquired considerable management expertise in the managed vision care business. The managed vision care business generated approximately 29% of New West's fiscal 1997 net sales, a 23% increase from fiscal 1996. In contrast, 7% of Vista's net sales were derived from managed vision care in fiscal 1997. The Company believes that this difference presents it with a significant opportunity that is a key component of the Company's business strategy.

     The Company operates 237 vision centers in California, where a high percentage of the population relative to the rest of the United States is currently covered by managed care programs. The Company believes that, as a low cost provider with operational scale, it will be better positioned than other optical retailers to compete for managed vision care contracts in California. The Company currently operates two separate single service health maintenance organizations in California, giving it an additional competitive advantage in the bidding for managed vision care contracts. The Company also has obtained a comparable license in North Carolina, permitting it to solicit directly managed vision care contracts in that state.

     SELECTIVELY EXPAND HOST OPERATIONS. The Company operates 584 Host Vision Centers. Because of the volume of business typically generated by the host store, the Company benefits from substantial customer traffic that drives sales. The average Host Vision Center located in a Wal-Mart store generates approximately $500,000 in annual sales. The Company believes that it can continue to generate strong sales levels and cash flow from these locations. Additionally, a number of the Wal-Mart stores in which the Company operates vision centers have been converted to Wal-Mart Super Centers. The Company has benefited from this trend because, with each conversion, the Company receives a new license with a nine-year term. See "Business-- Relationships with Host Companies."

     Although expansion of its host operations is outside its control, the Company believes that it will have opportunities to expand certain of its current host operations. The Company will evaluate such opportunities on a case by case basis. The Company operates 52 vision stores in Fred Meyer stores in the Northwest and believes that it will have the opportunity to open additional vision centers in Fred Meyer stores. The Company will also consider, on a case by case basis, opportunities to open vision centers in new host environments.

     CONSOLIDATE MANUFACTURING FACILITIES. A primary component of the Company's low cost strategy is to consolidate its laboratory operations in order to capitalize on efficiencies associated with large-scale, centralized eyeglass manufacturing. The Company believes that centralized laboratories offer substantial advantages over in-store ("one-hour") manufacturing facilities. Through its centralized laboratories, which process a large number of jobs in a repetitive fashion, the Company can achieve cost efficiencies and consistent product quality, while producing a variety of eyeglass offerings, including scratch-resistant and anti-reflective lenses. The Company has begun implementing this consolidation strategy by reducing the number of laboratories it operates from four to three. The Company intends to complete this strategy by the consolidation of the Tempe, Arizona facility into the Fullerton, California facility by the end of 1999. The Company believes that its remaining centralized laboratories, located in Georgia, Minnesota and California, will be positioned to meet the supply requirements of the Company's broadly distributed vision centers in a cost effective manner.

MARKETING STRATEGY

     As a result of the expansion of the Company's Free-Standing Vision Centers, the Company's marketing strategy will become more focused on increasing consumer visits at Free-Standing Vision Centers. The Company actively supports its vision centers by aggressive local advertising in individual geographical markets. The Company utilizes a variety of advertising media and promotions in order to establish the Company's image as a high quality, value eyewear provider with a broad product offering. In addition, the Company's strategy of clustering Free-Standing Vision Centers in each targeted market area allows it to maximize the benefit of its advertising expenditures. Brand awareness of the Company's "Vista Optical" tradename will be increased through the use of mass media, including television, radio and print, and direct mail. Marketing efforts will also be directed towards obtaining managed care contracts through in-store point of purchase materials, plan information brochures and various selling materials targeted towards plan administrators, HMOs and employee benefit managers. As managed care becomes a larger part of the Company's business in certain local markets, advertising expenditures as a percentage of sales are likely to decrease in those markets, since managed care programs tend to reduce the need for marketing expenditures to attract customers to shop the Company's vision centers.

VISION CENTER OPERATIONS

     OVERVIEW. The location of the Company's vision centers is an essential element of its strategy to compete effectively in the retail optical market. The Company's Host Vision Centers, particularly those located in Wal-Mart, have premium retail locations within a high traffic host environment. All the Company's Host Vision Centers in Wal-Mart are located in front of the host store near the cash registers, and thereby benefit from high visibility and heavy traffic counts. The Company's Free-Standing Vision Centers are typically located in regional shopping centers, power centers, strip shopping centers and free-standing sites. The Company generally targets retail space that is close to high volume retail anchor stores frequented by clientele which seeks value and low prices. To generate economies of scale in advertising, management and field overhead expenses, the

Company attempts to cluster its Free-Standing Vision Centers within a direct marketing area.

     STORE MANAGEMENT. Each vision center has a strategic operating plan, which generates appropriate staffing levels to maximize profitability. Each vision center is run by a manager who is responsible for its day to day operations. Sales personnel are trained to assist customers effectively in making purchasing decisions. A significant portion of each manager's compensation is based on sales and profitability at that particular vision center. Vision centers are open during normal retail hours, typically 10:00 a.m. to 9:00 p.m. six days a week, and typically 12:00 p.m. to 6:00 p.m. on Sundays.

     FIELD MANAGEMENT. The Company's field management includes regional vice presidents and district managers. Each district manager is responsible for approximately 12 vision centers and each regional vice president is responsible for approximately ten districts. The compensation of all field managers is significantly based on sales and profitability.

     MERCHANDISING. The Company's merchandising strategy is to offer its customers a wide selection of quality and fashionable frames at value price points, with particular emphasis on branded frames. The Company's product offering is supported by strong customer service and advertising. The key elements of the Company's merchandising strategy are described below.

          BREADTH AND DEPTH OF SELECTION. The Company offers its customers high quality frames, lenses, accessories and sunglasses, including designer and private label frames. On average, each vision center contains between 750 and 1,100 frames. The Company believes that a broad selection of high-quality, lower-priced private label frames allows it to offer more value to customers while improving the Company's gross margin. The Company also offers customers a wide variety of value-added eyewear features and services on which it realizes a higher gross margin. These include thinner and lighter lenses, progressive lenses, and custom lens features, such as tinting, anti-reflecting coatings, scratch-resistant coatings, ultra-violet protection and edge polishing.

          VALUE/PROMOTIONAL STRATEGY. In keeping with its value merchandising strategy, the Company's retail prices are generally lower than those of its direct competitors. The Company employs an everyday low price strategy in its Host Vision Centers and its Free-Standing Vision Centers, which is complemented with a comprehensive promotional strategy on a wide selection of frames and/or lenses options. The promotions are highly effective at attracting customers to shop the Company's vision centers.

          EFFECTIVE PRODUCT DISPLAY. The Company employs an "easy-to-shop" store layout. Merchandise in each store is organized by gender suitability, frame style and brand. Price points are highlighted. Sales personnel are trained to assist customers in selecting frames which complement an individual's attributes such as facial features, face shape and skin tone.

     EMPLOYEE TRAINING. The Company believes that its dedication to employee training improves customer service, increases morale among its employees, and contributes to the Company's increased productivity levels. All new retail employees participate in a twelve week optician training program. Eligible employees participate in a manager-in-training program of approximately four months. Employees typically receive approximately 50 hours of training annually. Managers participate in approximately 70 hours of annual training. Employee training emphasizes customer service, product and service knowledge, optical knowledge, selling techniques, and the use of store performance data to better manage day to day operations.

     VISION CENTER LAYOUT. Each of the Company's existing Host vision centers occupies between 400 and 1,000 square feet in the front of the host store, with separate areas for merchandise display, customer service and contact lens fitting. Services of independent optometrists are generally available from offices that are approximately 500 square feet and located in, adjacent to, or nearby the vision center, depending upon regulatory requirements.

     Free-standing vision centers are located in malls and strip shopping centers. In general, these locations offer the services of independent optometrists in or nearby the vision centers. The mall locations range in size from 700 to 1,500 square feet while stores located in strip shopping centers range from 700 to 1,200 square feet.

OPTOMETRISTS

     A key element of the Company's business strategy is the availability of independent optometrists at clinics in, adjacent to, or nearby the Company's vision centers. These optometrists, whose activities and relationships with entities such as the Company are subject to state and local regulation, are typically not employed by the Company. See "--Government Regulation." Such independent optometrists sublicense the eye examination facilities and equipment from the Company. The services of optometrists are available at virtually all of the Company's vision centers, except the Frame-n-Lens locations (where the Company is in the process of refixturing many of the vision centers to install optometric facilities) and the Sam's
Club locations (where the Company is evaluating whether to install optometric facilities on a case by case basis). In connection with the Sam's Club vision centers, the Company will base its decision on various factors, including the length of the relevant lease and any requests or proposals made by representatives of Sam's Club. See "--Relationships with Host Companies." Historically, the Company has had little difficulty recruiting optometrists, although there can be no assurance that this trend will continue.

MANAGEMENT INFORMATION AND FINANCIAL SYSTEMS

     In 1996, the Company completed the installation of a new point of sale system and a new perpetual inventory system in all domestic store locations. The system facilitates the processing of customer sales information and replenishment of store inventory by passing such information, including customer specific orders, to the Company's home office and Company in-house lens laboratory for further processing.

     The Company is in the process of developing an enhanced point of sale software system which is currently being implemented in the retail stores. The primary purpose of the system is to upgrade data processing, broaden in-store capabilities, and improve the processing of managed care sales transactions. In addition to the above improvements, the system will be designed to be Year 2000 compliant. See "Risk Factors---Year 2000 Compliance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations---Year 2000 Compliance."

RELATIONSHIP WITH HOST COMPANIES

WAL-MART

     The Company operates 372 Host Vision Centers in Wal-Mart stores and 26 in Wal-Mart Mexico stores. The Company's relationship with each of Wal-Mart and Wal-Mart Mexico is governed by a master license agreement which grants a separate license to the Company for each vision center. Each agreement provides for the payment of minimum and percentage license fees and contains other customary terms and conditions. Certain terms are described below:

                                 Term of          Company
                              Each License        Options           Other
                              ------------    --------------------  -----
 Wal-Mart Agreement              9 years      one for three years    <F1>
 Mexico Agreement                5 years      two for two years;     <F2>
                                               one for one year
                 __________
[FN]
<F1>      The Wal-Mart Agreement, as amended, provides that Wal-Mart is to offer the Company the opportunity to open, no later than April 30, 2000, at least 400 vision centers (including those currently open). In January 1995, the Company made a lump sum payment in exchange for such commitment. Such payment is being amortized over the initial term of vision centers opened after January 1, 1995. In 1997, the Wal-Mart Agreement was amended to provide that, with one exception, all new vision centers opened after 1997 will be located in California and North Carolina. Because seven of the Host Vision Centers located in Wal-Mart stores were acquired as part of the Frame-n-Lens Acquisition, these stores are not covered by the Wal-Mart Agreement. These leases expire at various times between now and 2003.

<F2>      The Company has a right of first refusal in Mexico for any store in which Wal-Mart Mexico proposes to open a vision center. The Mexico Agreement contains a mutual non-competition agreement preventing each party from dealing with other parties (excluding affiliates of the Company and Wal-Mart Mexico) in Mexico for the operation of vision centers in a host environment. The Mexico Agreement also contains provisions which entitle each party to terminate the license for each vision center if such vision center fails to meet certain minimum sales requirements.

     The Company opened six vision centers in 1990 under the Wal-Mart Agreement and 54 such vision centers in 1991, with additional vision centers being opened in subsequent years. Accordingly, beginning in 1999, the Company will determine whether to exercise the three-year options to extend the licenses for vision centers reaching the ninth year of operation. The Company will make such decisions based upon various factors, including, without limitation, the sales levels of each vision center, its estimated future profitability and cash flow, increased minimum license fees charged by Wal-Mart during the option period, and other relevant factors. Each option must be exercised at least six months prior to the expiration of the license for each vision center. The Company's Wal-Mart licenses for existing vision centers will become eligible for renewal in the years 1999 to 2007, and, if extended by the Company, will expire during the years 2002 to 2010. Although the Company expects that it will extend the licenses of a substantial majority of these vision centers, no assurance can be given as to the number of vision centers the licenses of which will be extended. Recently, Wal-Mart has begun to implement a plan to convert or relocate many of its existing stores to a larger "supercenter" format. Where the converted or relocated store contains a vision center operated by the Company, the Wal-Mart Agreement provides that, upon relocation of the Company's vision center, the term of the license of such vision center begins again.

SAM'S CLUB

     The Company also operates 121 Host Vision Centers in Sam's Club stores in 21 states. Each such vision center is subject to a separate lease, which provides for payment of percentage and minimum rent and other customary terms and conditions. The leases for these vision centers began expiring in 1998 and the term for the remaining leases will expire at various times through 2003. The Company has no option or right to extend the term of such leases. The Sam's Club vision centers generated approximately $32 million and $5.0 million in revenues and EBITDA, respectively, in 1997.

FRED MEYER

     The Company operates 52 Host Vision Centers in stores owned by Fred Meyer. Each such vision center is subject to a separate lease, which provides for minimum and percentage rent and other customary terms and conditions. Generally, the term of each lease is for five years, with a five year option. The Company believes that it will have the opportunity to expand these operations, should it wish to do so. The Company is in the process of renegotiating its agreement with Fred Meyer.

     The following table sets forth the number of leases for existing domestic Host Vision Centers that expire in each year, assuming that the Company exercises all available options to extend the terms of the leases:

                                             Number of Leases Expiring In
                        ------------------------------------------------------------------
          Host Company    1999   2000   2001    2002   2003   2004   2005   2006 and After
                          ----   ----   ----    ----   ----   ----   ----   --------------
          Wal-Mart.......   1      2      4       4     51     63     49         198
          Sam's Club.....   8     35     21      56      1      0      0           0
          Fred Meyer.....  17      9      1       2      3      8      7           5
                           --     --     --      --     --     --     --         ---
                           26     46     26      62     55     71     56         203
                           ==     ==     ==      ==     ==     ==     ==         ===

MANUFACTURING AND DISTRIBUTION

     The Company currently utilizes four in-house lens laboratories and one independent laboratory to manufacture prescription eyeglasses for its vision centers. Substantially all prescription spectacle requirements of the Company's domestic vision centers opened in the future will be supplied from Company-owned laboratories. The Company has a modern coating facility in its Lawrenceville headquarters, capable of coating lenses with anti-reflective and mirror surfaces. Each vision center in Wal-Mart stores has its own finishing laboratory which manufactures lenses for approximately half of all customers purchasing spectacle lenses.

     The Company's centralized distribution center in its Lawrenceville, Georgia headquarters facility provides lens blanks, frames, sunglasses and contact lenses to all vision centers. The Company's central distribution center and all laboratories are interfaced with the Company's management information system. The Company's central distribution center ships completed customer orders and inventory replenishment requirements, including frames and spectacle and contact lenses, to the Company's vision centers throughout the United States by overnight delivery services. The Company also maintains distribution centers in Fullerton, California (which was acquired as a part of the Frame-n-Lens Acquisition) and St. Cloud, Minnesota. As part of the New West Acquisition, the Company acquired two additional laboratory and distribution facilities located in Tempe, Arizona and Portland, Oregon. The Company has already consolidated the Portland facility, along with its Los Angeles,

California facility, into its Fullerton, California facility. The Company intends to consolidate the Tempe facility into the Fullerton facility by the end of 1999.

STORE EXPANSION

     The Company's business strategy is to continue to grow through the opening of additional locations. The Company plans to open up to 35 new stores per year over the next five years. Management expects to focus on Florida, Minnesota and California markets in its new store expansion plan. The new stores are expected to have an on-site optometrist and to be serviced by the Company's centralized laboratories. In connection with its Free-Standing Vision Centers, the Company will employ a modular construction format, which permits the Company to open new locations quickly at an approximate capital expenditure of $80,000 to $120,000 per vision center. In addition, pre-opening costs average $20,000 and initial inventory requirements for new stores average $20,000, of which a majority is supplied by vendors at a reduced cost.

     The Company regularly explores opportunities to expand outside of its existing host environments and continues to consider various options, such as opening Free-Standing Vision Centers, acquiring optical companies, and expanding in another host environment. Management currently believes that the Company's most likely avenue of additional expansion will be through the development and acquisition of free-standing locations.

GOVERNMENT REGULATION

     The Company is subject to a variety of federal, state, and local laws, regulations, and ordinances, including state and local laws and regulations regarding advertising, qualifications and practices of the opticians employed by the Company, relations between independent optometrists and optical firms such as the Company, and various trade practices such as country of origin product labeling. In addition, certain of the Company's products, specifically contact lenses and contact lens solutions, must comply with quality control standards set by the United States Food and Drug Administration. Through its participation in Medicare and in managed care programs, the Company is also subject to a variety of other laws, such as the Federal Anti-Kickback Statute and the Health Insurance Portability Act of 1996.

     Although government regulation has increased the cost to the Company of commencing operations and decreased its flexibility in managing its business, government regulation has not, to date, had a material adverse effect on the Company's overall operations or financial performance, or on its overall relationships with independent optometrists. It is nevertheless possible that new regulations or new interpretations of current regulations could materially increase the Company's cost of doing business or have a material adverse impact on the Company's sales by restricting or eliminating the services of opticians or optometrists in, adjacent to, or nearby the Company's vision centers. This risk is enhanced since the Company's competitors often serve as, or exert influence on, local regulators of the eyecare industry as independent optometrists and opticians often serve on these local regulatory boards. Additional risk is created because of the Company's increasing involvement in managed care plans and general increased oversight by federal and state governments of managed care relationships and operations.

     The Company believes it is in substantial compliance with all material governmental regulations applicable to its operations.

COMPETITION

     The retail eyecare industry in the United States is highly competitive. In addition to optical chains such as Cole Vision and LensCrafters, there are numerous retail optical stores, individual retail outlets and individual opticians, optometrists, and ophthalmologists providing the public all or some of the goods and services the Company sells or makes available through its vision centers. Optical retailers generally serve individual, local or regional markets, and, as a result, competition is fragmented and varies substantially among locations and geographic areas. Several of the Company's competitors have financial resources substantially greater than those of the Company.

     The Company believes that its primary competitive advantages are its quality products and value at low prices, and its customer-driven service philosophy. Additionally, the Company competes on the basis of the quality and consistency of service, convenience, speed of delivery, and selection.

     In addition to competition for individual patients, there is increasing competition in the eyecare industry for managed vision care contracts with insurance companies, employers, and other groups. The Company believes that the competitive advantages described above will help the Company compete for managed care contracts. The density and size of a vision care network are also a significant competitive aspect, however. Several other optical chains, as well as other organizations of vision care providers, have more service locations and cover more geographical areas than does the Company.

MEXICAN OPERATIONS

RISKS

     The Company's Mexican operations face risks substantially similar to those faced by the Company in connection with its domestic operations, including dependence on the host store and expansion requirements. There can be no assurance that such operations will be able to attain profitability. In addition, such operations expose the Company to all of the risks arising from investing and operating in foreign countries generally, including a different regulatory, political, and governmental environment, currency fluctuations, currency devaluations, inflation, price controls, restrictions on profit repatriation, lower per capita income and spending levels, import duties and other impediments to the delivery of inventory and equipment to vision center locations, value-added taxes, and difficulties of cross-cultural marketing.

ECONOMIC AND POLITICAL ENVIRONMENT

     Regulations in Mexico do not currently include currency controls, restrictions on profit repatriation, limitations on foreign ownership, or restrictions on sourcing of products that would adversely affect the Company's operations. The cumulative translation adjustment in shareholders' equity for operations in foreign countries at January 3, 1998 was $4.1 million. As a result of inflation in prior years, the Company has in the past adjusted its retail pricing. Further pricing adjustments are contingent upon competitive pricing levels in the marketplace. Management is monitoring the continuing impact of these inflationary trends.

     The Securities and Exchange Commission has qualified Mexico as a highly inflationary economy under the provisions of SFAS No. 52,

"Foreign Currency Translation." Consequently, in 1997, the financial statements of the Mexico operation were remeasured with the U.S. dollar as the functional currency. During 1997, an immaterial loss resulted from changes in foreign currency rates between the peso and the U.S. dollar, as calculated in the remeasurement process, and was recorded in the Company's statement of operations.

TRADE NAMES AND TRADEMARKS

     The Wal-Mart Agreement provides that, in connection with its Wal-Mart vision centers, the Company must use the tradename "Vision Center located in Wal-Mart" and indicate that the vision centers are operated by the Company. Vision centers in stores owned by Wal-Mart Mexico do business under the name "Centro de Vision." The Company also has licensed the right to use the "Guy Laroche" trademark in its domestic vision centers pursuant to a license agreement providing for royalty payments and containing other customary terms and conditions. The Guy Laroche agreement expires December 31, 2001.

     "Vista Optical" and "Lee Optical" are federally registered trademarks that were acquired as a part of the New West Acquisition. In addition, New West applied to the United States Patent and Trademark Office to register "Vista Eyecare Network." Finally "Frame-n-Lens" is a federally registered trademark acquired as part of the Frame-n-Lens Acquisition.

EMPLOYEES

     As of October 3, 1998, the Company employed approximately 3,780 associates on a full-time basis and 1,030 associates on a part-time basis. As of that date, the Company employed 3,960 associates in retail sales, 510 in laboratory and distribution operations, and 340 in management and administration. Apart from its Mexican employees, none of the associates employed by the Company are covered by any collective bargaining agreements. All associates (with the exception of home office personnel) employed in the Company's Mexican operations are covered by collective bargaining agreements. The Company considers its employment relations to be good, and to date the Company has not experienced any significant difficulties in staffing its vision centers.

PROPERTIES

     The Company's 889 domestic vision centers are located in the following 44 states and Puerto Rico:

          Alabama.......................................    12
          Alaska........................................    16
          Arizona.......................................    44
          Arkansas......................................    5
          California....................................    237
          Colorado......................................    27
          Connecticut...................................    9
          Florida.......................................    39
          Georgia.......................................    40
          Hawaii........................................    4
          Idaho.........................................    11
          Illinois......................................    8
          Indiana.......................................    4
          Iowa..........................................    17
          Kansas........................................    13
          Kentucky......................................    3
          Louisiana.....................................    3

          Maine.........................................    1
          Maryland......................................    4
          Massachusetts.................................    5
          Michigan......................................    4
          Minnesota.....................................    34
          Missouri......................................    9
          Montana.......................................    5
          Nevada........................................    11
          New Hampshire.................................    4
          New Jersey....................................    12
          New Mexico....................................    13
          New York......................................    29
          North Carolina................................    40
          North Dakota..................................    10
          Ohio..........................................    3
          Oregon........................................    40
          Pennsylvania..................................    22
          Puerto Rico...................................    1
          South Carolina................................    14
          South Dakota..................................    1
          Tennessee.....................................    7
          Texas.........................................    42
          Utah..........................................    1
          Virginia......................................    25
          Washington....................................    46
          West Virginia.................................    7
          Wisconsin.....................................    4
          Wyoming.......................................    3

     The Company also has 26 vision centers in Mexico.

     The Company's home office is located in an approximately 66,000 square foot facility in Lawrenceville, Georgia and is subleased from Wal-Mart through the year 2001 (with a renewal option for seven additional years). The Company's central distribution center, an anti-reflective and mirror coating facility, and a lens laboratory are located in the Company's Lawrenceville headquarters.

     The Company has regional headquarters located in St. Cloud, Minnesota, which is subject to a lease with a term expiring on October 1, 2007. This facility also contains a full-service optical laboratory.

     The Company's Fullerton, California operation is located in an approximately 45,000 square foot facility, which is subject to a lease with a term expiring on August 31, 2006. The Company has an option to extend the lease for five years. The Company has consolidated other recently acquired manufacturing facilities into this facility.

     The Company's facility in Tempe, Arizona is owned by Alexis
Holdings, Inc. a wholly-owned subsidiary of New West.

ENVIRONMENTAL MATTERS

     Under certain environmental laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be liable for the costs of investigating and remediating such substances on or under the property. The federal Comprehensive Environmental Response, Compensation & Liability Act, as amended ("CERCLA"), and similar state laws, impose liability on a joint and several basis, regardless of whether the owner, operator, or other responsible party was at fault for the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures for compliance. In connection with the ownership or operation of its facilities, the Company could be liable for such costs in the future.

     The Company currently is not aware of any material environmental claims pending or threatened against it and does not believe it is subject to any material environmental compliance obligations.
However, no assurance can be given that a material environmental claim or compliance obligation will not arise in the future. The cost of defending against any claims of liability, of remediating a contaminated property, or of complying with future environmental requirements could impose material costs on the Company.

LEGAL PROCEEDINGS

     The Company is not currently a party to any legal proceedings the result of which management believes could have a material adverse effect upon its business or financial condition. The Company is currently the defendant in a lawsuit (Commercial Court of Paris, Case No. RG 95 108253) in France arising out of the Company's sale of its French operations. The suit was initiated on December 6, 1995 by Grand Optical Photoservice, S.A. ("GPS") to block the Company's sale of its French operations to a third party. GPS claims that, in selling its French operations to a third party, the Company breached a letter of intent it had previously signed with GPS. By a decision dated December 14, 1995, the trial court rejected the plaintiff's claims and fined the plaintiff for filing a frivolous claim. The plaintiff has filed an appeal. The Company believes that the plaintiff's claims are without merit.

                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

     Certain information regarding the directors, executive officers, and key employees of the Company is set forth in the table below.

          Name                       Age                    Position
          ---                        ---                    --------
          James W. Krause            54             Chairman of the Board and Chief Executive Officer
          Barry J. Feld              42             President and Chief Operating Officer
          Richard Anderson           40             Senior Vice President, Real Estate
          Michael J. Boden           51             Senior Vice President, Leased Retail Operations
          Eduardo Egusquiza          46             Senior Vice President, Information Technology
          Mitchell Goodman           45             Senior Vice President, General Counsel and Secretary
          Charles M. Johnson         49             Senior Vice President, Manufacturing and Distribution
          Angus C. Morrison          42             Senior Vice President, Chief Financial Officer and Treasurer
          James W. Swanson           51             Senior Vice President, Vista Retail Operations and Managed Care
          Myles S. Lewis             30             Vice President, Managed Care
          Timothy Ranney             46             Vice President, Corporate Controller
          Robert W. Stein            43             Vice President, Human Resources
          Patric L. Welch            48             Vice President, Professional Services
          David I. Fuente            53             Director
          Ronald J. Green            51             Director
          James E. Kanaley           57             Director
          Campbell B. Lanier, III    48             Director
          J. Smith Lanier, II        70             Director

     JAMES W. KRAUSE joined the Company in April 1994 as President and Chief Executive Officer and a director. He was named Chairman of the Company in June 1995. From 1980 until joining the Company, he was President and General Manager of the automotive and international divisions of Sherwin-Williams Company.

     BARRY J. FELD joined the Company in October 1998 as President and Chief Operating Officer as a result of the New West Acquisition. Mr. Feld served as President and a member of the Board of Directors of New West since joining New West in May 1991, and as Chief Executive
Officer of New West since February 1994.

     RICHARD ANDERSON joined the Company in January 1999 and was named Senior Vice President, Real Estate in February 1999. From 1987 until joining the Company, he was employed W.H. Smith, PLC where he served as Vice President, Real Estate and Vice President, Development and Construction.

     MICHAEL J. BODEN joined the Company in June 1995 as Vice President, Sales and Marketing and was named a Senior Vice President in February 1998. He was named Senior Vice President, Leased Retail Operations in February 1999. From 1992 until joining the Company, he
served as Vice President   Store Operations of This End Up Furniture
Company.

     EDUARDO EGUSQUIZA joined the Company in March 1998 as Senior Vice President, Information Technology. From 1982 until joining the
Company, he was employed by Musicland Stores Corporation, Inc. where he served as Vice President of Information Systems and Services.

     MITCHELL GOODMAN joined the Company as General Counsel and
Secretary in September 1992 and was named a Vice President in November 1993 and Senior Vice President in May 1998.

     CHARLES M. JOHNSON joined the Company in October 1997 as Senior Vice President, Manufacturing and Distribution. From 1988 until joining the Company, he was employed by the Sherwin-Williams Company, where he served as Vice President and Director of Research and Development.

     ANGUS C. MORRISON joined the Company in February of 1995 as Vice President, Corporate Controller. He was appointed Senior Vice President, Finance, and Treasurer in March 1998. From 1993 until joining the Company, he was Controller and Senior Financial Officer of the Soap Division of The Dial Corp. He was Controller and Senior Financial Officer of the Food Division of the same company from 1989 through 1992.

     JAMES W. SWANSON joined the Company in October 1998 as a result of the New West Acquisition and was named Senior Vice President, Vista Retail Operations and Managed Care in February 1999. He joined New West in July 1991 and served as Chief Operating Officer and Executive Vice President since September 1997.

     MYLES S. LEWIS joined the Company in October 1998 as a result of the New West Acquisition. He was appointed Vice President, Managed Care Sales and Marketing in February 1999. He was employed by New West from 1993 until joining the Company. At New West, he served as Vice President, Sales and Marketing.

     TIMOTHY RANNEY joined the Company in September 1998 and was named Vice President, Corporate Controller in October 1998. From 1991 until joining the Company, he was employed by CVS Corporation where he served as Store Controller and then as Director of Financial Systems.

     ROBERT W. STEIN joined the Company as Director of Human Resources in May 1992. In January 1993, he was appointed Vice President, Human Resources.

     PATRIC L. WELCH joined the Company as Director Eastern Region in November 1994 and was appointed Vice President, Professional Services in February 1997. He was District Manager of D.O.C. Optics Corp. from 1993 until joining the Company. Previously, he was Regional Vice President of NuVision, Inc., where he was employed from 1986 until 1993.

     DAVID I. FUENTE has been Chairman of the Board and Chief
Executive Officer of Office Depot, Inc. since 1987 and has been a director of the Company since April 1992.

     RONALD J. GREEN has been a partner in the accounting firm of Stephen M. Berman & Associates, Atlanta, Georgia, since 1980 and has been a director of the Company since 1990.

     JAMES E. KANALEY was employed at the Bausch and Lomb Corporation from 1978 until his retirement in 1997. From 1990 until 1993, he served as Senior Vice President and Group President Contact Lens Care, and from 1993 until his retirement he served as Senior Vice President and President, North American Healthcare.

     CAMPBELL B. LANIER, III is Chairman of the Board and Chief
Executive Officer of ITC Holding Company, a telecommunications services company located in West Point, Georgia. He is also Chairman, Chief Executive Officer and director of Powertel, Inc. He also serves as a director of each of Mindspring Enterprises, Inc., K&G Men's
Center, Inc., and Innotrac Corporation.

     J. SMITH LANIER, II is Chairman and Chief Executive Officer of J. Smith Lanier & Co., an insurance sales company. He is also a director of Interface, Inc. and has been a director of the Company since
October 1990.  Mr. Lanier is the uncle of Campbell B. Lanier, III.

COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

     The Audit Committee consists of two directors: Campbell B. Lanier, III (Chairman) and J. Smith Lanier, II. The Audit Committee is responsible for recommending the appointment of independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and approving related party transactions and reviewing and monitoring the provision of non-audit services by the Company's auditors.

     COMPENSATION COMMITTEE

     The Compensation Committee consists of three directors: David I. Fuente (Chairman), Ronald J. Green and Campbell B. Lanier, III. The committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers and making awards under the Company's Restated Stock Option and Incentive Award Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received from the Company by the Company's President and Chief Executive Officer, and the Company's four most highly compensated officers other than the President and Chief Executive Officer (all such individuals, collectively, the "named executive officers") as of January 2, 1999.

                                                           Summary Compensation Table

                                                 Annual Compensation                 Long Term Compensation
                                        ----------------------------------      ---------------------------------
        Name and                                                                 Restricted        Securities
        Principal            Fiscal                            Other Annual         Stock          Underlying         All Other
        Position              Year     Salary($)   Bonus($)   Compensation($)    Awards($)<F1>     Options/SARs(#)   Compensation($)
 -------------------------   ------    ---------   --------   ---------------    ------------      ---------------   ---------------
 James W.
 Krause...................    1998      368,000                                    79,688<F2>         250,000          20,000<F3>
  Chairman of                 1997      338,000     247,000                        72,000              50,000          20,000<F3>
  the Board,                  1996      307,000     177,000     143,000<F4>                            50,000          20,000<F3>
  President and
  Chief Executive
  Officer

 Michael J.
 Boden....................    1998      193,000                                     26,563<F5>        15,000              ---
   Senior Vice                1997      185,000     135,000                         24,000            15,000              ---
   President, Retail          1996      178,000      97,000                                           15,000              ---
   Operations and
   Merchandising

 Mitchell
 Goodman....................  1998      148,000                                     26,563<F5>        15,000              ---
Senior Vice                   1997      141,000      99,000      17,000<F6>         24,000            15,000              ---
  President,                  1996      135,000      75,000      17,000<F6>                           15,000              ---
  General Counsel
  and Secretary

 Charles M.
 Johnson...................   1998      197,000                                     26,563<F7>        15,000              ---
  Senior Vice                 1997(8)    41,000                                                       75,000              ---
  President,
  Manufacturing and
 Distribution

 Angus C.
 Morrison..................   1998      160,000                                     28,155<F9>        25,000              ---
   Senior Vice                1997      107,000      49,000                         14,438            10,000              ---
   President, Chief           1996       98,000      37,000                                           10,000              ---
   Financial Officer and Treasurer
__________

<F1> Restricted Stock Awards vest and restrictions lapse after five-
     year performance period to the extent and depending upon achievement by the Company of return on asset goals relative to a comparison group of companies. Vesting is accelerated automatically upon a change of control (as defined). Dividends
     (if any are declared) will be paid on restricted stock.
<F2> As of January 2, 1999, Mr. Krause had restricted stock holdings representing 30,000 shares of Common Stock with a value of $161,250.
<F3> The Company has executed a "split dollar" insurance agreement with Mr. Krause. The annual premium (payable by the Company) is $20,000. The term life portion of this premium is $2,500; the non-term life portion is $17,500.
<F4> $83,000 represents reimbursement of relocation expenses; $60,000 represents tax reimbursement payments on the foregoing.
<F5> As of January 2, 1999, this executive had restricted stock holdings representing 10,000 shares of Common Stock with a value of $53,750.
<F6> Represents partial forgiveness of $50,000 loan made in 1992.
<F7> As of January 2, 1999, Mr. Johnson had restricted stock holdings representing 5,000 shares of Common Stock with a value of $26,875.
<F8> Mr. Johnson joined the Company in October 1997.
<F9> As of January 2, 1999, Mr. Morrison had restricted stock holdings representing 8,000 shares of Common Stock with a value of $43,000.



                   OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants to the named executive officers by the Company in 1998. In accordance with rules of the Commission, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                      Potential Realizable
                                            % of Total                                  Value at Assumed
                               No. of       % of Total                               Annual Rates of Stock
                              Securities   Options/SARs                                Price Appreciation
                              Underlying    Granted to                               for Option Terms($)<F2>
                             Option/SARs   Employees in   Exercise or    Expiration  ----------------------
                              Granted     Fiscal Year<F1> Base Price($)     Date         5%        10%
                             -----------  --------------  -------------  ----------  --------    ---------
 James W. Krause..........   200,000 <F3>     17.2%          5.3125       2/17/08     667,500    1,693,500
                              50,000 <F4>      4.3%          5.3125       2/17/08     166,875      423,375
 Michael J. Boden.........    15,000 <F4>      1.3%          5.3125       2/17/08      50,063      127,013
 Mitchell Goodman.........    15,000 <F4>      1.3%          5.3125       2/17/08      50,063      127,013
 Charles M. Johnson.......    15,000 <F4>      1.3%          5.3125       2/17/08      50,063      127,013
 Angus C. Morrison........    15,000 <F4>      1.3%          5.3125       2/17/08      50,063      127,013
__________

<F1> The Company granted options covering 1,163,000 shares to employees in 1998.
<F2> These amounts represent assumed rates of appreciation only.
     Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
<F3> Grant under the Company's Restated Stock Option and Incentive
     Award Plan. Option vests 50% on each of eighth and ninth anniversaries of grant date, subject to (a) continued employment and (b) accelerated vesting if Company attains defined earnings per share goals. Expiration date is 10th anniversary of grant date.
<F4> Grants under the Company's Restated Stock Option and Incentive
     Award Plan. Options vest 50% on second anniversary of grant date and 25% on each of the third and fourth anniversary, subject to continued employment. Expiration date is 10th anniversary of grant date.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                           AND OPTION VALUES

     The following table provides information, as of January 2, 1999, regarding each exercise of stock options during the last fiscal year by each of the named executive officers and the number and value of options held by the named executive officers.

                                                   No. of Securities Underlying                Value of Unexercised
                       Shares                          Unexercised Options at                   In-the-Money Options
                    Acquired on       Value                Fiscal Year End                      At Fiscal Year End($)
                      Exercise       Realized      --------------------------------         -----------------------------
                        (#)             ($)        Exercisable    Unexercisable <F1>        Exercisable     Unexercisable
                    -----------      ---------     -----------    -----------------         -----------     -------------
James W. Krause.....  150,000          28,200         362,500         337,500                 65,625           103,125
Michael J. Boden....    ---             ---            45,000          50,000                 66,094            42,657
Mitchell Goodman....    ---             ---            31,978          41,250                 19,688            27,189
Charles M. Johnson..    ---             ---                 0          90,000                      0               938
Angus C. Morrison...    ---             ---            31,250          48,750                 17,813            19,688
__________

<F1> Shares represented were not exercisable as of January 2, 1999, and future exercisability is subject to the executive's remaining employed by the Company for up to four years from grant date of options.

CHANGE IN CONTROL ARRANGEMENTS

     There are agreements between the Company and the named executive officers which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company. The circumstances are termination by the Company (other than because of death or disability commencing prior to a threatened change in control, or for cause), or by an officer as the result of a voluntary termination. Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to up to three times the officer's annual rate of base salary.

     Cause for termination by the Company is the: (1) any act that constitutes, on the part of the officer, (a) fraud, dishonesty, gross negligence, or willful misconduct and (b) that directly results in material injury to the Company, or (2) the officer's material breach of the agreement, or (3) the officer's conviction of a felony or crime involving moral turpitude.

     Circumstances which would entitle the officer to terminate as a result of voluntary termination following a change in control include, among other things: (1) the assignment to the officer of any duties inconsistent with the officer's title and status in effect prior to the change in control or threatened change in control; (2) a reduction by the Company of the officer's base salary; (3) the Company's requiring the officer to be based anywhere other than the Company's principal executive offices; (4) the failure by the Company, without the officer's consent, to pay to the officer any portion of the officer's then current compensation; (5) the failure by the Company to continue in effect any material compensation plan in which the officer participates immediately prior to the change in control or threatened change in control; or (6) the failure by the Company to continue to provide the officer with benefits substantially similar to those enjoyed by the officer under any of the Company's life insurance, medical, or other plans. The term of each agreement is for a rolling three years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of the notice.



                               PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by (i) each director of the Company; (ii) each executive officer of the Company; (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to beneficially own more than 5.0% of the outstanding Common Stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the number of shares represents the number of shares of Common Stock the person holds as of December 31, 1998.

                                                                                      Percent of
                                                                Number of Shares      Outstanding
Name and Address of Beneficial Owner <F1>                       Beneficially Owned    Common Stock
---------------------------------------                         -------------------   ------------
Campbell B. Lanier, III                                            2,197,668(2)(3)       10.4%
James W. Krause                                                      639,378(4)           3.0%
J. Smith Lanier, II                                                  271,610(3)(5)        1.3%
Ronald J. Green                                                      105,875(3)(6)         *
Barry J. Feld                                                        100,000               *
David I. Fuente                                                       69,875(3)(7)         *
James E. Kanaley                                                           0               *
Mitchell Goodman                                                      59,706(8)            *
Robert W. Stein                                                       78,352(9)            *
Michael J. Boden                                                      81,827(10)           *
Angus C. Morrison                                                     71,000(11)           *
Eduardo A. Egusquiza                                                  5,000(12)            *
Charles M. Johnson                                                    5,000(12)            *
Richard Anderson                                                          0                *
Timothy Ranney                                                            0                *
James W. Swanson                                                          0                *
Rayna Casey                                                       1,808,152(13)           8.5%
Edward G. Weiner                                                  1,505,800(14)           7.1%
All directors and executive officers as a group (seventeen
   persons)                                                       3,685,291              16.8%
__________

 *     Represents less than one percent of the outstanding Common Stock.
<F1>   Unless otherwise indicated below, the address of the persons named is 296 Grayson Highway,
       Lawrenceville, GA 30045.

<F2>   Includes shares owned by the following individuals and entities, who may be deemed a "group"
       within the meaning of the beneficial ownership provisions of the federal securities laws: Mr. Lanier
       (136,957 shares); Mr. Lanier's wife (750 shares); Campbell B. Lanier, IV (25,550 shares); ITC Service
       Company (1,110,448 shares); the Campbell B. Lanier, III Grantor Retained Annuity Trust (the "Trust")
       (700,000 shares); William H. Scott, III (782,782 shares, inclusive of 700,000 shares owned by the Trust, of which Mr. Scott is the sole trustee); Martha J. Scott (28,000 shares); William H. Scott, III
       Irrevocable Trust F/B/O Martha Scott (10,000 shares); Bryan W. Adams (8,000 shares); J. Douglas Cox
       (48,406 shares); and Sandy Cox (29,900 shares).
<F3>   Includes 16,875 shares which this individual has the right to acquire under the Company's Non-
       Employee Director Stock Option Plan.
<F4>   Includes 412,500 shares which Mr. Krause has the right to acquire under the Company's Restated
       Stock Option and Incentive Award Plan (the "Plan"). Also includes 30,000 shares of restricted stock awarded under the Plan.

<F5>   Includes 1,800 shares owned by Mr. Lanier's wife, as to which he disclaims beneficial ownership.
<F6>   Includes 9,000 shares owned by Mr. Green's children, as to which he disclaims beneficial ownership.
<F7>   Includes 25,000 shares which Mr. Fuente has the right to acquire from Mr. Weiner pursuant to a stock option agreement.
<F8>   Includes 46,978 shares which Mr. Goodman has the right to acquire pursuant to the Plan, and 2,728 shares owned by Mr. Goodman's wife, as to which he disclaims beneficial ownership. Also includes 10,000 shares of restricted stock awarded under the Plan.
<F9>   Includes 64,661 shares which Mr. Stein has the right to acquire pursuant to the Plan. Also includes 10,000 shares of restricted stock awarded under the Plan.
<F10>  Includes 68,750 shares which Mr. Boden has the right to acquire pursuant to the Plan. Also includes 10,000 shares of restricted stock awarded under the Plan.
<F11>  Includes 7,200 shares held as custodian for his children, 47,500 shares which Mr. Morrison has the right to acquire pursuant to the Plan, and 8,000 shares of restricted stock under the Plan.
<F12>  Represents 5,000 shares of restricted stock awarded under the Plan.
<F13>  Includes 159,948 shares owned by a trust of which Ms. Casey is the trustee and her daughter the beneficiary. Ms. Casey's address is 712 West Paces Ferry Road, Atlanta, Georgia.
<F14>  Includes 25,000 shares that Mr. Weiner owns but which he may be obligated to transfer to a director of the Company. Mr. Weiner's address is 500 Southeast Mizner Boulevard, Boca Raton, Florida
       33432.

                     DESCRIPTION OF NEW CREDIT FACILITY

     Concurrent with the closing of the sale of the outstanding notes, the Company entered into a credit agreement with First Union National
Bank ("First Union"), Bank of America, FSB and certain other financial institutions (collectively, the "Banks"). This agreement provides for a new three-year, $25.0 million revolving credit facility. The new credit facility will include a sub-limit of up to $10.0 million for standby letters of credit. The availability under the new credit facility is limited to certain percentages of accounts receivable, inventory and twelve-month trailing EBITDA. Given the Company's current accounts receivable and inventory, the Company has availability under the credit facility of up to $20.0 million. The amount available will be reduced by outstanding letters of credit issued under the standby letter of credit facility.

     The proceeds of the new credit facility have been or will be available for financing a portion of the New West acquisition, refinancing existing debt, working capital, acquisitions subsequent to the closing of the sale of the outstanding notes, if any, and general corporate purposes. All of our obligations under the new credit facility are unconditionally and irrevocably guaranteed jointly and severally by certain of our subsidiaries.

     SECURITY.   Borrowings under the new credit facility are
secured by substantially all assets of the Company and our subsidiaries. The new credit facility contains a negative covenant limiting our right to grant security interests or other liens on our assets and our subsidiaries' other assets.

     INTEREST RATES AND FEES. The new credit facility bears interest at rates per annum equal to, at our option, either (1) First Union's Reference Rate plus the applicable margin or (2) the LIBOR rate plus the applicable margin. The applicable margin is a maximum of 2.00% for the Reference Rate and 3.25% for the LIBOR rate, which may be reduced depending on our ratio of total debt to EBITDA. We pays a fee of 0.50% per annum on the unused portion of the new credit facility, which may be reduced depending on our ratio of total debt to EBITDA. In addition, we will pay fees on any letters of credit issued under the new credit facility, which are calculated based on the daily average of the amount of outstanding letters of credit.

     COVENANTS. The new credit facility contains covenants with which we and our subsidiaries must comply that are customary for a secured revolving credit facility, including, among others:

          *  covenants restricting the incurrence of indebtedness,
          *  the creation or existence of liens,
          *  the guarantee of other indebtedness,
          *  acquisitions,
          *  certain investments,
          *  the declaration or payment of dividends,
          * the repurchase or redemption of debt and equity securities of the Company,
          * change in business activities, affiliate transactions, and certain corporate transactions, such as sales and purchases of assets, mergers, or consolidations, and
          * and delivery of financial and other information to the Banks and other matters.

   The new credit facility also contains certain financial covenants relating to:

          *  minimum EBITDA requirements,
          *  minimum fixed charge ratios,
          *  minimum interest and rent coverage ratios,
          *  maximum leverage ratios, and

          *  limitations on capital expenditures.

     EVENTS OF DEFAULT. The New Credit Facility contains certain events of default customary for a secured revolving credit facility, including, among others:

          *  payment events of default,
          *  breach of representations or warranties,
          *  covenant defaults,
          *  an event of default based on a change in control of the Company,
          * cross-defaults to other indebtedness of, and bankruptcy and judgment defaults against, the Company,
          *  ERISA events of default,
          *  material adverse change events of default, and
          *  certain adverse government action events of default.


                  DESCRIPTION OF THE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Vista Eyecare, Inc. and not to any of its subsidiaries.

     The Company issued the outstanding notes under an Indenture
(the "Indenture") among itself, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, define your rights as holders of these notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this prospectus.

BRIEF DESCRIPTION OF THE NOTES

     These notes:

          *  are general unsecured obligations of the Company;

          * rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Company;

          * are senior in right of payment to all subordinated Indebtedness of the Company;

          * are effectively subordinated to all secured Indebtedness of the Company to the extent of assets securing such Indebtedness; and

          * are unconditionally guaranteed by certain of our domestic subsidiaries and certain of our future subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     The outstanding notes are limited to $125,000,000 in aggregate principal amount. The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. The notes will mature on October 15, 2005.

     Interest on the notes will accrue at the rate of 12 3/4% per annum and will be payable semiannually in cash on each April 15 and October 15 commencing on April 15, 1999, to the persons who are registered Holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date.

     Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     Initially, the Trustee will act as Paying Agent and Registrar for the notes.

TRANSFER AND EXCHANGE

     The notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the "Holders"). Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

METHODS OF PAYMENTS

     The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

REDEMPTION

     MANDATORY REDEMPTION. The notes are not subject to any mandatory sinking fund redemption prior to maturity.

     OPTIONAL REDEMPTION. The notes will be redeemable, at the Company's option, in whole or in part. After October 15, 2003, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

          Year                                    Percentage
          ----                                    ----------

          2003..................................... 105.000%
          2004 and thereafter...................... 100.000%

     OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. Prior to October 15, 2001, the Company may redeem up to 35% of the initial aggregate principal amount of the notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that

          (1) at least 65% of the initial aggregate principal amount of the notes issued under the Indenture remain outstanding (other than any notes owned by the Company or any of its Affiliates); and
          (2) the redemption must occur within 120 days after the closing of any such Equity Offering.

     "Equity Offering" means a sale of Qualified Capital Stock of the Company other than Indebtedness or Disqualified Capital Stock convertible or exchangeable into Capital Stock of the Company.

     SELECTION AND NOTICE OF REDEMPTION. In the event that less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which such notes are listed; or

          (2) if such notes are not listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

     Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

     A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on notes or portions thereof called for redemption.

GUARANTEES

     Each Guarantor unconditionally guarantees, jointly and severally, the Company's obligations under the Indenture and the notes. The obligations of each Guarantor are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants-- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

     The notes are guaranteed by certain of the Company's operating subsidiaries, including Frame-n-Lens Optical, Inc. and New West Eyeworks, Inc., and separate financial information of Frame-n-Lens Optical, Inc. and New West Eyeworks, Inc. is included elsewhere herein. The Company has certain other subsidiaries which have also guaranteed the notes. Separate financial information for these Guarantors has not been presented as the information is not material. The Company's Mexican subsidiaries are not Guarantors of the notes.

CHANGE OF CONTROL

     If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's notes pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount of notes repurchased plus accrued and unpaid interest to the date of purchase.

     Within 30 days following any Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law. Holders

electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.

     If a Change of Control occurs, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer.
If the Company is required to purchase outstanding notes as a result of a Change of Control, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to repurchase upon a Change of Control. Restrictions in the Indenture on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness). If no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such incurrence is on or prior to October 15, 2000 and 2.25 to 1.0 if such incurrence is thereafter.

     The first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted
Indebtedness"):

     (1) Indebtedness under the notes, the Indenture and the Guarantees not to exceed $125,000,000 in aggregate principal amount;

     (2) Indebtedness incurred pursuant to or in connection with the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30,000,000 and (y) the sum, at such time, of (I) 85% of the consolidated book value of accounts receivable of the Company and its Restricted Subsidiaries and
          (II) 60% of the consolidated book value of inventory of the Company and its Restricted Subsidiaries;

     (3)  other Indebtedness of the Company and its Restricted
          Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments, when actually paid (except to the extent paid from the proceeds of Refinancing Indebtedness);

     (4)  Interest Swap Obligations of the Company covering
          Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture;

     (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (6)  Indebtedness of a Wholly Owned Restricted Subsidiary of the
          Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than Liens permitted under the Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness other than a Lien permitted under the Indenture, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (7)  Indebtedness of the Company to a Wholly Owned Restricted
          Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien permitted under the Indenture; provided that

          (a)  any Indebtedness of the Company to any Wholly
               Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the notes (including any Indebtedness that is pari passu with the Indenture and the notes), and

          (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness other than a Lien permitted under the Indenture, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (8) Indebtedness arising from the honoring by a bank or other financial institution of a daylight overdraft or Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (9)  Indebtedness of the Company or any of its Restricted
          Subsidiaries represented by reimbursement obligations in respect of letters of credit for the account of the Company or such Restricted

         Subsidiary, as the case may be, which letters of credit were issued in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (10) Indebtedness in respect of trade letters of credit, standby letters of credit or performance, surety or appeal bonds, in each case incurred in the ordinary course of business and securing obligations not constituting Indebtedness;

     (11) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed the greater of (i) $7,500,000 and (ii) 5% of Consolidated Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding;

     (12) Refinancing Indebtedness; and

     (13) additional Indebtedness of the Company and its Restricted
          Subsidiaries in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility).

     For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

     Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary will be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary. Indebtedness which is assumed at the time of the acquisition of any asset will be deemed to have been incurred at the time of such acquisition.

     The Company will not, and will not permit any Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the notes or the Guarantee of such Guarantor, as the case may be, pursuant to subordination provisions that are substantially identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Guarantor, as the case may be.

     LIMITATION ON RESTRICTED PAYMENTS

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

     (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the notes; or

     (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2) (3) and (4) being referred to as a "Restricted Payment"),

     if at the time of such Restricted Payment or immediately after giving effect thereto,

     (1) a Default or an Event of Default shall have occurred and be continuing; or

     (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

     (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

          (a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period), plus

          (b) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, plus

          (c) without duplication of any amounts included in clause (b) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (b) and (c), any net cash proceeds from an Equity Offering to the extent used to redeem the notes), plus

          (d) without duplication, the sum of (i) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (ii) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (iii) upon redesigna-tion of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

     The preceding provisions do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either
               (a) solely in exchange for shares of Qualified Capital Stock of the Company, or

               (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the notes either

               (a) solely in exchange for shares of Qualified Capital Stock of the Company, or

               (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (i) shares of Qualified Capital Stock of the Company or (ii) Refinancing Indebtedness;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives or successors upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1,000,000 in any calendar year; and

          (5) the repurchase by the Company of Common Stock of the Company pursuant to the terms of the Put Option Agreement in an aggregate amount not to exceed $900,000.

     In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause 3 above, amounts expended pursuant to clauses (1), (2)(a), 3(b)(i), (4) and (5) shall be included in such calculation.

     No later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which may be based upon the Company's latest available internal quarterly financial statements.

     LIMITATION ON ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Qualified Proceeds and shall be received at the time of such disposition; and

          (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either

              (a) to prepay any Indebtedness ranking at least pari passu with the notes (including Indebtedness under the New Credit Facility) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or

              (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto ("Replacement Assets"), it being understood that the receipt of Qualified Proceeds (other than cash or Cash Equivalents) is deemed to be a valid application of such Qualified Proceeds pursuant to this clause (3)(b), or (c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) above, such aggregate amount of Net Cash Proceeds which have not been applied on or before such date shall be applied by the Company or such Restricted Subsidiary to make a Net Proceeds Offer, from all Holders, on a pro rata basis, that amount of notes that may be purchased out of the New Cash Proceeds. The offer price will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Cash Proceeds remain after consummation of a Net Proceeds Offer, the Company may use such Net Cash Proceeds for any purpose not prohibited by the Indenture and no Net Proceeds Offer will be required until the Net Proceeds Offer amount again accumulates to $5,000,000.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under " Merger, Consolidation and Sale of Assets," the surviving entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be for cash in an Asset Sale for purposes of this covenant.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.


LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

     (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

     (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

     (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company.

     The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1)  applicable law;

     (2)  the Indenture;

     (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

     (5) any security or pledge agreements, leases or options (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or subject to option or on the transfer or subletting of the leasehold interest represented thereby to the extent such agreements, leases or options are not otherwise prohibited under the Indenture;

     (6) restrictions on cash or other deposits or net worth and prohibitions on assignment imposed by leases that are permitted under the Indenture;

     (7) customary provisions in joint venture agreements and other similar agreements;

     (8) the New Credit Facility and any instruments issued pursuant thereto;

     (9) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date;

     (10) Liens permitted to be incurred pursuant to the provisions of the covenant described under the caption "--Limitation on Liens";

     (11) any restrictions on a Managed Care Entity pursuant to the applicable rules or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Managed Care Entity ; or

     (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2) through (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the

          provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (2) through (11).

     LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

     The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     LIMITATION ON LIENS

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

     (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

     (2) in all other cases, the notes are equally and ratably secured and the Trustee, at the reasonable request of the Company, shall enter into an intercreditor agreement to effectuate such equal and ratable security, except for

          (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date,

          (b) Liens securing Indebtedness and other obligations under the New Credit Facility,

          (c)  Liens securing the notes and the Guarantees,

          (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company,

          (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced, and

          (f)  Permitted Liens.

     MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

     (1)  either

          (a) the Company shall be the surviving or continuing corporation, or

          (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety

               (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and

              (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(i) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,

          (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and

          (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

     (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(i) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

     (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply in all material respects with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     Notwithstanding the immediately foregoing clauses (2) and (3),

     (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and

     (2) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions but excluding the creation of any Lien permitted under the "--Limitation on Liens" covenant) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of " Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person other than the Company or any other Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

     Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this covenant.

     The creation of a Lien permitted under the " Limitations on Liens" covenant shall not constitute a disposition for the purposes of this covenant.

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

          (1)  Affiliate Transactions permitted below; and

          (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by a majority of non-interested directors of the Board of Directors or a majority of non-interested directors of a committee of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be. Such approval will be evidenced by a Board Resolution stating that such majority of non-interested directors of the Board of Directors or such majority of non-interested directors of the committee of the Board of Directors, as the case may be, have determined that such transaction complies with the foregoing provisions.

     If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an independent nationally recognized investment banking firm and file the same with the Trustee.

     The restrictions set forth above shall not apply to

     (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or a committee thereof or senior management;

     (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

     (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

     (4)  Restricted Payments permitted by the Indenture;

     (5) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and stock option and stock ownership plans approved by the Board of Directors, or the appropriate committee of the Board of Directors, of the Company; and

     (6) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $1,000,000 at any one time outstanding.

     LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES

     The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, to guarantee the payment of any Indebtedness under the New Credit Facility, unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee of the notes pursuant to the terms of the Indenture, such Guarantee of the notes to be a senior unsecured obligation of such Subsidiary; provided that if any such Restricted Subsidiary who becomes a Guarantor as described above is released from its guarantee with respect to Indebtedness and obligations outstanding under the New Credit Facility, such Restricted Subsidiary who becomes a Guarantor as described above shall automatically be released from its obligations as a Guarantor. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by the "Limitation on Incurrence of Additional Indebtedness" covenant.

     ADDITIONAL SUBSIDIARY GUARANTEES

     If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall

     (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture; and

     (2) deliver to the Trustee an opinion of counsel, subject to customary exceptions, that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

     Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. Any Restricted Subsidiary of the Company which is or seeks to become a Managed Care Entity shall be a Guarantor only at such time as and then only to the extent provided in the definition of Guarantor.

     CONDUCT OF BUSINESS

     The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     REPORTS TO HOLDERS

     The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission after the consummation of the exchange offer, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

     ADDITIONAL COVENANTS

     The Indenture also contains covenants with respect to the following matters:

     (1)  payment of principal, premium and interest;

     (2)  maintenance of an office or agency in The City of New York;

     (3)  maintenance of corporate existence;

     (4)  payment of taxes and other claims;

     (5)  maintenance of properties; and

     (6)  maintenance of insurance.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

     (1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

     (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

     (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

     (5) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

     (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

     (7) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause (6) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

     (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6)of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for

          (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          (4)  the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant
Defeasance,

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the Company) confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3)  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the
          Company) confirming that the Holders will not recognize income, gain
          or loss for federal income tax purposes as a result of such Covenant
          Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such incurrence) or insofar as Events of

          Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9)  certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation

     (1)  have become due and payable;

     (2) will become due and payable on the maturity date within one year; or

     (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when

     (1)  either

          (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

         (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire

              Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) the Company has paid all other sums payable under the Indenture by the Company; and

     (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     The Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely conclusively on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel (which may be counsel to the Company) or an officers' certificate.

     Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:


     (1) reduce the amount of notes whose Holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4) make any notes payable in money other than that stated in the notes;

     (5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

     (6) after the Company's obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

     (7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or the ranking of any Guarantee in a manner which adversely affects the Holders; or

     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, interest on or Additional Interest, if any, with respect to any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any director, officer, employee or stockholder, as such, of the Company or any Guarantor, as such. Each Holder, by accepting the notes, waives and releases all such liability.

GOVERNING LAW

     The Indenture provides that it, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means

     (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted
Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

     (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than any such acquisition made in the ordinary course of the Company or such Restricted Subsidiary's business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of

     (1) any Capital Stock of any Restricted Subsidiary of the Company; or

     (2) any other property or assets of the Company (other than Capital Stock of the Company) or any Restricted Subsidiary of the Company other than in the ordinary course of business.

     Asset sales or other dispositions shall not include:

     (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $750,000;

     (2)  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted
          under "  Certain Covenants   Merger, Consolidation and Sale of
          Assets;"

     (3) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under the "Limitation on Restricted Payments" covenant;

     (4) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; or

     (5)  the creation of any Lien not prohibited by the Indenture.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 and a Thompson or Keefe Bank Watch Rating of "B" or better;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
               (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6)  in the case of any foreign Restricted Subsidiary,
               Investments:

               (a) in direct obligations of the sovereign nation (or any agency thereof) in which such foreign Restricted Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof);

              (b)  of the type and maturity described in clauses (1) through
                   (5) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

              (c)  of the type and maturity described in clauses (1) through
                   (5) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (6)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and

     (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

     "Change of Control" means the occurrence of one or more of the following events:

     (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act

          (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than the creation of a Lien permitted pursuant to the Indenture;

     (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

     (3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

     (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     Notwithstanding anything to the contrary contained in the foregoing, a "Change of Control" shall not be deemed to occur upon the consummation of the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or the transfer of assets to a Restricted
Subsidiary of the Company who is or will become concurrently with such transfer a Guarantor.

     "Change of Control Offer" has the meaning set forth under "
Change of Control."

     "Change of Control Payment Date" has the meaning set forth under " Change of Control."

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

          (1)  Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

               (b)  Consolidated Interest Expense,

               (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, and
               (d) after-tax losses from Asset Sales or abandonments or reserves relating thereto.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are reasonably available (the "Four Quarter Period") most recently ending on or prior to the date of the transaction giving rise to the need to

calculate the Consolidated Fixed Charge Coverage Ratio (the
"Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period as determined from an officers' certificate delivered to the Trustee at the time that such calculation is required to be made.

     In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to


         (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

        (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; provided that if such guarantee is limited to a principal amount that is less than the amount of such Indebtedness, such effect shall be limited to the incurrence of such Indebtedness in such limited amount.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

          (1)  Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

               (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

               (b)  the net costs under Interest Swap Obligations,

               (c)  all capitalized interest, and

               (d)  the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP. The following are excluded from Consolidated Net Income

          (1) after-tax gains from Asset Sales or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;
          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;


          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Consolidated Tangible Assets" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Covenant Defeasance" has the meaning set forth under " Legal Defeasance and Covenant Defeasance."

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

     "Dollars" and "$" means lawful money of the United States of America.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date and consistently applied.


     "Guarantor" means

     (1) each domestic Subsidiary of the Company on the Issue Date other than any Managed Care Entity; and

     (2) each of the Company's domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor.

     For each of clauses (1) and (2), with regard to any domestic
Restricted Subsidiary of the Company formed after the Issue Date which is or seeks to become a Managed Care Entity such Restricted
Subsidiary's obligations under the Guarantee shall only become effective if

     (1) the approval of the requisite regulatory entity is obtained (if such approval is required) and

     (2) the granting of the Guarantee by such Restricted Subsidiary shall not have a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of such Restricted Subsidiary (a "material adverse effect").

     If a Guarantee is not issued by such Restricted Subsidiary in reliance on the provisions of clause (2) the Company shall deliver an officers' certificate to the Trustee stating that the granting of such Guarantee would have a material adverse effect.

     Obligation under the Guarantees shall be limited to the maximum amount which such Restricted Subsidiary would be permitted to declare or pay a dividend in compliance with the applicable rules or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Restricted Subsidiary.

     Each Managed Care Entity existing on the Issue Date shall use its reasonable efforts to issue a Guarantee as promptly as practicable after the Issue Date. Any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture. The documentation evidencing a Guarantee given by a Managed Care Entity shall be permitted to contain the text of the restrictions imposed on such Guarantee.

     "Indebtedness" means with respect to any Person, without duplication,

          (1)  all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate action promptly instituted and diligently conducted);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit (other than a letter of credit relating to a trade account payable that is not considered Indebtedness pursuant to clause (4) above), banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;


          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all net Obligations of such Person under currency agreements and interest swap agreements; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Interest Swap Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.

     This investment excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.

     For the purposes of the "Limitation on Restricted Payments" covenant,

          (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and

          (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.
     No payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

     If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or

indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the notes.

     "Legal Defeasance" has the meaning set forth under "  Legal
Defeasance and Covenant Defeasance."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Managed Care Entity" means

          (1)  NVAL VisionCare Systems of California, Inc., ProCare Eye
               Exam, Inc. and NVAL VisionCare Systems of North Carolina, Inc.;
               and

          (2) any other Subsidiary of the Company whose financial condition or activities are regulated under the laws of any state in connection with the provision of health or vision care products or services (or related administrative services) and shall include, without limitation, a health maintenance organization (whether single or multi service), third party administrator, or any entity similar to any of the foregoing.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 13, 1998, by and among National Vision Associates, Ltd., NW Acquisition Corp. and New West, as amended and in effect as of the Issue Date.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or the assets sold pursuant to such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning set forth under "--Certain Covenants---Limitations on Asset Sales."

     "Net Proceeds Offer Amount" has the meaning set forth under "--Certain Covenants---Limitations on Asset Sales."

     "Net Proceeds Offer Payment Date" has the meaning set forth under "--Certain Covenants---Limitations on Asset Sales."


     "Net Proceeds Offer Trigger Date" has the meaning set forth under "--Certain Covenants---Limitations on Asset Sales."

     "New Credit Facility" means the Credit Agreement dated as of October 8, 1998, between the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder, First Union National Bank, as administrative agent, and Bank of America, FSB, as documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "New West" means New West Eyeworks, Inc.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the notes and the Indenture;

          (3)  investments in cash and Cash Equivalents;

          (4) loans, guarantees and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

          (6) additional Investments not to exceed $5,000,000 at any one time outstanding;

          (7) Investments in securities of trade creditors or customers received pursuant to any workout, compromise, plan of reorganiza-tion or similar arrangement upon the bankruptcy or insolvency or financial distress of such trade creditors or customers;

          (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

          (9) Investments by the Company or its Restricted Subsidiaries in joint ventures in an aggregate amount not in excess of $3,000,000 at any time outstanding; and

          (10) Investments by the Company or its Restricted Subsidiaries in at least a majority of the outstanding common stock of New West pursuant to the Merger Agreement for the purpose of acquiring New West as a Wholly Owned Restricted Subsidiary.

     "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate action and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including any Lien securing letters of credit issued in connection with any of the foregoing;

         (4)  judgment Liens not giving rise to an Event of Default;

         (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (6)  any interest or title of a lessor under any Capitalized
              Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (10) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

         (11) Liens securing Purchase Money Indebtedness permitted pursuant to clause (11) of the definition of "Permitted Indebtedness"; provided, however, that (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such

              Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

         (12) Liens securing obligations under Currency Agreements;

         (13) any lease or sublease not interfering in any material respect with the business of the Company and its Subsidiaries;

         (14) Liens with respect to obligations that do not in the aggregate exceed $1,000,000 at any one time outstanding;

         (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

        (16) Liens on the assets of a Managed Care Entity pursuant to the applicable rules, or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Managed Care Entity;

        (17) Liens arising under customary provisions in joint venture agreements and other similar agreements; and

        (18) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that

              (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and

              (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Put Option Agreement" means the Put Option Agreement, dated
October 1, 1997, by and between the Company and Myrel Neumann, O.D. as such agreement is effect in all material respects on the Issue Date.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.
     "Qualified Proceeds" means any of the following or any combination of the following:

          (1)  cash;

          (2)  Cash Equivalents;

          (3) assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto; and

          (4) Capital Stock of any Person engaged primarily in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock:

               (a)  such Person becomes a Restricted Subsidiary, or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Company or any Restricted Subsidiary of the Company.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant or clauses (1) and (3) of the definition of Permitted Indebtedness, in each case that does not

     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium and accrued interest required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

     (2)  create Indebtedness with (a) a Weighted Average Life to
          Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

     If such Indebtedness being Refinanced is Indebtedness of the Company only, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate or junior to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted
Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "Special Redemption Date" means December 15, 1998.

     "Special Redemption Notice Date" means November 30, 1998.

     "Special Redemption Price" has the meaning set forth under "
Special Redemption."

     "Subsidiary," with respect to any Person, means

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

         (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that

          (1) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

     (1) the then outstanding aggregate principal amount of such Indebtedness into

     (2)  the sum of the total of the products obtained by multiplying

          (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

          (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                           REGISTRATION RIGHTS

     The Company, the Guarantors and the initial purchasers of the outstanding notes entered into the Registration Rights Agreement on the issue date pursuant to which each of the Company and the Guarantors agreed, for the benefit of holders of the outstanding notes, that they would, at their expense

          (1) on or prior to the 120th day following the issue date, file the exchange offer Registration Statement with the Commission with respect to the exchange offer pursuant to which the outstanding notes will be exchanged for the exchange notes, which will have terms identical to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any provision relating to this paragraph) and

          (2)  use their best efforts to cause the exchange offer
               Registration Statement to be declared effective under the Securities Act by the 180th day after the issue date. Upon effectiveness of the exchange offer Registration Statement, the Company will offer to all holders of the outstanding notes an opportunity to exchange their securities for a like principal amount of the exchange notes.

     The Company and the Guarantors agreed to keep the exchange offer open for acceptance for not less than 20 business days after the date the exchange offer Registration Statement is declared effective, and will comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). For each outstanding note surrendered to the Company for exchange pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount at maturity equal to that of the surrendered outstanding note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or, if no interest has been paid on such outstanding note, from the issue date.

     Under existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), the exchange notes will generally be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the outstanding notes to the Initial Purchasers) with the prospectus contained in the exchange offer Registration Statement. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer Registration Statement in connection with the resale of such exchange notes.

     Each holder of the outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make certain representations to the Company and the Guarantors, including that

          (1) any exchange notes to be received by it will be acquired in the ordinary course of its business,

          (2) it has no arrangement with any person to participate in a public distribution (within the meaning of the Securities Act) of the exchange notes, and

          (3) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

     In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the exchange notes. Each holder who is a broker-dealer and who receives exchange notes for its own account in exchange for outstanding notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such exchange notes.

     In the event that applicable interpretations of the Staff do not permit the Company and the Guarantors to effect the exchange offer or if for any other reason the exchange offer is not consummated by the 210th day following the issue date, or if the Initial Purchasers so request with respect to the outstanding notes not eligible to be exchanged for exchange notes in the exchange offer or if any holder of outstanding notes is not eligible to participate in the exchange offer or does not receive freely tradeable exchange notes in the exchange offer, the Company and the Guarantors will, at their expense,

          (1) promptly file the Shelf Registration Statement permitting resales from time to time of the outstanding notes,

          (2) use their best efforts to cause the Shelf Registration Statement to become effective, and

          (3) use their best efforts to keep the Shelf Registration Statement current and effective until two years from the issue date or such shorter period that will terminate when all the outstanding notes covered by the Shelf Registration Statement have been sold pursuant thereto.

     The Company and the Guarantors, at their expense, will provide to each holder of the outstanding notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes from time to time. A holder of outstanding notes who sells such outstanding notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     In the event that

          (1) the exchange offer Registration Statement is not filed with the Commission on or prior to the 120th day after the issue date or declared effective on or prior to the 180th day after the issue date,
          (2) the exchange offer is not consummated on or prior to the 210th day following the issue date,

          (3) the Shelf Registration Statement is not filed or declared effective within the required time periods, or

          (4) the exchange offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by an additional exchange offer Registration Statement or Shelf Registration
               Statement, as the case may be, filed and declared effective (each such event, a "Registration Default"),

              the interest rate borne by the outstanding notes shall be increased by 0.50% per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 1.0% per annum. From and after the date that all Registration Defaults have been cured, the outstanding notes will bear interest at the rate set forth on the cover page of this Offering Memorandum.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.






                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     Kilpatrick Stockton LLP, counsel to the Company, has rendered its opinion, which opinion has been filed as an Exhibit to the Registration Statement, that (i) adopts the following summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of notes as its opinion with respect to the material U.S. federal income tax consequences of the exchange offer, and (ii) opines that such discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. Such opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the notes or the exchange offer. This discussion is limited to the material U.S. federal income tax consequences, and it does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the notes, the exchange notes or the exchange offer. It is limited to investors who will hold the notes and the exchange notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions and tax-exempt entities) who might be subject to special treatment under federal income tax laws.

     As used in the discussion which follows, the term "U.S. Holder" means a beneficial owner of the notes or the exchange notes that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of the notes or the exchange notes that, for United States federal income tax purposes, is not a U.S. Holder.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES OR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

     EXCHANGE OFFER

     The exchange of the Outstanding notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange" because the exchange notes will not be considered to differ materially in kind or extent from the . Rather, the exchange notes received by a holder of the outstanding note will be treated as a continuation of the outstanding note in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging the outstanding note for the exchange notes pursuant to the exchange offer.

     INTEREST

     Except as provided below in respect of certain Additional
Interest (as described below), a holder of a Note will be required to report stated interest on the Note as interest income in accordance with the holder's method of accounting for tax purposes.

     The Treasury Regulations relating to original issue discount ("OID") permit the accrual of OID to be determined, in the case of a debt instrument with alternative payment schedules, based upon the payment schedule most likely to occur, as determined by the issuer of the debt, so long as the timing and amounts of each payment schedule are known as of the issue date. Under the OID rules, holders may be required to recognize income prior to receipt of cash. Under certain circumstances, including failure of the Company to register the notes pursuant to an effective registration statement, additional interest (the "Additional Interest") will accrue on the notes in the manner described in "Description of the Exchange Notes Registration Rights Agreement; Penalty Interest". The Company does not intend to treat the possibility of Additional Interest as affecting the computation of

OID or the yield to maturity. If a holder of a Note becomes entitled to Additional Interest, then, solely for purposes of determining the accrual of OID, the yield to maturity on the notes will be determined by treating the notes as reissued on the date that it is determined that such Additional Interest will be required to be paid, for an amount equal to its adjusted issue price on such date. The foregoing position taken by the Company will be binding on all holders, unless a holder explicitly discloses that its determination of the yield to maturity is different from the Company's determination on a statement attached to the holder's timely filed federal income tax return for the year that includes the acquisition date of the notes.

     TAX BASIS IN OUTSTANDING NOTES AND EXCHANGE NOTES

     A holder's tax basis in a Note will be the holder's purchase price for the Note, increased for OID, if any, previously included in income by the holder with respect to the notes and not yet paid. If a holder of an Outstanding Note exchanges the Outstanding Note for an Exchange Note pursuant to the exchange offer, the tax basis of the Exchange Note immediately after such exchange should equal the holder's tax basis in the Outstanding Note immediately prior to the Exchange.

     DISPOSITION OF OUTSTANDING NOTES OR EXCHANGE NOTES

     The sale, exchange, redemption or other disposition of a Note will be a taxable event, except in the case of an exchange pursuant to the exchange offer (see the above discussion), or certain exchanges in which gain or loss is not recognized under the Code. A holder will recognize gain or loss equal to the difference between (i) the amount of cash(plus the fair market value of any property) received upon such sale, exchange, redemption or other taxable disposition of the Outstanding Note or the Exchange Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such Outstanding Note or Exchange Note. Such gain or loss will be capital gain or loss, and will be long term if the Note has been held for more than one year at the time of the sale or other disposition.

     PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE

     The foregoing does not discuss special rules that may affect the treatment of purchasers that acquire notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount", "bond premium" and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to it of the acquisition, ownership, and disposition of notes.


TAX CONSEQUENCES TO NON-U.S. HOLDERS

     In the case of a Non-U.S. Holder, such Non-U.S. Holder will not be subject to U.S. federal income tax, including U.S. withholding tax, on interest paid or OID (if any) on the notes under the "portfolio interest" exception, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) the Non-U.S. Holder is not (a) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (b) a controlled foreign corporation that is related to the Company through stock ownership, (iii) such interest or OID is not effectively connected with a United States trade or business, and (iv) either (a) the beneficial owner of the notes certifies to the Company or its agent, under penalties of perjury, that the beneficial owner is a foreign person and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes, certifies to the Company or its agency, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy thereof.
If any of the situations described in proviso (i), (ii) or (iv) of the preceding sentence do not exist, then, except as described below for effectively connected income, interest paid and OID, if any, on the notes would be subject to U.S. withholding tax at a 30% rate (or lower tax treaty rate as evidenced by an IRS Form 1001 (Ownership Exemption or Reduced Rate Certificate)). If the income on the notes is effectively connected with a Non-U.S. Holder's conduct of a trade or business within the United States, then, absent tax treaty protection, the Non-U.S. Holder will be subject to U.S. federal income tax on such income in essentially the same manner as a United States person and, in the case of a foreign corporation, may also be subject to the U.S.
branch profits tax.

BACKUP WITHHOLDING

     Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to the Company and certifies that such number is correct, under the federal income tax backup withholding rules, 31% of (i) the interest paid on the notes, and (ii) proceeds of sale of the notes, must be withheld and remitted to the United States Treasury. However, certain holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual to qualify as an exempt foreign recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.



                         PLAN OF DISTRIBUTION

     Based on existing SEC staff interpretations, we believe that the registration and prospectus delivery requirements of the Securities Act will not apply to holders of exchange notes issued in this exchange offer who offer those notes for resale, resell, or otherwise transfer them. This exemption only applies, however, if the holder:

     (1) acquired the exchange notes in the ordinary course of its business, and
     (2) is not participating in, and does not intend to participate in, a distribution of the exchange notes, either alone or in cooperation with another.

     Each holder of outstanding notes who wishes to participate in the exchange offer must make certain representations to us concerning its status and intent. These representations are described in "The exchange offer -- Terms and Conditions of the Letter of Transmittal."

     If you tender outstanding notes in the exchange offer with the intent or for the purpose of participating in a distribution of the exchange notes, you cannot rely on the staff interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is available, the resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act.

     The registration and prospectus delivery requirements also continue to apply to holders that are:

     (1) our "affiliate(s)" within the meaning of Rule 405 under the Securities Act,
     (2) broker-dealers who acquire exchange notes directly from us, or
     (3) broker-dealers who acquire exchange notes as a result of market-making or other trading activities.

     Broker-dealers who receive exchange notes for their own account in exchange for outstanding notes that they acquired through market-making activities or other trading activities are subject to the prospectus delivery requirement. These broker-dealers must acknowledge in the letter of transmittal that they will deliver a prospectus in connection with any resales of exchange notes. To date, the SEC staff has allowed these broker-dealers to use the prospectus contained in the exchange offer registration statement to fulfill the prospectus delivery requirement with respect to exchange transactions like this offer. This rule does not apply to resales of unsold allotments from the initial sale of the outstanding notes.

     We have agreed to permit broker-dealers and any other person subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of exchange notes. For a period of 180 days after the exchange offer expires, we will make this Prospectus, as amended or supplemented, available to any broker-dealer that so requests in its letter of transmittal. Except as expressly authorized by us, no person may use this Prospectus in connection with any offer to resell, resale or other retransfer of exchange notes.

     Broker-dealers may resell exchange notes directly to purchasers or through other broker-dealers, to whom they may pay commissions or concessions in connection with the resale. Any broker- dealer that resells exchange notes received for its own account or that participates in a distribution of exchange notes may be deemed an "underwriter" under the Securities Act. Any profit on exchange note resales, including any commissions or concessions received by such broker-dealers, may be deemed underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging the prospectus delivery requirement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers who receive exchange notes for their own account in the exchange offer may sell them from time to time:

     *  in the over-the-counter market,
     *  in negotiated transactions,
     *  by writing options on the exchange notes, or
     *  by a combination of these methods.

The prices received by broker-dealers in resale transactions may be:

     *  the market price prevailing at the time of resale,
     *  prices related to the prevailing market price, or
     *  negotiated prices.

     Certain persons participating in the exchange offer may engage in transactions that stabilize, maintain, or otherwise affect the price of the exchange notes. This may include short sales of the notes. In a short sale, a person agrees to sell more exchange notes than we issue to them in the exchange offer. The short seller "covers" its short position by buying additional notes in the open market. In addition, these persons may stabilize or maintain the price of the exchange notes by bidding for or purchasing exchange notes in the open market or by imposing penalty bids. In a penalty bid, the selling concessions allowed to dealers participating in the offering may be reclaimed if exchange notes sold by them are repurchased in stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the exchange notes at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     We have agreed to pay all expenses of the exchange offer, other than commissions and concessions of any brokers or dealers. We will indemnify holders of outstanding notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act. Our agreements on these issues are part of the Registration Rights Agreement we signed in connection with our original issuance of the outstanding notes.

                            LEGAL MATTERS

     Certain legal matters regarding validity of the exchange notes offered hereby will be passed upon for the Company by Kilpatrick
Stockton LLP, Atlanta, Georgia.

                      INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Vista Eyecare, Inc.. as of December 28, 1996 and January 3, 1998 and for each of the three years in the period ended January 3, 1998 included in this Prospectus have been audited by Arthur Andersen LLP, independent auditors, as stated in their report included herein.

     The consolidated financial statements of Frame-n-Lens Optical, Inc. as of December 29, 1996 and December 28, 1997 and for each of the three years in the period ended December 28, 1997 included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report included herein.

     The consolidated financial statements of New West Eyeworks, Inc. as of December 28, 1996 and December 27, 1997 and for each of the three years in the period ended December 27, 1997 included in this Prospectus have been audited by PricewaterhouseCoopers, LLP independent auditors, as stated in their report included herein.

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago,

Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Commission also maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This web site can be accessed at http//www.sec.gov.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, so long as any notes are outstanding, it will furnish to the holders of the notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, for so long as any of the notes remains outstanding, the Company has agreed to make available to any prospective purchaser of notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144A(d) (4) of the Securities Act.











     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), are incorporated in this Offering Memorandum by reference as of their respective dates:


          (1) Annual Report on Form 10-K for the fiscal year ended January 2, 1998;

          (2) Quarterly Report on Form 10-Q for the three months ended April 4, 1998;

          (3) Quarterly Report on Form 10-Q for the three months ended July 4, 1998;

          (4) Quarterly Report on Form 10-Q for the three months ended October 3,1998;

          (5)  Current Report on Form 8-K for August 12,1998;

          (6)  Current Report on Form 8-K for October 23, 1998;

          (7)  Current Report on Form 8-K for November 9, 1998

          (8)  Current Report on Form 8-K for December 31, 1998; and

          (9)  Current Report on Form 8-K/A for January 6, 1999.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the date which is 180 days after the Termination of the exchange offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each recipient of this Prospectus, upon written request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests should be directed to Investor Relations, National Vision Associates, Ltd., 296 Grayson Highway, Lawrenceville, Georgia 30045, telephone (770) 822-3600.

                                         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                         Page
                                                                                                         ----
VISTA EYECARE, INC. CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants ............................................................  F-2
  Consolidated Balance Sheets as of December 28, 1996 and January 3, 1998 and October 3,
     1998 (unaudited) .................................................................................  F-3
  Consolidated Statements of Operations for the Years Ended December 30, 1995,
     December 28, 1996 and January 3, 1998, and the Nine Months Ended September 27, 1997 and
     October 3, 1998 (unaudited) .....................................................................   F-4
  Consolidated Statements of Shareholders' Equity for the Years Ended December 30,
     1995, December 28, 1996 and January 3, 1998, and the Nine Months Ended October 3,
     1998 (unaudited) ................................................................................   F-5
 Consolidated Statements of Cash Flows for the Years Ended December 30, 1995,
     December 28, 1996 and January 3, 1998, and the Nine Months Ended September 27, 1997 and
     October 3, 1998 (unaudited)  ....................................................................   F-6
  Notes to Consolidated Financial Statements  ........................................................   F-7

FRAME-N-LENS OPTICAL, INC. CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Auditors  ....................................................................   F-21
  Consolidated Balance Sheets as of December 29, 1996 and December 28, 1997 and
     June 28, 1998 (unaudited) .......................................................................   F-22
  Consolidated Statements of Operations for the Years Ended December 31, 1995,
     December 29, 1996, and December 28, 1997, and the Six Months Ended June 29, 1997
     and June 28, 1998 (unaudited)  ..................................................................   F-23
  Consolidated Statements of Shareholders' Equity for the Years Ended December 31,
     1995, December 29, 1996, and December 28, 1997, and the Six Months Ended June 28,
     1998 (unaudited) ................................................................................   F-24
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995,
     December 29, 1996 and December 28, 1997, and the Six Months Ended June 29, 1997
     and June 28, 1998 (unaudited) ...................................................................   F-25
  Notes to Consolidated Financial Statements .........................................................   F-26

NEW WEST EYEWORKS, INC. CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Accountants ..................................................................   F-32
  Consolidated Balance Sheet as of December 28, 1996 and December 27, 1997 and
     September 26, 1998 (unaudited) ..................................................................   F-33
  Consolidated Statement of Operations for the Years Ended December 30, 1995,
     December 28, 1996 and December 27, 1997, and the Nine Months Ended September 27,
     1997 and  September 26, 1998 (unaudited) ........................................................   F-34
  Consolidated Statement of Stockholders' Equity for the Years Ended December 30,
     1995, December 28, 1996 and December 27, 1997, and the Nine Months Ended September 26,
     1998 (unaudited) ................................................................................   F-35
  Consolidated Statement of Cash Flows for the Years Ended December 30, 1995,
     December 28, 1996 and December 27, 1997, and the Nine Months Ended September 27,
     1997 and September 26, 1998 (unaudited)..........................................................   F-36
  Notes to Consolidated Financial Statements  ........................................................   F-37
(/TABLE>


               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of National Vision
 Associates, Ltd. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of NATIONAL VISION ASSOCIATES, LTD. (a Georgia corporation) AND
SUBSIDIARIES as of December 28, 1996 and January 3, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended January 3, 1998. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Vision Associates, Ltd. and subsidiaries as of December 28,
1996 and January 3, 1998 and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998 in conformity with generally accepted accounting principles.

                               ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 17, 1998




                                  F-2

                                                NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

                                                           CONSOLIDATED BALANCE SHEETS
                                                        (000's except share information)

                                                              December 28,     January 3,     October  3,
                                                                 1996            1998            1998
                                                              -----------      ----------     -----------
                                                                                              (unaudited)
                                                ASSETS
 Current Assets:
   Cash and cash equivalents ..........................       $  1,110         $  2,559        $   2,408
   Accounts receivable (net of allowance:
      1996 - $353; 1997 - $762) .......................          4,164            6,066            8,583
   Inventories ........................................         23,970           23,271           28,248
   Store preopening costs (net of accumulated
      amortization: 1996 - $605; 1997 - $712;
      1998 - $912) ....................................            240              295
   Other current assets ...............................            944              464            2,347
                                                              --------         --------        ---------
           Total current assets .......................         30,428           32,655           41,586
                                                              --------         --------        ---------
 Property and equipment:
   Equipment ..........................................         38,573           44,070           52,291
   Furniture and fixtures..............................         17,136           20,366           23,168
   Leasehold improvements..............................         13,178           15,005           16,500
   Construction in progress............................          1,669              893            2,032
                                                              --------         --------        ---------
                                                                70,556           80,334           93,991
   Less accumulated depreciation.......................        (27,206)         (36,692)         (45,800)
                                                              --------         --------        ---------
   Net property and equipment .........................         43,350           43,642           48,191
                                                              --------         --------        ---------
 Other assets and deferred costs (net of accumulated
   amortization:
      1996 - $729; 1997 - $846; 1998 - $954)...........            786            1,015            6,032
 Assignment agreement and intangible assets (net of
   accumulated amortization: 1997 - $733;
   1998 - $1,172)......................................                           5,938           41,756
                                                              --------         --------        ---------
                                                              $ 74,564         $ 83,250        $ 137,565
                                                              ========         ========        =========

                                LIABILITIES AND SHAREHOLDERS'  EQUITY
 Current Liabilities:
   Accounts payable....................................       $  8,283         $  7,252       $   11,624
   Accrued expenses and other current liabilities......          8,643           12,754           17,354
   Current portion long-term debt......................                             478              892
                                                              --------         --------        ---------
           Total current liabilities...................         16,926           20,484           29,870
                                                              --------         --------        ---------
 Revolving credit facility - long term ................         26,500           19,500           52,000
 Long-term notes payable, less current portion.........                           4,225            6,687
 Deferred income tax liabilities ......................          1,232            2,673            2,595
 Commitments and contingencies (Note 8)
 Shareholders' Equity:
   Preferred stock, $1 par value; 5,000,000 shares
      authorized, none issued..........................
   Common stock, $.01 par value; 100,000,000 shares
      authorized, 20,644,752, 20,819,955, and 21,157,612
      shares issued and outstanding as of December 28,
      1996, January 3, 1998 and October 3, 1998,
      respectively .....................................           206              208              212
   Additional paid-in capital ..........................        42,166           43,053           46,634
   Retained deficit.....................................       (8,393)           (2,820)           3,640
   Cumulative foreign currency translation..............       (4,073)           (4,073)          (4,073)
                                                              --------         --------        ---------
           Total shareholders' equity...................        29,906           36,368           46,413
                                                              --------         --------        ---------
                                                              $ 74,564         $ 83,250        $ 137,565
                                                              ========         ========        =========
(/TABLE>

The accompanying notes are an integral part of these consolidated financial statements.



                                                            F-3

                                                NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

                                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      (000's except per share information)

                                                                                                       Nine Months Ended
                                                                                                 ---------------------------
                                             December 30,     December 28,      January 3,       September  27,   October 3,
                                                 1995             1996             1998               1997           1998
                                             ------------     -----------       ----------       --------------   -----------
                                                                                                         (unaudited)
 Net sales ..........................        $  145,573      $  160,376        $  186,354          $ 134,736      $ 173,099
 Cost of goods sold..................            67,966          76,692            86,363             61,723         79,112
                                             ----------      ----------        ----------          ---------      ---------
   Gross profit......................            77,607          83,684            99,991             73,013         93,987
 Selling, general, and
   administrative expenses...........            74,390          76,920            89,156             63,323         81,838
 Provision for disposition of
   assets ...........................               958
 Other nonrecurring charges .........             1,053
                                             ----------      ----------        ----------          ---------      ---------
 Operating income ...................             1,206           6,764            10,835              9,690         12,149
                                             ----------      ----------        ----------          ---------      ---------
 Other expense, net .................             2,626           2,084             1,554              1,193          1,248
                                             ----------      ----------        ----------          ---------      ---------
 Income (loss) before income
   taxes ............................            (1,420)          4,680             9,281              8,497         10,901
 Provision for income taxes..........               100           1,200             3,708              3,365          4,454
                                             ----------      ----------        ----------          ---------      ---------
   Net income (loss).................        $   (1,520)     $    3,480        $    5,573          $   5,132      $   6,447
                                             ==========      ==========        ==========          =========      =========
   Basic earnings (loss) per common
      share .........................        $     (.07)     $      .17        $      .27          $     .25      $     .31
                                             ==========      ==========        ==========          =========      =========
   Diluted earnings (loss) per
      common share .................         $     (.07)     $      .17        $      .27          $     .25      $     .30
                                             ==========      ==========        ==========          =========      =========
(/TABLE>

The accompanying notes are an integral part of these consolidated financial statements.




                                                            F-4

                                                NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                        (000's except share information)

                                          Common Stock        Additional    Retained    Cumulative
                                      -------------------      Paid-In      Earnings   Translation
                                      Shares       Amount      Capital     (Deficit)   Adjustments     Total
                                      ------       ------    ----------    ---------   -----------     -----
 Balance, December 31,
   1994 .......................     20,510,402     $ 205       $42,133      $(10,353)    $(2,372)     $29,613
 Exercise of stock options              76,103         1            14                                     15
 Foreign currency
   translation.................                                                          (1,782)       (1,782)
 Net loss......................                                               (1,520)                  (1,520)
                                    ----------    ------       -------      --------    --------      -------
 Balance, December 30,
   1995........................     20,586,505       206        42,147       (11,873)     (4,154)      26,326
 Exercise of stock options.....         58,247                      19                                     19
 Foreign currency
   translation ................                                                               81           81
 Net income....................                                                3,480                    3,480
                                    ----------    ------       -------      --------    --------      -------
 Balance, December 28,
   1996........................     20,644,752       206        42,166        (8,393)     (4,073)      29,906
 Issuance of common stock......        110,795         1           835                                    836
 Restricted stock..............         54,000         1            35                                     36
 Exercise of stock options.....         10,408                      17                                     17
 Net income....................                                                5,573                    5,573
                                    ----------    ------       -------      --------    --------      -------
 Balance, January 3,
   1998........................     20,819,955       208        43,053        (2,820)     (4,073)      36,368
                                    ----------    ------       -------      --------    --------      -------
 Restricted stock .............         52,000         1            74                                     75
 Exercise of stock options.....        285,657         3           212                                    215
 Tax settlement ...............                                  3,295                                  3,295
 Net income ...................                                  6,447                                  6,447
 Other ........................                                                   13                       13
                                    ----------    ------       -------      --------    --------      -------
 Balance, October 3, 1998
   (unaudited).................     21,157,612     $ 212       $46,634      $  3,640    $ (4,073)     $46,413
                                    ==========     =====       =======      ========    ========      =======
(/TABLE>

The accompanying notes are an integral part of these consolidated financial statements.





                                                            F-5

                                                NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                     (000's)

                                                                                                     Nine Months Ended
                                                                                               ----------------------------
                                               December 30,     December 28,    January 3,     September 27,     October 3,
                                                  1995             1996           1998             1997            1998
                                               ------------     ------------    ----------     -------------     ----------
                                                                                                        (unaudited)
  CASH FLOWS FROM OPERATING
   ACTIVITIES:
   Net income (loss) ......................    $ (1,520)        $   3,480       $  5,573       $   5,132        $   6,447
                                               --------         ---------       --------       ---------        ---------
   Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
     Provision for disposition of
        assets.............................         958
     Provision for other nonrecurring
        charges ...........................       1,053
     Depreciation and amortization               10,378            10,058         11,035           7,876            9,227
     Provision for Deferred Income Tax
        Expense ...........................                         1,002          1,441           1,218            3,710
     Other ................................          29                91            268            (610)            (400)
   Changes in operating assets and
     liabilities, net of effects of
     acquisitions:
     Receivables...........................        (701)            2,224           (875)         (2,056)          (2,142)
     Inventories ..........................      (2,467)           (2,594)         2,031           1,063              836
     Store preopening costs ...............      (1,288)             (657)          (643)
     Other current assets .................         (34)               67            612             285           (1,267)
     Accounts payable, accrued
        expenses, and other current
        liabilities........................         (88)              725          1,245           3,675           (6,002)
                                               --------         ---------       --------       ---------        ---------
          Total adjustments................       7,840            10,916         15,114          11,451            3,962
                                               --------         ---------       --------       ---------        ---------
          Net cash provided by
            operating activities...........       6,320            14,396         20,687          16,583           10,409
                                               --------         ---------       --------       ---------        ---------
 CASH FLOWS FROM INVESTING
   ACTIVITIES:
   Purchase of property and
     equipment ............................     (13,175)           (2,713)        (8,049)         (6,029)          (7,198)
   Acquisition, net of cash acquired.......                                       (1,772)                         (30,429)
   Payment for non-competition
     agreement ............................                                         (484)          (484)
   Purchase of Assignment Agreement                                                 (500)          (500)
                                               --------         ---------       --------       ---------        ---------
          Net cash used in investing
            activities.....................     (13,175)           (2,713)       (10,805)        (7,013)          (37,627)
                                               --------         ---------       --------       ---------        ---------
 CASH FLOWS FROM FINANCING
   ACTIVITIES:
   Advances on revolving credit
     facility ..............................     12,000             1,500          5,500          1,500            38,500
   Repayments on revolving credit
     facility ..............................     (4,000)          (13,000)       (12,500)       (10,000)           (6,000)

   Repayments of notes payable and
     capital leases ........................       (471)             (480)        (1,450)                            (862)
   Debt issue costs ........................                                                                       (4,861)
   Proceeds from issuance of common
     stock .................................         15                19             17             38               290
                                               --------         ---------       --------       ---------        ---------
          Net cash provided by (used
            in) financing activities........      7,544           (11,961)        (8,433)        (8,462)           27,067
                                               --------         ---------       --------       ---------        ---------
 Effect of foreign currency exchange
   rate changes  . . . . . . . .                 (1,782)              81
                                               --------         ---------       --------       ---------        ---------
 Net increase (decrease) in cash                 (1,093)            (197)          1,449          1,108              (151)
 Cash, beginning of year . . . .                  2,400            1,307           1,110          1,110             2,559
                                               --------         ---------       --------       ---------        ---------
 Cash, end of year . . . . . . .               $  1,307        $   1,110        $  2,559       $  2,218         $   2,408
                                               ========        =========        ========       ========         =========
(/TABLE>

The accompanying notes are an integral part of these consolidated financial statements.


                                                            F-6

           NATIONAL VISION ASSOCIATES, LTD. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND OPERATIONS

     National Vision Associates, Ltd. (the "Company") is engaged in the retail sale of optical goods and services, primarily in the United
States and Mexico. The Company is largely dependent on Wal-Mart
Stores, Inc. ("Wal-Mart") for continued operation of current vision centers (see Note 3). In October 1997, the Company acquired all the capital stock of Midwest Vision, Inc., a retail optical company with 51 locations in Minnesota and three adjoining states (see Note 4).

2.  SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its subsidiaries.
All significant intercompany balances and transactions have been eliminated in consolidation. Effective January 1, 1995, the Company changed its year end to a 52/53 week retail calendar with the fiscal year ending on the Saturday closest to December 31. Pursuant to such calendar, financial information for each of 1995 and 1996 is presented for the 52-week period ended December 30 and December 28, respectively. Fiscal 1997 consisted of 53 weeks ended January 3, 1998.
Due to various statutory and other considerations, international operations were not changed to this 52/53 week calendar. To allow for more timely consolidation and reporting, international operations are reported using a fiscal year ending November 30. Certain amounts in the December 28, 1996 and December 30, 1995 consolidated financial statements have been reclassified to conform to the January 3, 1998 presentation.

     REVENUE RECOGNITION: The Company recognizes revenues and the related costs from retail sales when at least 50% of the payment has been received.

     CASH AND CASH EQUIVALENTS: The Company considers cash on hand, short-term cash investments, and checks that have not been processed by financial institutions to be cash and cash equivalents. The aggregate amount of outstanding checks not processed at January 3, 1998 was $381,000 (at December 28, 1996 - $440,000). The Company's
policy is to maintain uninvested cash at minimal levels. Cash includes cash equivalents which represent highly liquid investments with a maturity of one month or less. The carrying amount approximates fair value. The Company restricts investment of temporary cash investments to financial institutions with high credit standing.

     INVENTORIES: Inventories are valued at the lower of weighted average cost or market. Market represents the net realizable value.

     STORE PREOPENING COSTS: Prior to 1998, preopening costs which were directly associated with the opening of new vision centers have been capitalized and amortized using the straight-line method over 12 months beginning with the commencement of each vision center's operations. The average cost capitalized per vision center approximated $20,000. Effective in 1998, preopening costs will be expensed as incurred in accordance with proposed AICPA Statement of Position, "Reporting on the Costs of Start-Up Activities."

     PROPERTY AND EQUIPMENT:  Property and equipment are stated at cost.
For financial reporting purposes, depreciation is computed using the straight-line method over the assets' estimated useful lives or terms of the related leases, whichever is shorter. Accelerated depreciation methods are used for income tax reporting purposes. For financial reporting purposes, the useful lives used for computation of depreciation range from five to ten years for equipment, from three to nine years for furniture and fixtures, from three to six years for hardware and software related to information systems processing, and nine years for leasehold improvements. At the time property and equipment are retired, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is credited or charged to income. Annually, the Company evaluates the net book value of property and equipment for impairment. The evaluation is performed for retail locations and compares its best estimate of future cash flows with the net book value of the property and equipment.
Maintenance and repairs are charged to expense as incurred.
Replacements and improvements are capitalized.

     BALANCE SHEET FINANCIAL INSTRUMENTS: Fair Values: The carrying amount reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and short-term debt approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for "Revolving
Credit Facility -- Long-Term" approximates fair value because the underlying instrument is a variable rate note that reprices frequently. The fair value of the Company's fixed interest rate swap agreements and fixed rate debt is based on estimates using standard pricing models that take into consideration current interest rate market conditions supplied by independent financial institutions.


     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The risk is limited due to the large number of individuals and entities comprising the Company's customer base.

     ASSIGNMENT AGREEMENT AND INTANGIBLE ASSETS: Assignment agreement and intangible assets represent the excess of the cost of net assets acquired in certain contract transactions and business combinations over their fair value. Such amounts are amortized over periods ranging from 11 years to 15 years. The Company evaluates intangible assets for impairment annually. In completing this evaluation, the Company compares its best estimate of future cash flows with the carrying value of the underlying asset.

     INCOME TAXES: Deferred income taxes are recorded using current enacted tax laws and rates. Deferred income taxes are provided for depreciation, store preopening costs, organization costs, inventory basis differences, and accrued expenses where there is a temporary difference in recording such items for financial reporting and income tax reporting purposes.

     OTHER DEFERRED COSTS: Deferred costs represent capitalized assets resulting from contractual obligations and are being amortized on a straight line basis over a period of time not to exceed five years.

     ADVERTISING AND PROMOTION EXPENSE: Production costs of future media advertising and related promotion campaigns are deferred until the advertising events occur. All other advertising and promotion costs are expensed when incurred.

     OTHER INCOME AND EXPENSE: Other income and expense represents net financing costs associated with the Company's financing activities, including interest costs on borrowings under the revolving credit facility and other notes payable, loan commitment fees and amortization of interest rate hedge and swap agreements, purchase discounts on invoice payments, interest income on cash investments and for fiscal 1997, realized exchange gains or losses resulting from foreign currency transactions.

     FOREIGN CURRENCY TRANSLATION: The financial statements of foreign subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 ("SFAS No. 52").
Translation adjustments, which result from the process of translating foreign financial statements into U.S. dollars, are accumulated as a separate component of shareholders' equity.

     The Securities and Exchange Commission has classified Mexico as a highly inflationary economy under the provisions of SFAS No. 52 for reporting periods starting in 1997. Effective in 1997, the financial statements of the Company's Mexico operations are remeasured with the U.S. dollar as the functional currency. Any gain or loss is recorded in the Company's statement of operations as other income and expense.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

     DERIVATIVES USED IN RISK MANAGEMENT ACTIVITIES: As part of its risk management activities, the Company uses interest rate swaps to modify the variable interest rate characteristics of long-term debt on the revolving credit facility. The Company holds no other derivatives or similar instruments. The derivative contracts are designated as hedges when acquired. They are expected to be effective economic hedges and have high correlation with the debt being hedged.

     Interest rate swaps are accounted for using the accrual method, with an adjustment to interest expense in the income statement. The Company accounts for the swap by recording the offset of the swap into the Company's accounts. The swaps are settled every 90 days. Realized gains and losses from the early settlement or disposition of swap contracts are deferred on the balance sheet and amortized to interest expense over the original term of the swap agreement.

3.   WAL-MART MASTER LICENSE AGREEMENT AND OTHER AGREEMENTS

     WAL-MART AGREEMENT: In 1994, the Company and Wal-Mart replaced their original agreement with a new master license agreement (the
"Wal-Mart Agreement"), which increased minimum and percentage license fees payable by the Company and also granted the Company the opportunity to operate up to 400 vision centers in existing and future
Wal-Mart stores (357 vision centers were in operation at fiscal year end 1997). In January 1995, the Company made a lump sum payment in exchange for such opportunity. The payment is being amortized over the initial term of the vision centers opened subsequent to January 1, 1995. In 1997, the Wal-Mart Agreement was amended to provide that Wal-
Mart must, by April 1, 2000, grant the Company the opportunity to operate 400 vision centers under the Wal-Mart Agreement, and that, with one exception, all new vision centers opened after 1997 will be


located in California and North Carolina. Each vision center covered by the Wal-Mart Agreement has a separate license. Pursuant to the Wal-
Mart Agreement, the term of each such license is nine years with a renewable option for one additional three-year term. Percentage license fees remain the same over the nine-year base term and three-year option term, whereas minimum license fees increase during the three-year option term.

     CONSULTING AND MANAGEMENT AGREEMENT:  Among other things, the Wal-
Mart Agreement requires an independent, licensed optometrist to practice adjacent to or near each of the Company's vision centers for at least 48 hours per week. In 1990, the Company entered into a long-term consulting and management service agreement, as amended, with two companies (Eyecare Leasing, Inc. ("ELI") and Stewart-Phillips, Inc.
("SPI")) jointly owned by two shareholders to recruit such optometrists for certain of its vision centers. Subject to applicable state regulations, this agreement, among other things, required the Company to provide space and certain equipment to the optometrists for which the optometrists pay the Company an occupancy fee. In exchange for their services, ELI and SPI received certain fees under the agreement. Net of the fees paid to ELI and SPI, the Company received
$2.5 million and $2.9 million pursuant to this agreement during 1995 and 1996, respectively. The net payments offset occupancy expense incurred by the Company. Occupancy expense is a component of cost of goods sold.

     In January 1997, the Company completed various transactions related to its relationship with each of ELI and SPI. The transactions involved the termination of such consulting agreement and transfer of the responsibilities of ELI and SPI to a subsidiary of the Company. As a result of these transactions, the Company acquired the right to the payments which otherwise would have been made to ELI and SPI under the consulting agreement. In 1997, the Company received occupancy fees of $4.0 million, which included $1.4 million which would have been paid to ELI and SPI if the consulting agreement had been in effect during 1997. The aggregate cost of the transactions was $4.6 million, which was capitalized as an intangible asset and is being amortized over the remaining life of the original term of vision center leases. The
Company made a lump sum payment of $500,000 at closing and entered into promissory obligations for the balance, payable over a 12-year period at 6.4% interest.

     MEXICO AGREEMENT: In 1994, the Company opened 8 vision centers in stores owned and operated by Wal-Mart de Mexico, S.A. de C.V. ("Wal-
Mart de Mexico"). In 1995, the Company completed the negotiation of a master license agreement governing these vision centers. Pursuant to this agreement, each vision center has an individual base term of five years from the date of opening, followed by two options (each for two years), and one option for one year. Each party has the right to terminate a location which fails to meet specified sales levels. The agreement provides for annual fees based on a minimum and percentage of sales. The agreement also gives the Company a right of first refusal to open vision centers in all stores in Mexico owned by Wal-
Mart de Mexico. As of January 3, 1998, the Company operated 26 vision centers in Wal-Mart de Mexico stores.

4.   ACQUISITION

     In October 1997, the Company acquired the common stock of Midwest
Vision, Inc., a retail optical company which operated 51 vision centers in Minnesota, Wisconsin, Iowa, and North Dakota. Unaudited annual sales for Midwest Vision approximated $14.4 million for the calendar year 1997. The purchase price was approximately $3.3 million, excluding direct acquisition costs plus $1.4 million of assumed long-term debt.
     The acquisition was accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of acquisition. The excess of purchase price over the estimated fair values of the net assets acquired was recorded as an intangible asset (goodwill), which is being amortized on a straight-line basis over 15 years for financial reporting. Subsequent to the close date, the Company paid off the outstanding long-term debt of Midwest Vision.

     The estimated fair values of assets and liabilities acquired are summarized as follows (in 000's):

 Cash  . . . . . . . . . . . . . . . . . . . . . . .     $    327
 Inventory . . . . . . . . . . . . . . . . . . . . .         1,332
 Accounts receivable and other assets  . . . . . . .         1,398
 Property and equipment  . . . . . . . . . . . . . .         1,729
 Excess of cost over net assets acquired . . . . . .         2,068
 Accounts payable and accrued expenses . . . . . . .        (1,867)
 Debt  . . . . . . . . . . . . . . . . . . . . . . .        (1,433)
                                                         ---------
           Net Purchase Price  . . . . . . . . . . .     $   3,554
                                                         =========

     The purchase price was paid in cash of $1.9 million, a debt instrument (in the principal amount of $620,000 payable over five years), and 110,795 shares of the Company's common stock.
Additionally, the Company made cash payments of $239,000 related to investment advisory fees and other costs directly associated with the acquisition. In connection with 100,000 shares of the common stock, the Company also issued a put option to the seller, entitling the seller to put such shares to the Company at $7.00 per share in January
1999 or, if such shares are not then put back to the Company, at $9.00


per share in January 2000. If the seller exercises the put option, the Company will settle the transaction by issuing additional shares to the seller such that the aggregate fair market value of the shares equals the aggregate guarantee value. The guarantee has been recorded at a fair market value. In conjunction with the transaction, the Company entered into an employment agreement with the seller which requires the performance of certain duties and contains certain noncompete provisions.

     The operating results of Midwest Vision are included in the Company's consolidated results of operations from the date of acquisition.

5.   INVENTORY

     The Company classifies inventory as finished goods if such inventory is readily available for sale to customers without any assembly or value added processing to satisfy a customer's order. Finished goods include contact lens, over the counter sunglasses and accessories. The
Company classifies inventory as raw material if such inventory requires assembly or value added processing to satisfy a customer's order. This would include grinding a lens blank, "cutting" the lens in accordance with a prescription from an optometrist, and fitting the lens in a frame. Frames and uncut lens are considered raw material. A majority of the Company's sales represent custom orders; consequently, the majority of the Company's inventory is classified as raw material.

     Inventory balances, by classification, may be summarized as follows
(in 000's):

                                          1996        1997          1998
                                       --------     -------      ---------
 Raw material  . . . . . . . . . . .   $ 15,199     $15,646      $  22,687
 Finished goods  . . . . . . . . . .      8,279       7,003          4,518
 Supplies  . . . . . . . . . . . . .        492         622          1,043
                                       --------     -------      ---------
                                       $ 23,970     $23,271      $  28,248
                                       ========     =======      =========

6.   LONG-TERM DEBT

     Long-term debt obligations at December 28, 1996 and January 3, 1998 consisted of the following (in 000's):

                                                      1996         1997
                                                    -------      -------
 Borrowings under revolving credit facility  . .    $26,500      $19,500
 Other promissory notes  . . . . . . . . . . . .                   4,703
                                                    -------      -------
                                                     26,500       24,203
 Less current portion  . . . . . . . . . . . . .                     478
                                                    -------      -------
                                                    $26,500      $23,725
                                                    =======      =======

     In July 1997, the Company entered into a syndicated $45 million two-year unsecured revolving credit facility. The aggregate outstanding balance is due for repayment in July 1999. The Company's credit facility contains, among other covenants, a material adverse change clause and certain minimum net worth and other requirements.
Commitment fees payable on the average daily balance of the unused portion of the credit facility were .25% per annum in 1997. The
Company paid approximately $150,704 and $125,611 in various fees related to the revolving credit facility in 1996 and 1997, respectively. Interest on the outstanding advances is based on certain financial covenants and applicable interest rates for Eurodollar or base loan borrowings, as defined in the agreement.

     As of January 3, 1998, the Company had borrowed $19.5 million under its credit facility at a weighted average interest rate of 6.9%. The aggregate fair value of the Company's long-term debt obligation under the credit facility is estimated to approximate its carrying value.

     The Company has entered into rate swap agreements which effectively convert underlying variable rate debt based on Eurodollar rates to fixed rate debt. The agreements extend through February 20, 2000. The notional principal amount on one agreement is $20 million, with an effective fixed rate of 6.93%, which will expire on February 20, 1998.
At that date, two separate agreements will commence with an aggregate notional principal amount of $10 million and an effective fixed rate which averages 7.52%. The fair market value of the fixed rate hedges approximates book value. Under existing accounting standards, this activity is accounted for as a hedging activity. The swaps are settled every 90 days.

     The Company entered into unsecured promissory notes relative to various transactions completed with ELI and SPI (see Note 3) and the Midwest Vision acquisition (see Note 4). The notes are fixed rate instruments, with rates ranging from 6.4% to 8.5%. The promissory notes with ELI and SPI require quarterly payments through January 2009 whereas the Midwest Vision note requires monthly payments through October 2002. Based on current market rates at January 3, 1998, the fair market value of the promissory notes is approximately $80,000


less than book value. At January 3, 1998, future minimum principal payments on the promissory notes were as follows (in 000's):

 1998  . . . . . . . . . . . . . . . . . . .   $  478
 1999  . . . . . . . . . . . . . . . . . . .      487
 2000  . . . . . . . . . . . . . . . . . . .      498
 2001  . . . . . . . . . . . . . . . . . . .      509
 2002  . . . . . . . . . . . . . . . . . . .      495
 Thereafter  . . . . . . . . . . . . . . . .    2,236
                                               ------
                                               $4,703
                                               ======

     The Company maintains an unsecured line of credit agreement with a financial institution which, at the discretion of the lender, allows the Company to borrow up to $5 million. The agreement is available to fund financing needs on a short-term basis at a variable interest rate, determined by the lender. As of year-end, there were no borrowings outstanding under the agreement.

7.    RELATED-PARTY TRANSACTIONS

     In 1991, a receivable from the Company was assigned to a lease finance company which is owned by a shareholder/director of the Company. The Company made lease payments (including principal and interest) of $417,000 and $341,000 to this lease finance company in 1995 and 1996, respectively. Such lease was paid in full as of September, 1996.

     During 1995, 1996, and 1997, the Company purchased its business and casualty insurance policies through an insurance agency in which a shareholder/director has a substantial ownership interest. Total premiums paid for policies acquired through the insurance company during 1995, 1996, and 1997 were approximately $910,000, $844,000, and
$904,732, respectively. The Audit Committee of the Company's Board of
Directors has approved such purchases.

     In 1996, Edward G. Weiner, the Company's then Vice Chairman, was employed at an annual salary of $165,000 pursuant to an employment agreement with the Company with a term ending March 1, 2000. In connection with Mr. Weiner's resignation from the Board of Directors in February 1997, the employment agreement was terminated, and the Company (in exchange for a non-competition agreement through March
2000) paid Mr. Weiner an amount equal to a discounted present value of the payments which would have been made under the employment agreement. The payment amount was capitalized as other deferred costs and will be amortized over the term of the non-compete agreement.

8.   COMMITMENTS AND CONTINGENCIES

     NONCANCELABLE OPERATING LEASE AND LICENSE AGREEMENTS:  As of
January 3, 1998, the Company is a lessee under noncancelable operating lease agreements for certain equipment which expire at various dates through 1998. Additionally, the Company is required to pay minimum and percentage license fees pursuant to certain commercial leases and pursuant to its agreements with its host department store companies.

     Effective December 20, 1991, the Company entered into a lease agreement with Wal-Mart for approximately 66,000 square feet of corporate office space. The term of the lease is ten years with a renewal option of seven years. The Company paid Wal-Mart approximately
$215,000 annually in rental fees in 1995, 1996, and 1997.

     Effective July 1995, the Company entered into an operating lease for a computer equipment upgrade that provides processing for the newly installed management information and financial systems. The term of the lease is three years. Lease expense is approximately $8,000 monthly.

     Effective the first quarter 1996, the Company entered into operating leases for 34 vehicles. The terms of the leases are cancelable by the Company at any time, but the Company expects to retain the leases for the three-year term. Lease expense is approximately $13,800 monthly.

     Under the lease for its Los Angeles laboratory, the Company paid
$102,000, $101,000, and $87,000 in rental fees in 1995, 1996, and
1997, respectively. In December 1997, the Company entered into a new five-year lease for a successor facility in the Los Angeles area.
Lease expense is approximately $5,528 monthly.

     In connection with its acquisition of Midwest Vision, Inc. (see
Note 4), the Company entered into a ten-year lease for administrative headquarters and an optical laboratory located in St. Cloud, Minnesota. The facility is leased from the former owner of Midwest
Vision. Lease expense on the headquarters and laboratory is approximately $6,667 monthly which, in the opinion of management,


represents a fair market lease rate. Additionally, the Company assumed operating lease agreements in connection with 51 freestanding locations obtained from the acquisition. Lease expense on such leases is approximately $64,000 monthly.

     Aggregate future minimum payments under the license and lease arrangements are as follows (in 000's):

 1998  . . . . . . . . . . . . . . . . . . .   $ 19,529
 1999  . . . . . . . . . . . . . . . . . . .     19,296
 2000  . . . . . . . . . . . . . . . . . . .     17,553
 2001  . . . . . . . . . . . . . . . . . . .     14,592
 2002  . . . . . . . . . . . . . . . . . . .     11,110
 Thereafter  . . . . . . . . . . . . . . . .     18,237
                                               --------
                                               $100,317
                                               ========
     Total expenses recognized under these license and lease arrangements were approximately $17.0 million, $19.9 million, and $22.8 million for the years ended December 30, 1995, December 28, 1996, and January 3,
1998, respectively.

     GITANO AND GUY LAROCHE TRADEMARK LICENSES: The Company has separate license agreements with Gitano, Inc. and Guy Laroche of North America,
Inc., giving the Company the right to use the trademarks "Gitano" and "Guy Laroche", respectively, in its vision centers in North America.
Each agreement requires the Company to pay minimum and percentage royalties on retail and wholesale sales.

     Pursuant to its terms, the Gitano agreement expired on June 30, 1997. The agreement has, however, continued to be performed by the parties. The Guy Laroche agreement, as amended, expires on December 31, 2001. Under the Gitano agreement, the Company paid $113,000, $111,000, and $121,000 in fees during 1995, 1996, and 1997, respectively.
Under the Guy Laroche agreement, the Company paid $150,000, $238,000, and $176,000 in fees during 1995, 1996, and 1997, respectively.

     CHANGE IN CONTROL AND OTHER ARRANGEMENTS: There are agreements between the Company and seven of its executive officers which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company other than because of death or disability commencing prior to a threatened change in control (as defined), or for cause (as defined), or by the officer as the result of a voluntary termination (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to up to three times the officer's annual rate of base salary. The term of each agreement is for a rolling three-years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of the notice.

     One executive officer is employed pursuant to an employment agreement which provides for an annual salary and certain other benefits. Such agreement further provides that the Company may at any time terminate the executive's employment upon six months notice or upon no notice if such termination is for cause, as defined.

9.   INCOME TAXES

     The Company accounts for income taxes under Statement of Financial
Accounts Standards (SFAS) No. 109 "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The components of the net deferred tax assets/(liabilities) are as follows (in 000's):

                                              As of December 28,   As of January 3,
                                                     1996                1998
                                              ------------------   ----------------
 Total deferred tax (liabilities).........         $(9,484)            $(9,005)
       Total deferred tax assets..........          10,658               8,738
 Valuation allowance......................          (2,406)             (2,406)
                                                   -------             -------
 Net deferred tax (liabilities)...........         $(1,232)            $(2,673)
(/TABLE>


     The sources of the difference between the financial accounting and tax basis of the Company's liabilities and assets which give rise to the deferred tax liabilities and deferred tax assets and the tax effects of each are as follows (in 000's):

                                                      As of December 28,   As of January 3,
                                                             1996                1998
                                                      ------------------   ----------------
 Deferred tax liabilities:
   Depreciation ..................................        $ 6,062             $ 5,506
   Reserve for foreign losses.....................          3,137               3,137
   Store preopening costs.........................             91                  99
   Other..........................................            194                 263
                                                          -------             -------
                                                          $ 9,484             $ 9,005
                                                          =======             =======
 Deferred tax assets:
   Accrued expenses and reserves..................        $ 1,471             $ 1,393
   Inventory basis differences....................            326                 145
   Net operating loss carryforwards...............          8,650               4,677
   Alternative minimum tax........................            135               2,117
   Other..........................................             76                 406
                                                          -------             -------
                                                          $10,658             $ 8,738
                                                          =======             =======

    The consolidated provision for income taxes consists of the following (in 000's):

                                                              Year Ended
                                               ----------------------------------------
                                               December 30,   December 28,   January 3,
                                                   1995           1996          1998
                                               ------------   ------------   ---------
 Current:
   Federal .................................      $  50         $   135       $1,937
   State ...................................         50              63          330
                                                  -----         -------       ------
                                                    100             198        2,267
                                                  -----         -------       ------
 Deferred:
   Federal .................................                        897        1,296
   State ...................................                        105          145
                                                  -----         -------       ------
                                                      0           1,002        1,441
                                                  -----         -------       ------
      Total provision for income taxes......      $ 100         $ 1,200       $3,708
                                                  =====         =======       ======
(/TABLE>

     The tax expense (benefit) differs from the amounts resulting from multiplying income before income taxes by the statutory federal income tax rate for the following reasons (in 000's):


                                                                             Year Ended
                                                            ------------------------------------------
                                                            December 30,   December 28,     January 3,
                                                                1995           1996            1998
                                                            ------------   ------------     ----------
 Federal income tax (benefit) at statutory rate..........      $(483)        $ 1,591            $3,156
 State income taxes, net of federal income tax
   benefit ..............................................         50              69               314
 Foreign losses not deductible for U.S. federal
 tax purposes ...........................................        686              63                65

 Valuation allowance for U.S. state and federal
   taxes ................................................       (181)           (556)
 Other ..................................................         28              33               173
                                                               -----         -------            ------
                                                               $ 100         $ 1,200            $3,708
                                                               =====         =======            ======

     At January 3, 1998, the Company recorded a valuation allowance of $2.4 million due to the uncertainty regarding the realizability of its net operating loss carryforwards. A portion of the net operating loss carryforward deferred tax asset (approximately $3.2 million) relates to tax benefits (subject to the outcome of the audit discussed below) from the exercise of stock options granted by the former Chairman of the Company to two shareholders who own companies which recruited optometrists for the Company. (See Note 12.) This benefit will be recorded as an addition to paid-in-capital (and a reduction in the valuation allowance) when realized.

     At January 3, 1998, the Company had U.S. regular tax net operating loss carryforwards of $12 million (of which $8.3 million relates to the tax benefits from the exercise of stock options discussed above) which can reduce future federal income taxes. If not utilized, these carryforwards will expire beginning in 2007.

     As a result of an examination by the Internal Revenue Service ("IRS") of the Company's 1992 tax return, the Company received a deficiency notice in 1996 from the IRS, challenging the tax benefit relating to the exercise of stock options referred to above. The Company has filed a petition in the U.S. Tax Court, contesting the deficiency notice. The Company does not expect that the outcome of this proceeding will have a material adverse impact on the financial statements or conditions of the Company. Subject to the execution of definitive documents, an agreement to settle this matter was reached in February 1998. (See Note 15.)

     In Mexico, the location of the Company's major foreign operations, the Company pays the greater of its income tax or an asset tax.
Because the Company has operating losses in Mexico, the Company pays no income tax, but it is subject to the asset tax. Therefore, no provision for income taxes has been made on the Company's books for its operations in Mexico.

10.  EARNINGS PER COMMON SHARE

     In 1997, the Company adopted SFAS No. 128, "Earnings per Share". Basic earnings per common share were computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per common share were computed as basic earnings per common share, adjusted for outstanding stock options that are dilutive. The computation for basic and diluted earnings per share may be summarized as follows (in 000's except per share information):

                                                  1995        1996         1997
                                               -------      --------     -------
 Net income (loss)........................     $(1,520)     $  3,480     $ 5,573
                                               =======      ========     =======
 Weighted shares outstanding..............      20,538        20,618      20,676
   Basic earnings (loss) per share........     $ (0.07)     $  0 .17     $  0.27
                                               =======      ========     =======
 Weighted shares outstanding..............      20,538        20,618      20,676
 Net options issued to employees.........                         88         163
                                               -------      --------     -------
 Aggregate shares outstanding............       20,538        20,706      20,839
   Diluted earnings (loss) per share.....     $  (0.07)    $    0.17     $  0.27
                                              ========     =========    ========

     Outstanding options with an exercise price below the average price of the Company's common stock have been included in the computation of dilutive earnings per common share, using the treasury stock method, as of the date of the grant. Stock options have been excluded from the calculation of weighted average shares outstanding during 1995, as the effect would be antidilutive.

11. SUPPLEMENTAL DISCLOSURE INFORMATION

     Supplemental disclosure information is as follows (in 000's):

     (i)   Supplemental Cash Flow Information
                                            1995         1996        1997
                                        ----------    --------     --------

 Cash paid for --
   Interest  . . . . . . . . . . . . .  $   2,750     $  2,565     $ 1,582
   Income taxes  . . . . . . . . . . .        244          149       2,383

     (ii)  Supplemental Noncash Investing and Financial Activities

     The acquisition information relates to the ELI and SPI transactions and the purchase of Midwest Vision, Inc. (see Notes 3 and 4).

                                                                     1997
                                                                  --------
 Business acquisitions, net of cash acquired
   Fair value of assets acquired . . . . . . . . . . . . . . .    $  4,459
   Purchase price in excess of net assets acquired . . . . . .       6,671
   Liabilities assumed . . . . . . . . . . . . . . . . . . . .      (8,022)
   Stock issued  . . . . . . . . . . . . . . . . . . . . . . .        (836)
                                                                  --------
           Net cash paid for acquisitions  . . . . . . . . . .    $  2,272
                                                                  ========
     (iii)  Supplemental Balance Sheet Information

     Significant components of accrued expenses and other current liabilities may be summarized as follows:

                                                      1996       1997
                                                    ------     ------
 Accrued employee compensation and benefits  . .    $2,903     $5,425
 Accrued license fees  . . . . . . . . . . . . .     1,851      2,349

     At January 3, 1998, accrued expenses and other current liabilities include an increase of $875,000 related to the Midwest Vision operation.

     (iv)  Supplemental Income Statement Information


     The components of other expense, net, may be summarized as follows:

                                                                                1995      1996       1997
                                                                             -------    ------     ------
           Interest expense on debt and capital leases...............        $ 2,818    $2,338     $1,853
           Purchase discounts on invoice payments....................           (230)     (430)      (483)
           Finance fees and amortization of hedge and swap
             agreements..............................................            150       230        236
           Interest income...........................................            (99)      (66)       (38)
           Other.....................................................            (13)       12        (14)
                                                                              ------    ------     ------
                                                                             $ 2,626    $2,084     $1,554
                                                                             =======    ======     ======
(/TABLE>

12. EQUITY TRANSACTIONS

     EMPLOYEE STOCK OPTION AND INCENTIVE AWARD PLAN:  In 1996, the
Company adopted the Restated Stock Option and Incentive Award Plan
(the "Plan") pursuant to which incentive stock options qualifying under Section 422A of the Internal Revenue Code and nonqualified stock options may be granted to key employees. The Plan also provides for the issuance of other equity awards, such as awards of restricted stock. The Plan replaced and restated all the Company's prior employee stock option plans. A total of up to 3,350,000 shares of common stock may be granted under the Plan (a total of up to 2,350,000 shares were available for grant under the prior plans). The Plan is administered by the Compensation Committee of the Company's Board of Directors. The
Compensation Committee has the authority to determine the persons receiving options, option prices, dates of grants, and vesting periods, although no option may have a term exceeding ten years.
Options granted prior to 1996 have a term of five years.

     DIRECTORS' STOCK OPTION PLAN: In April 1997, the Company adopted the Restated Non-Employee Director Stock Option Plan (the "Directors
Plan"), pursuant to which stock options for up to 500,000 shares of Common Stock may be granted to nonemployee directors. The Directors
Plan replaced and restated the Company's prior non-employee director stock option plan. The Directors Plan provides for automatic grants of options to purchase 7,500 shares of the Company's common stock to each nonemployee director serving on the date of each annual meeting of shareholders, beginning with the 1997 annual meeting. Of the options granted, 50% of the shares under each option are exercisable on the second anniversary of the grant date, 75% in three years, and 100% in four years. All option grants are at exercise prices no less than the market value of a share of Common Stock on the date of grant and are exercisable for a ten-year period. Options granted under the predecessor stock option plan are exercisable for a five-year period.
Options covering 67,500 shares under the Directors Plan were exercisable at January 3, 1998.

     RESTRICTED STOCK AWARDS: Restricted stock grants, with an outstanding balance of 54,000 shares at January 3, 1998, were awarded to certain officers and key employees which require five years of continuous employment from the date of grant before vesting and receiving the shares without restriction. The number of shares to be received without restriction is based on the Company's performance relative to a peer group of companies. Unamortized deferred compensation expense with respect to the restricted stock amounted to $225,000 at January 3, 1998 and is being amortized over the five-year vesting period. Deferred compensation expense aggregated $54,000 in 1997. A summary of restricted stock granted during 1997 is as follows:

                                                                         1997
                                                                      -------
 Shares granted  . . . . . . . . . . . . . . . . . . . . . . . . .     60,000
 Shares forfeited  . . . . . . . . . . . . . . . . . . . . . . . .      6,000
 Weighted-average fair value of stock granted during year  . . . .    $  4.81


     ALL STOCK OPTION PLANS: All exercise prices represent the estimated fair value of the Common Stock on the date of grant as determined by the Board of Directors. Of the options granted, 50% of the shares under each option are exercisable after two years from the grant date, 75% in three years, and 100% in four years.

      Stock option transactions during the three years ended January 3, 1998 were as follows:

                                               1995        1996          1997
                                          ----------   ----------    ----------
 Options outstanding beginning of year     1,736,150    1,813,195     1,950,166
 Options granted . . . . . . . . . . .       576,044      395,305       631,864
 Options exercised . . . . . . . . . .       (75,927)     (55,371)       (7,840)
 Options cancelled . . . . . . . . . .      (423,072)    (202,963)     (279,987)
                                          ----------   ----------    ----------
 Options outstanding end of year . . .     1,813,195    1,950,166     2,294,203
                                          ==========   ==========    ==========
 Options exercisable end of year . . .       386,644      734,109     1,020,674
                                          ==========   ==========    ==========
 Weighted average option prices per
 share:
   Granted . . . . . . . . . . . . . .    $   4.638    $    3.394    $    4.878
   Exercised . . . . . . . . . . . . .        0.248         0.278         2.168
   Cancelled . . . . . . . . . . . . .        8.376         7.816         9.640
   Outstanding end of year . . . . . .        7.569         6.904         6.028
   Exercisable end of year . . . . . .        11.376        9.806         7.891


     The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based
Compensation." The Company will continue to account for stock option awards in accordance with APB Opinion No. 25. Had compensation cost for the Plan been determined based on the fair value at the grant date for awards in 1995, 1996 and 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below (amounts in 000's except per share information):

 As Reported:
 -----------
                                             1995         1996          1997
                                         ----------    ----------    --------
 Net earnings (loss) . . . . . . . . .   $  (1,520)    $   3,480     $  5,573
                                         =========     =========     ========
 Earnings per share  . . . . . . . . .   $   (0.07)    $    0.17     $   0.27
                                         =========     =========     ========

 Pro forma:
 ---------
 Net earnings (loss) . . . . . . . . .   $  (1,769)    $   3,163     $  5,142
                                         =========     =========     ========
 Earnings per share  . . . . . . . . .   $  (0.09)     $  0.15       $  0.25
                                         ========      =======       =======

     Basic and diluted earnings per share are the same for each year.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used in the model:

                                          1995          1996          1997
                                         -----         -----         -----
 Dividend yield  . . . . . . . . . . .   0.00%         0.00%         0.00%
 Expected volatility . . . . . . . . .     86%           86%           74%
 Risk free interest rates  . . . . . .   6.70%         5.90%         6.14%
 Expected lives (years)  . . . . . . .   4.34          4.34          4.51

     The following table shows the options outstanding and the options exercisable with pertinent data related to each:

                                              Options Outstanding                   Options Exercisable
                                 -----------------------------------------     --------------------------
                                                  Weighted
                                                   Average        Weighted        Number         Weighted
                                    Number        Remaining       Average       Exercisable       Average
    Range of                      Outstanding    Contractual      Exercise         As of         Exercise
 Exercise Prices                 As of 1/3/98       Life           Price          1/3/98           Price
----------------                 ------------    -----------      --------      -----------      --------
 $3.12 $4.81 . . . . . . . . .     890,877          7.48          $4.059          79,856          $ 3.863
 $4.88 $7.00 . . . . . . . . .   1,022,915          3.17          $5.417         562,157          $ 5.490
 $7.25 $21.38  . . . . . . .       380,411          0.90         $12.282         378,661          $12.306
                                 ---------          ----         -------       ---------          -------
 $3.12 $21.38  . . . . . . . .   2,294,203          4.47         $ 6.028       1,020,674          $ 7.891


     PRINCIPAL SHAREHOLDER TRANSACTIONS: On November 13, 1990, in consideration of the services rendered by two principals in two companies recruiting optometrists for the Company (Note 3), the then Chairman and largest shareholder of the Company entered into option agreements which granted each of the two principals the option (the "Option") to acquire from the then Chairman 683,775 shares of Common Stock. The Options were exercised in 1992 and 1994.

     Upon the exercise of all the Options, the Company became entitled to a tax benefit valued at approximately $4.1 million, which is equal to the number of option shares multiplied by the difference between the market price of the option shares as of the date of exercise and the exercise price for the option shares, adjusted for the impact of tax rates. The tax benefit will be treated as a contribution to capital and will have no impact on earnings for financial reporting purposes.
The timing and the amount of the benefit from the tax deduction will depend on future earnings of the Company. The Company has recorded a valuation allowance against the tax benefit. The Company has received a deficiency notice from the Internal Revenue Service with respect to the tax benefit the Company expects to realize from the exercise of the Options. (See Note 9.)

     PREFERRED STOCK: The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $1 per share, with such terms, characteristics and designations as may be determined by the Board of Directors. No such shares are issued and outstanding.

     SHAREHOLDER RIGHTS PLAN: In January of 1997, the Company's Board of Directors approved a Shareholders Rights Plan (the "Rights Plan"). The Rights Plan provides for the distribution of one Right for each outstanding share of the Company's Common Stock held of record as of the close of business on January 27, 1997 or that thereafter becomes outstanding prior to the earlier of the final expiration date of the Rights or the first date upon which the Rights become exercisable.
Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, at a price of $40.00 (the "Purchase Price"), subject to adjustment. The Rights are not exercisable until ten calendar days after a person or group (an "Acquiring Person") buys or announces a tender offer for 15% or more of the Company's Common Stock, or if any person or group has acquired such an interest, the acquisition by that person or group of an additional 2% of the Company's Common Stock. In the event the Rights

become exercisable, then each Right will entitle the holder to receive that number of shares of Common Stock (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value equal to the Purchase Price. If, after any person has become an Acquiring Person (other than through a tender offer approved by qualifying members of the Board of Directors), the Company is involved in a merger or other business combination where the Company is not the surviving corporation, or the Company sells 50% or more of its assets, operating income, or cash flow, then each Right will entitle the holder to purchase, for the Purchase Price, that number of shares of common or other capital stock of the acquiring entity which at the time of such transaction have a market value of twice the Purchase Price. The Rights will expire on January 26, 2007, unless extended, unless the Rights are earlier exchanged, or unless the Rights are earlier redeemed by the Company in whole, but not in part, at a price of $0.001 per Right. The Shareholder Rights Plan was amended in February 1998. (See Note 16.)

13. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly data for the Company for the fiscal years ended December 28, 1996 and January 3, 1998 is as follows (in 000's except per share information). The fourth quarter of fiscal 1997 consisted of 14 weeks; all other quarters consisted of 13 weeks.

YEAR ENDED DECEMBER 28, 1996:

                                                              Quarter Ended
                                             ---------------------------------------------------
                                             March 30    June 29     September 28    December 28
                                             --------   --------     ------------    -----------
 Net sales . . . . . . . . . . . . . .        $40,133   $ 40,525        $41,347       $38,371
 Cost of goods sold  . . . . . . . . .         18,724     19,133         19,684        19,151
                                              -------   --------        -------       -------
 Gross profit  . . . . . . . . . . . .         21,409     21,392         21,663        19,220
 Selling, general, and administrative
   expenses  . . . . . . . . . . . . .         19,386     19,202         19,679        18,653
                                              -------   --------        -------       -------
 Operating income  . . . . . . . . . .          2,023      2,190          1,984           567
 Other expense, net  . . . . . . . . .            659        507            453           465
                                              -------   --------        -------       -------
 Income before income taxes  . . . . .          1,364      1,683          1,531           102
 Provision for income taxes  . . . . .            373        431            321            75
                                              -------   --------        -------       -------
 Net income  . . . . . . . . . . . . .        $   991   $  1,252        $ 1,210       $    27
                                              =======   ========        =======       =======
 Basic earnings per common share . . .        $   .05   $    .06        $   .06       $   .00
                                              =======   ========        =======       =======
 Diluted earnings per common share . .        $   .05   $    .06        $   .06       $   .00
                                              =======   ========        =======       =======
(/TABLE>

YEAR ENDED JANUARY 3, 1998:

                                                              Quarter Ended
                                             -------------------------------------------------
                                              March 29    June 28    September 27    January 3
                                             ---------   --------    ------------    ---------
 Net sales . . . . . . . . . . . . . .       $ 44,362    $ 44,512      $ 45,862       $51,618
 Cost of goods sold  . . . . . . . . .         20,143      20,654        20,926        24,640
                                             --------    --------      --------       -------
 Gross profit  . . . . . . . . . . . .         24,219      23,858        24,936        26,978
 Selling, general, and administrative
   expenses  . . . . . . . . . . . . .         20,971      20,793        21,559        25,833
                                             --------    --------      --------       -------
 Operating income  . . . . . . . . . .          3,248       3,065         3,377         1,145
 Other expense, net  . . . . . . . . .            488         391           314           361
                                             --------    --------      --------       -------
 Income before income taxes  . . . . .          2,760       2,674         3,063           784
 Provision for income taxes  . . . . .          1,107       1,054         1,204           343
                                             --------    --------      --------       -------
 Net income  . . . . . . . . . . . . .       $  1,653    $  1,620      $  1,859       $   441
                                             ========    ========      ========       =======
 Basic earnings per common share . . .       $    .08    $    .08      $    .09       $   .02
                                             ========    ========      ========       =======
 Diluted earnings per common share . .       $    .08    $    .08      $    .09       $   .02
                                             ========    ========      ========       =======

14. DISPOSITIONS

     SALE OF FRENCH OPERATIONS: On December 29, 1995, the Company sold its shares in IVACAR, S.A., its French subsidiary, to Carrefour
France, for the sum of 18,000,000 FF ($3.7 million U.S.), paid in cash at the closing. The initial sum was received the first business day of 1996. In connection with this transaction, the Company recorded a gain of $491,000 in 1995. Such gain was offset by the provisions discussed below.

     SALE OF VENTURE OPERATIONS:  The Company's vision centers located in
Venture Department Stores were disposed of in the fourth quarter 1995 and the first quarter 1996. In anticipation of the disposition of the Venture operations, a provision of $1.4 million was recorded in 1995 to reduce the net assets of the Venture operations to management's estimate of net realizable value.

     Net sales and operating losses for each operation (exclusive of disposition costs, allocated corporate overhead, interest and taxes) for each period presented is summarized as follows (in 000's):

                                                        Venture     France
                                                      ----------   -------
 Year ended December 28, 1996
   Net sales . . . . . . . . . . . . . . . . . . .    $     37     $   402
   Operating losses  . . . . . . . . . . . . . . .    $    (81)    $  (240)
 Year ended December 30, 1995
   Net sales . . . . . . . . . . . . . . . . . . .    $  2,257     $  5,117
   Operating losses  . . . . . . . . . . . . . . .    $ (2,073)    $   (523)

     INVESTMENT IN CZECH REPUBLIC AND SLOVAKIA: In 1995, the Company decided that it would pursue the disposition of its interest in the joint venture which operated three vision centers in Eastern Europe. A provision has been recorded to reflect management's estimate of net realizable value of the Company's investment in such joint venture.


     AURRERA STORE CLOSURES: In 1995, the Company decided to close 16 underperforming vision centers located in Aurrera stores. The Mexican operations recorded a $346,000 provision to reduce the assets in those locations to management's estimate of net realizable value and record separation costs for employees. The Company closed six vision centers in February 1995 and the remainder in the first quarter 1996.

     FORECLOSURE PROCEEDINGS---FRAME MANUFACTURER:  In February 1995, the
Company foreclosed on its security interest covering the assets of CompuFrame, a frame manufacturer. The Company recorded a provision of $400,000 to reduce the net carrying amount of assets held for sale to management's estimate of their net realizable value. The remaining assets were liquidated in 1996.

     The net assets of the Venture operations and the frame manufacturer were classified as assets held for sale in the current asset section of the Company's balance sheet at December 30, 1995. The dispositions were completed in 1996. For purposes of the accompanying statements of cash flows, the change in components comprising assets held for sale is reflected in the original balance sheet classification.

15. REPORTABLE BUSINESS SEGMENTS

     The Company's operating business segments provide quality retail optical services and products that represent high value and satisfaction to the customer. Vision centers offer eyewear through each retail location, which includes eyeglasses, contact lenses, and sunglasses. Optometrists are available on-site to provide eye examinations. The separate businesses within the Company use the same production processes for eyeglass lens manufacturing, offer products and services to a broad range of customers and utilize the Company's central administrative offices to coordinate product purchases and distribution to retail locations. A field organization provides management support to individual store locations. The Mexico operation has a separate laboratory and distribution center in Mexico and buys a majority of its products from local vendors. However, market demands, customer requirements, laboratory manufacturing and distribution processes, as well as product offerings, are substantially the same for the domestic and Mexico business. Consequently, the Company considers its domestic and Mexico businesses as one reportable segment under the definitions required by SFAS 131 - Disclosures about
Segments of an Enterprise and Related Information.

     Information relative to sales and identifiable assets for the United
States and Mexico for the fiscal years ended December 30, 1995, December 28, 1996, and January 3, 1998 are summarized in the following tables (in 000's). Identifiable assets include all assets associated with operations in the indicated reportable segment excluding intercompany receivables and investments.

                                  United States   Mexico    Other     Consolidated
                                  -------------   ------    -----     ------------
      1997
      Sales . . . . . . . . . .    $ 182,333      $2,988    $1,033      $ 186,354
                                   =========      ======    ======      =========
      Identifiable assets . . .    $  80,284      $2,279    $  687      $  83,250
                                   =========      ======    ======      =========
      1996
      Sales . . . . . . . . . .    $ 156,599      $2,068    $1,709      $ 160,376
                                   =========      ======    ======      =========
      Identifiable assets . . .    $  72,209      $1,811    $  544      $  74,564
                                   =========      ======    ======      =========

      1995

      Sales . . . . . . . . . .    $ 136,633      $2,915    $6,025      $ 145,573
                                   =========      ======    ======      =========
      Identifiable assets . . .    $  74,270      $2,611    $4,356      $  81,237
                                   =========      ======    ======      =========

16. SUBSEQUENT EVENTS AND INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The accompanying unaudited condensed consolidated financial statements as of October 3, 1998 and for the nine months ended
September 27, 1997 and October 3, 1998, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange
Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although management believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited consolidated financial statements and notes thereto. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods presented have been made. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending January 2, 1999.
Certain amounts in the September 27, 1997 condensed consolidated financial statements have been reclassified to conform to the October 3, 1998 presentation.

     In the first quarter of 1998, the Company and the Internal Revenue
Service executed a definitive settlement agreement to settle litigation in the U.S. Tax Court arising out of the grant and exercise of certain stock options and a tax deduction claimed by the Company in connection therewith. The settlement provides that the Company will receive substantially all of the deduction it has claimed. As a result of the settlement, the Company has reassessed the realizability of


related net operating loss carryforwards and, accordingly, reduced the related valuation allowance in the first quarter. An after-tax benefit of $3.3 million has been recorded as a contribution to capital and will have no impact on earnings for financial reporting purposes.

     In February 1998, the Company's Board of Directors amended the
Company's Shareholder Rights Plan (See Note 12) effective March 1,
1998 to provide that Rights under such plan can be redeemed and certain amendments to such plan can be effected only with the approval of the Continuing Directors, which are defined in the Rights Plan as the current directors and any future directors that are approved or recommended by Continuing Directors.

     On July 28, 1998, the Company acquired all of the issued and outstanding capital stock of Frame-n-Lens Optical, Inc. ("Frame-n-
Lens"), which operates approximately 156 freestanding retail vision centers as well as approximately 130 retail vision centers located primarily in Sam's Clubs. Frame-n-Lens also operates an optical laboratory and has its administrative offices in Fullerton, California. The purchase price was $32.3 million consisting of cash and the assumption of debt. The transaction was financed through the Company's revolving credit facility. Annual sales for Frame-n-Lens for 1997 were $78.4 million.

     On October 23, 1998, the Company completed its tender offer for all the issued and outstanding capital stock of New West Eyeworks, Inc.
("New West"), which operates approximately 126 free-standing retail vision centers as well as approximately 52 retail vision centers located in Fred Meyer stores. New West also operates an optical laboratory and has its administrative offices in Tempe, Arizona. The Company paid approximately $68.3 million consisting of cash and the assumption of approximately $43.2 million of debt. The transaction was financed through the issuance of the Company's $125 million Senior Notes due
2005. The Company intends to continue to operate subsequently all of the vision centers and to achieve administrative and manufacturing synergies.

     In anticipation of the Offering, the Company entered into three anticipatory hedging transactions. The Company settled these transactions for approximately $4.6 million in September 1998 with $.6 million cash and additional borrowings of $4.0 million on the Existing
Credit Facility. The settlement costs will be treated as deferred financing costs amortized over the life of the Notes.













                              F-20

                    REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Frame-n-Lens Optical, Inc.

     We have audited the accompanying consolidated balance sheets of Frame-n-Lens Optical, Inc. as of December 29, 1996, and December 28,
1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated
February 20, 1998, which report contained an explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 10, has been acquired. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Frame-n-Lens Optical, Inc. at December 29, 1996 and December 28, 1997, and the consolidated results of its operations and its cash flows for each of for the three years in the period ended
December 28, 1997 in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP

Los Angeles, California
February 20, 1998, except for
 Note 10 as to which the date
 is July 25, 1998









                              F-21

                                     FRAME-N-LENS OPTICAL, INC.

                                    CONSOLIDATED BALANCE SHEETS

                                                                          December 29,  December 28,    June 28,
                                                                              1996          1997          1998
                                                                          ------------  ------------   -----------
                                                                                                       (Unaudited)
                                ASSETS <F2>
 Current asset:
   Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    484,472  $    542,748  $    284,170
   Accounts receivable, net of allowance for doubtful accounts of
     $30,563 (December 29, 1996), $15,462 (December 28, 1997) and
     $20,105 (June 28, 1998) . . . . . . . . . . . . . . . . . . .            324,630       458,186       464,519
   Inventories:
     Frames, lenses and cases  . . . . . . . . . . . . . . . . . .          4,463,224     4,679,599     5,514,294
     Work in process and finished goods  . . . . . . . . . . . . .            360,824       379,014       378,850
                                                                         ------------  ------------  ------------
                                                                            4,824,048     5,058,613     5,893,144
   Prepaid expenses and other current assets . . . . . . . . . . .            377,559       572,512       160,294
   Income tax receivable . . . . . . . . . . . . . . . . . . . . .                          829,200       426,677
   Deferred income taxes . . . . . . . . . . . . . . . . . . . . .            630,000       494,100       494,100
                                                                         ------------  ------------  ------------
         Total current assets  . . . . . . . . . . . . . . . . . .          6,640,709     7,955,359     7,722,904
 Furniture, equipment and improvements, at cost:
   Store equipment and improvements  . . . . . . . . . . . . . . .          9,159,937    11,543,894    11,449,381
   Lab equipment and improvements  . . . . . . . . . . . . . . . .          5,162,245     4,253,500     4,270,874
   Office furniture and equipment  . . . . . . . . . . . . . . . .          1,814,406     3,682,197     4,074,636
   Automobiles . . . . . . . . . . . . . . . . . . . . . . . . . .             60,721        48,131        30,946
                                                                         ------------  ------------  ------------
                                                                           16,197,309    19,527,722    19,825,837
   Less accumulated depreciation and amortization. . . . . . . . .        (10,022,931)  (12,239,140)  (13,211,671)
                                                                         ------------  ------------  ------------
                                                                            6,174,378     7,288,582     6,614,166
 Goodwill, net of $2,312,110 (December 29, 1996), $3,185,829 (December
   28, 1997) and $3,622,689 (June 28, 1998) of accumulated
   amortization  . . . . . . . . . . . . . . . . . . . . . . . . .         10,797,647    10,134,406     9,750,492
 Deferred income taxes . . . . . . . . . . . . . . . . . . . . . .            196,000        76,000        76,000
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .            493,449       143,448       132,482
                                                                         ------------  ------------  ------------
         Total assets  . . . . . . . . . . . . . . . . . . . . . .       $ 24,302,183  $ 25,597,795  $ 24,296,044
                                                                         ============  ============  ============
                          LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable  . . . . . . . . . . . . . . . . . . . . . . .      $  4,975,432  $  6,697,094  $  6,512,104
   Customer deposits . . . . . . . . . . . . . . . . . . . . . . .         1,233,545     1,224,695     1,329,969
   Accrued compensation and related expenses . . . . . . . . . . .         4,207,964     3,726,966     3,801,110
   Deferred revenue  . . . . . . . . . . . . . . . . . . . . . . .         1,443,647     1,849,498     2,052,398
   Other current liabilities . . . . . . . . . . . . . . . . . . .         2,771,811     3,144,302     3,566,648
   Current portion of bank credit line . . . . . . . . . . . . . .                       1,157,877     1,643,248
   Current portion of capital lease obligations  . . . . . . . . .           660,083       397,102       279,597
   Current maturities of long-term debt  . . . . . . . . . . . . .         1,327,484     5,431,827     4,647,497
                                                                         ------------  ------------  ------------
         Total current liabilities . . . . . . . . . . . . . . . .        16,619,966    23,629,361    23,832,571
 Bank line of credit . . . . . . . . . . . . . . . . . . . . . . .            83,418           ---           ---
 Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . .         3,860,723           ---       359,938
 Capital lease obligations . . . . . . . . . . . . . . . . . . . .           477,326        70,242           ---
 Commitments and contingencies

 Shareholders' equity:
   Preferred stock, $1,000 par value:
     Authorized shares---5,042
     Issued and outstanding shares---3,675 (December 29, 1996),
       3,823 (December 28, 1997) and 3,899 (June 28, 1998)
     Liquidation preference at $1,000 per share  . . . . . . . . .         3,675,000     3,823,000     3,899,000
   Common stock, no par value:
     Authorized shares---1,546,000
     Issued and outstanding shares---432,096 (December 29, 1996),
       424,615 (December 28, 1997) and 423,480 (June 28, 1998) . .         2,471,219     1,956,984     1,879,825
   Redeemable warrants . . . . . . . . . . . . . . . . . . . . . .           969,701     1,024,140       628,888
   Accumulated deficit . . . . . . . . . . . . . . . . . . . . . .        (3,855,170)   (4,905,932)   (6,304,178)
                                                                        ------------  ------------  ------------
         Total shareholders' equity  . . . . . . . . . . . . . . .         3,260,750     1,898,192       103,535
                                                                        ------------  ------------  ------------
         Total liabilities and shareholders' equity  . . . . . . .      $ 24,302,183  $ 25,597,795  $ 24,296,044
                                                                        ============  ============  ============
(/TABLE>

                                                    See accompanying notes.

                                                           F-22

                                                           FRAME-N-LENS OPTICAL, INC.

                                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Year ended                       Six months ended
                                    -------------------------------------------  ------------------------
                                     December 31,   December 29,   December 28,     June 29,    June 28,
                                        1995           1996           1997           1997         1998
                                    ------------    -----------    -----------   ----------  ------------
                                                                                  (Unaudited)
 Net sales ....................      $71,895,523    $79,486,433    $78,370,815  $41,186,837  $ 38,890,403
 Cost of sales.................       28,550,548     28,454,098     28,632,435   14,800,460    13,837,225
 Gross profit..................       43,344,975     51,032,335     49,738,380   26,386,377    25,053,178
                                    ------------    -----------    -----------   ----------  ------------
 Operating expenses:
   Selling, general and
      administrative...........       44,453,076     47,819,434     49,782,968   25,187,643    26,336,568
   Impairment of long-lived
      assets...................        1,902,667            ---            ---          ---           ---
   Leasehold abandonments......          290,101            ---            ---          ---           ---
                                    ------------    -----------    -----------   ----------  ------------
           Total operating
             expenses..........       46,645,844     47,819,434     49,782,968   25,187,643    26,336,568
                                    ------------    -----------    -----------   ----------  ------------
 Operating income (loss).......       (3,300,869)     3,212,901        (44,588)   1,198,734    (1,283,390)
 Interest......................          974,278        851,696        803,735      380,963       464,799
                                    ------------    -----------    -----------   ----------  ------------
 Income (loss) before
   income tax provision
   (benefit)...................       (4,275,147)     2,361,205       (848,323)     817,771    (1,748,189)
 Income tax provision
   (benefit)...................              ---        959,000            ---      333,384       (30,691)
                                    ------------    -----------    -----------   ----------  ------------
           Net income
             (loss)............     $ (4,275,147)   $ 1,402,205    $  (848,323)  $  484,387  $ (1,717,498)
                                    ============    ===========    ===========   ==========  ============
(/TABLE>

                                                        See accompanying notes.




                                                           F-23

                                                           FRAME-N-LENS OPTICAL, INC.

                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                         Total
                                                     Common    Preferred  Redeemable   Accumulated   Shareholders'
                                                     Stock      Stock      Warrants      Deficit         Equity
                                                 ----------- -----------  -----------  -----------     ------------
 Balances at January 1,
   1995....................................      $ 2,871,828 $ 3,397,000  $ 1,048,000  $  (810,943)    $ 6,505,885
   Net loss................................              ---         ---          ---   (4,275,147)     (4,275,147)
   Increase warrant to
      redemption value.....................              ---         ---       91,827      (91,827)            ---
   Issuance of warrants to
      purchase 8,588 shares of
      stock................................              ---         ---       17,176          ---          17,176
   Cumulative preferred
      dividends, 136 shares................              ---     136,000          ---     (136,000)            ---
   Repurchase of stock, 591
      shares...............................          (48,494)        ---          ---          ---         (48,494)
                                                 ----------- -----------  -----------  -----------     -----------

 Balances at December 31,
   1995 ...................................        2,823,334   3,533,000    1,157,003   (5,313,917)      2,199,420
   Net income..............................              ---         ---    1,402,205    1,402,205             ---
   Decrease warrant to
      redemption value.....................              ---         ---     (198,542)     198,542             ---
   Issuance of warrants to
      purchase 5,620 shares of
      stock ..............................               ---         ---       11,240          ---          11,240
   Cumulative preferred
      dividends, 142 shares...............               ---     142,000          ---     (142,000)            ---
   Repurchase of stock, 4,557
      shares.............................           (352,115)        ---          ---          ---        (352,115)
                                                 ----------- -----------  -----------  -----------     -----------
 Balances at December 29,
   1996..................................          2,471,219   3,675,000      969,701   (3,855,170)      3,260,750
   Net loss..............................                ---         ---          ---     (848,323)       (848,323)
   Increase warrant to
      redemption value...................                ---         ---       54,439      (54,439)            ---
   Cumulative preferred
      dividends, 148 shares..............                ---     148,000          ---     (148,000)            ---
      Repurchase of stock, 7,577
      shares.............................           (514,235)        ---          ---          ---        (514,235)
                                                 ----------- -----------  -----------  -----------     -----------
 Balances at December 28,
   1997..................................          1,956,984   3,823,000    1,024,140   (4,905,932)      1,898,192
   Net loss (unaudited)..................                ---         ---          ---   (1,717,498)     (1,717,498)
   Decrease warrant to
      redemption value
      (unaudited)........................                ---         ---     (395,252)     395,252             ---
   Cumulative preferred
      dividends, 76 shares
      (unaudited)........................                ---      76,000          ---      (76,000)            ---
   Repurchase of stock, 2,026
      shares (unaudited).................           (77,159)         ---          ---          ---         (77,159)
                                                 ----------- -----------  -----------  -----------     -----------
Balances at June 28, 1998
   (unaudited)..........................        $ 1,879,825  $ 3,899,000  $   628,888  $(6,304,178)    $   103,535
                                                ===========  ===========  ===========  ===========     ===========
(/TABLE>
                                                      See accompanying notes.

                                                           FRAME-N-LENS OPTICAL, INC.

                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 Year ended                         Six months ended
                                                 ------------------------------------------- ----------------------------
                                                  December 31,   December 29,   December 28,    June 29,       June 28,
                                                     1995            1996           1997         1997            1998
                                                 -------------  ------------- -------------- -----------     ------------
                                                                                                       (Unaudited)
 OPERATING ACTIVITIES
 Net income (loss)....................           $(4,275,147    $ 1,402,205   $  (848,323)   $  484,387      $(1,717,498)
 Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
   Charge for long-lived asset
     impairment.......................             1,902,667            ---           ---           ---              ---
   Goodwill amortization..............               873,917        873,917       873,719       437,860          436,860
   Depreciation and amortization......             2,757,352      1,945,864     2,172,058       962,966          972,531
   Loss on disposition of
     furniture, equipment and
     improvements.....................               374,990         39,717        76,645           ---           17,164
   Deferred income taxes..............              (201,000)        90,000       255,900           ---              ---
   Reserve for inventories............               100,000            ---           ---           ---           75,000
   Changes in operating assets and
     liabilities:
     Accounts receivable..............              (158,912)        62,385      (133,556)     (328,188)          (6,333)
     Inventories......................              (505,667)      (455,299)     (234,562)     (509,818)        (909,531)
     Prepaid expenses and other
       current assets.................               (26,582)      (195,661)     (194,953)      188,004          412,218
     Income tax receivable............                   ---            ---      (829,200)          ---          402,523
     Other assets.....................               282,226        (41,746)       51,494       265,213          (41,951)
     Accounts payable and other
       current liabilities............             1,599,239     (1,144,824)    2,094,153     1,034,564          237,356
     Customer deposits................               404,095        (56,343)       (8,850)      (49,421)         105,274
     Accrued compensation and
       related expenses...............               517,726      1,392,578      (480,998)     (879,374)          74,144
     Deferred revenue.................               394,675        616,074       405,851       280,224          202,900
                                                 -----------    -----------   -----------    ----------      -----------
          Net cash provided by
            operating activities......             4,039,579      4,528,867     3,199,378     1,886,417          260,657

 INVESTING ACTIVITIES
 Purchase of furniture, equipment
   and improvements...................            (3,583,339)    (1,455,901)   (3,273,881)   (1,755,566)        (315,279)
                                                 -----------    -----------   -----------    ----------      -----------
 Net cash used in investing
   activities.........................            (3,583,339)    (1,455,901)   (3,273,881)   (1,755,566)        (315,279)
 FINANCING ACTIVITIES
 Principal payments on capital
   lease obligations..................              (599,899)      (753,576)     (670,065)     (352,954)        (187,747)
 Proceeds from long-term debt.........                   ---      5,000,000     1,249,992           ---              ---
 Repayment of long-term debt..........            (2,202,732)    (5,039,962)   (1,334,192)     (530,346)        (424,392)
 Net (payments) proceeds from bank
   line of credit.....................             1,639,833     (1,109,165)    1,074,459       585,451          485,371
 (Repayment of) proceeds from note
   payable to shareholders............               750,000       (750,000)          ---           ---              ---
 Purchase of treasury stock...........               (48,494)       (81,441)     (187,415)      (61,354)         (77,188)
                                                 -----------    -----------   -----------    ----------      -----------

          Net cash provided by
            (used in) financing
            activities................              (461,292)    (2,734,144)      132,779      (359,203)        (203,956)
                                                 -----------    -----------   -----------    ----------      -----------
 Increase (decrease) in cash .........                (5,052)       338,822        58,276      (228,352)        (258,578)
 Cash at beginning of year............               150,702        145,650       484,472       484,472          542,748
                                                 -----------    -----------   -----------    ----------      -----------
 Cash at end of period................           $   145,650    $   484,472   $   542,748    $  256,120      $   284,170
                                                 ===========    ===========   ============   ==========      ===========
 Supplemental disclosures of
   cash flow information
 Cash paid during the year for:
   Interest...........................           $   886,000    $   652,000   $    686,000   $  349,000      $   376,000
   Income taxes ......................               112,000        904,000        532,000      303,000              ---

     The Company acquired approximately $732,000, $556,000, $0, $0 and $104,000 in equipment under capital leases and issued 136, 142, 148, 73 and 76 shares of preferred stock as dividends for the years ended December 31, 1995, December 29, 1996, December 28, 1997, and six months ended June 29, 1997, and June 28, 1998, respectively.

                                   See accompanying notes.




                              Frame-n-Lens Optical, Inc.

                      Notes to Consolidated Financial Statements
                                  December 28, 1997
   (Unaudited with respect to the periods ended June 29, 1997 and June 28, 1998)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Frame-n-Lens Optical, Inc. (the Company) sells eyeglasses from 159 California retail stores which it owns and operates. One of the Company's wholly owned subsidiaries, Family Vision Centers, Inc. (FVC) sells eyeglasses from 130 retail stores that are located in the Sam's Club and Wal-Mart retail chains within the United States. The Company's fiscal year end is the Sunday nearest December 31.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The interim financial statements as of June 29, 1997 and June 28, 1998 and for each of the six months then ended, have been prepared on the same basis as the audited financial statements.
In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included in the unaudited financial statements. The results for the six months ended June 28, 1998 are not necessarily indicative of the results to be expected for the full year and for any other interim period.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

      The Company collects deposits from customers in advance of filling orders and recognizes the related revenues on product sales upon delivery to the customer. Additionally, the Company defers revenue received on sales of separately priced warranties and recognizes the revenue on a straight-line basis over the warranty period.

ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1995, December 29, 1996, and
December 28, 1997, was approximately $3,263,000, $5,078,000, and
$5,386,000, respectively.

INVENTORIES

     Inventories are stated at the lower of cost or market, with cost determined by approximating the first-in, first-out method.
Approximately 12% ($2,964,000), 9% ($2,460,000) and 11%
($3,140,000), of total purchases were acquired from one vendor during 1995, 1996 and 1997 fiscal years, respectively.

GOODWILL

     The cost in excess of fair value of assets acquired resulted from the acquisition of FVC and is being amortized on a straight-line basis over 15 years.


DEPRECIATION AND AMORTIZATION

     Depreciation of furniture and equipment is provided on the straight-line method over their estimated useful lives (primarily five years). Leasehold improvements are amortized over the shorter of the lease term or useful life.

INCOME TAXES

     The Company accounts for income taxes under the liability method required by FASB Statement 109. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amount used for income tax purposes. Tax bases of assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ASSET IMPAIRMENT

     The Company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of.

RECLASSIFICATIONS

     Certain balances from the December 31, 1995 and December 29,
1996, financial statements have been reclassified to conform to the December 28, 1997, presentation.

STOCK-BASED COMPENSATION

     The Company has elected to continue to account for stock-based compensation plans using the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Management has determined that the effect of applying Financial Accounting Standards Board Statement No. 123's fair-value method to the Company's stock-based compensation plans results in net income that is not materially different from amounts reported. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

2.    BANK FINANCING

     Long-term debt consists of the following:

                                                   December 29,   December 28,
                                                       1996           1997
                                                   ------------   ------------

           Bank line of credit ...............    $    83,418    $  1,157,877
           Term loan to bank..................      4,791,668       4,833,333
           Other .............................        396,539         598,494
                                                   ----------     -----------
                                                    5,271,625       6,589,704
           Less amounts due within one year..      (1,327,484)     (6,589,704)
                                                  -----------     -----------
                                                  $ 3,944,141     $       ---
                                                  ===========     ===========

     The Company maintains a credit facility with a bank (Credit Facility), providing for a line of credit and a term loan. The Credit Facility, as amended, currently consists of a $2,300,000 line of credit and a $5,000,000 term loan. The Credit Facility is secured by substantially all of the Company's assets. The loan agreements contain certain restrictive covenants, including limitations on capital expenditures, compensation to shareholders and incurrence of new debt, and requirements to maintain certain financial ratios. At December 28, 1997, the Company was in violation of certain of the covenants.


     The line of credit matures on May 1, 1998, with interest payable monthly at prime (8.5% at December 28, 1997), plus 4% and principal due at maturity. The line of credit has $1,157,877 outstanding at December 28, 1997, and has been included in the current maturities of long-term debt on the balance sheet. The $5,000,000 term loan also matures May 1, 1998, with interest payable monthly at prime (8.5% at December 28, 1997), plus 1%.

3.   STOCK PURCHASE WARRANT

     In connection with the financing obtained originally on March 31, 1989, for the establishment of an Employee Stock Option Plan, the Company issued a stock purchase warrant to a bank to purchase 3% of the Company's outstanding common stock (including the warrant shares) on the date the warrant is exercised at a purchase price of $.01 per share. The warrant may be exercised at anytime through March 31, 1999. Effective March 31, 1994, the warrant holder may request the Company to repurchase the warrant at its fair market value on the date exercised, payable in twelve quarterly installments. The Company has changed the value of the warrant from the value assigned at the date of issuance to the highest redemption price, which is estimated by management to be $82, $68, and $78 at December 31, 1995, December 29, 1996, and December 28, 1997, respectively, and is based upon a valuation of the Company as of December 31, 1994, December 31, 1995 and December 31, 1996, respectively. This resulted in a charge/(credit) to accumulated deficit of $91,827 at December 31,1995, $(198,542) at December 29, 1996 and $54,439 at December 28, 1997.

     In accordance with a term note payable which was repaid in full during 1996, the Company issued warrants to purchase 8,588 and 5,620 shares of common stock during the years ended December 31, 1995 and December 29, 1996. There were warrants outstanding to purchase 17,042 shares of Common Stock, Series D, at December 29, 1996 and December 28, 1997, respectively.

4. EMPLOYEE BENEFIT PLANS

     The Company maintains an Employees' 401(k) Plan and Health/Disability Plan (the 401(k) Plan) covering substantially all employees. Under the 401(k) Plan, employees may elect to contribute a portion of their wages to a retirement fund. The Company, at its discretion, may make contributions to the 401(k) Plan, which are allocated among the participants. The Company made no contributions for the years ended December 31, 1995, December 29, 1996 and December 28, 1997.

     The Company has an Employee Stock Ownership Plan (the ESOP) which provides employees an opportunity to participate and share in the growth of the Company through stock ownership. All full-time employees who are at least 18 years of age are eligible to participate in the ESOP as of their initial date of employment, provided they have completed four months of employment by the end of the ESOP year. There was no contribution expense for the years ended December 31, 1995, December 29, 1996 and December 28, 1997.

     At the option of the participants, the Company may purchase shares from the participant who is withdrawing from the plan. During 1995, 1996 and 1997, the Company repurchased 591, 4,557 and 7,577 shares, respectively, from participants who withdrew from the plan at either $68 or $82 per share, and recorded notes payable in original amounts of $0, $284,450 and $395,488, respectively. Repurchased shares are redeemed and treated as authorized but unissued shares.


5. INCOME TAXES

     Significant components of the provision (benefit) for income taxes attributable to operations are as follows:

                                 December 31, December 29,   December 28,
                                    1995           1996           1997
                                 ------------ ------------   ------------
          Current:
            Federal . . .         $139,000    $ 711,000       $ (261,500)
            State . . . .           62,000      158,000            1,900
                                  --------    ---------       ----------
                                   201,000      869,000         (259,600)

         Deferred:
            Federal . . .      (1,314,000)       51,000          (6,900)
            State . . . .        (391,000)       39,000         (13,200)
                              -----------     ---------        --------
                               (1,705,000)       90,000         (20,100)
         Valuation allowance..  1,504,000                       279,700
                              -----------     ---------        --------
                              $       ---     $ 959,000        $    ---
                              ===========     =========        ========


     Significant components of the Company's deferred tax assets and tax liabilities are as follows:

                                                                                December 29   December 28
                                                                                    1996           1997
                                                                                -----------   -----------
                Deferred tax assets:
                 Accrued expenses not currently deductible for tax.........     $ 1,812,000   $ 1,981,700
                 Assets impaired...........................................         748,000       748,000
                 Other, net................................................         123,000       188,200
                                                                                -----------   -----------
                Total deferred tax assets..................................       2,683,000     2,917,900
                Deferred tax liabilities:
                 Goodwill .................................................        (181,000)     (167,300)
                 Tax depreciation in excess of book depreciation...........         (18,000)     (219,000)
                 Expenses deducted for tax.................................        (154,000)     (177,800)
                                                                                -----------   -----------
                Total deferred tax liabilities.............................        (353,000)     (564,100)
                                                                                -----------   -----------
                Net........................................................       2,330,000     2,353,800
                Valuation allowance........................................      (1,504,000)   (1,783,700)
                                                                                -----------   -----------
                                                                                $   826,000   $   570,100
                                                                                ===========   ===========

6.   CAPITAL STOCK

     Shares authorized under the Company's articles of incorporation amount to 1,551,042 and are allocated to five series as of December 28, 1997, as follows:

                                             Authorized
                                             ----------
                 Series A Preferred.....         5,042
                 Series A Common........       500,000
                 Series B Common........       500,000
                 Series C Common........       500,000
                 Series D Common........        46,000

     Series A Preferred shareholders are entitled to receive dividends (the Dividends) at the rate of $40.00 (4%) per share per annum out of any funds legally available prior, and in preference, to (i) the declaration or payment of a dividend (other than a dividend payable in common stock) on the common stock of the Company, or (ii) a redemption or repurchase of the common stock of the Company. The Dividends accumulate daily from the date of issuance and are payable semiannually beginning six months after the date that the Series A Preferred is first issued by the Company and continuing on each six-month anniversary thereafter. The payment of such dividends may be made in cash or by issuing additional Series A Preferred shares.

     Series A Preferred shareholders shall be entitled to receive $1,000 per share prior and in preference to distribution of any of the assets or surplus funds of the Company to the holders of the common stock.

     Series A and B Common shareholders shall be entitled to one vote for each share of stock held, and shall each be entitled to elect two members of the Board of Directors. Series A preferred and Series C and D Common shareholders have no voting rights, and Series C and Series D Common shares are convertible into Series A and Series B Common shares upon a change of control of the Company.



     In connection with the acquisition of FVC in 1994, 2,947 shares of common stock were placed in escrow as collateral for a note from certain former FVC shareholders which resulted from their indemnification of liabilities and net worth of FVC in the acquisition.

7.    COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company leases office, manufacturing and retail store facilities under operating lease agreements. The minimum annual rents for most of these leases are subject to increases based on changes in the Consumer Price Index. Additionally, most leases have renewal options, and several leases are subject to contingent rents based upon a percentage of sales. The amount of rent based upon a percentage of sales
(included in rent expense) is approximately $2,048,000, $2,805,000 and $2,592,000 for the years December 31, 1995, December 29, 1996 and December 28, 1997, respectively.

     Minimum future lease payments under capital leases and noncancelable operating leases with an initial term of one year or more and future minimum capital lease payments at December 28, 1997, are approximately as follows:

                                                                         Capital   Operating
                                                                         Leases      Leases
                                                                        --------  -----------
 <s.
 1998..............................................................     $424,335  $ 4,767,000
 1999..............................................................       67,786    4,013,000
 2000..............................................................          ---    3,312,000
 2001..............................................................          ---    2,813,000
 2002..............................................................          ---    2,460,000
 Thereafter........................................................          ---    4,361,000
                                                                        --------  -----------
           Total minimum lease payments............................      492,121  $21,726,000
                                                                        --------  ===========
 Less amount representing interest.................................       24,777
                                                                        --------
 Present value of minimum capital lease payments (including
   current portion of $397,102)....................................     $467,344
                                                                        ========

     Rent expense under operating leases approximated $7,835,000, $8,335,000 and $7,543,615 for the years ended December 31, 1995,
December 29, 1996 and December 28, 1997, respectively.

     During the years ended December 29, 1996, and December 28, 1997, the Company entered into several capital leases for lab and computer equipment. Total cost and accumulated amortization related to assets under capital leases amounted to $3,143,555 and $2,216,649, respectively, at December 29, 1996, and $1,453,715 and $805,313, respectively, at December 28, 1997. Amortization of assets recorded under capital leases is included in depreciation expense.

CONTINGENCIES

     There are certain legal actions pending against the Company which have arisen in the normal course of operations. In the opinion of management, after consultation with counsel, the ultimate resolution of such actions is not expected to have a significant effect on the financial position or operations of the Company.

8.   STOCK OPTIONS

     The Company has granted nonqualified stock options to a key officer to purchase an aggregate of 18,000 shares of Series C Common Stock at appraised values of either $60.63 or $82 per share, which management believes approximated market value at the grant dates. The options vest (i) 10,000 shares over a five-year period in accordance with the option agreement (at December 31, 1995, December 29, 1996, and
December 28, 1997, options to purchase 7,600, 9,200 and 10,000 shares, respectively, were exercisable), and (ii) 4,000 shares at June 17, 1996, and 4,000 shares at December 17, 1998.


     Additionally, as of fiscal years December 31, 1995, December 29, 1996, and December 28, 1997, the Company has granted nonqualified stock options to key employees to purchase shares of Series C Common Stock. These options vest 20% per year commencing on each employee s employment anniversary date. Such options are canceled upon termination prior to vesting.

     A summary of the Company's stock option activity and related information for the following years follows:

                                                  December 31, 1995          December 29, 1996        December 28, 1997
                                               ---------------------    -----------------------    ----------------------
                                                            Weighted                    Weighted                 Weighted
                                                             Average                    Average                  Average
                                                            Exercise                    Exercise                 Exercise
                                               Shares         Price      Shares          Price      Shares         Price
                                               ------       --------     ------         --------    ------       --------
                                                                                                    <c.
 Options outstanding, beginning
   of year ...............................     31,500         $72.60     41,500          $74.86     53,500        $ 73.32
 Options exercised........................        ---            ---        ---            ---         ---            ---
 Options granted..........................     10,000          82.00     12,000           68.00        ---            ---
 Options forfeited/canceled...............        ---            ---        ---             ---      8,000          71.50
                                                ------                    --------                  ------
 Options outstanding, end of
   year...................................      41,500         74.86       53,500         73.32     45,500          73.64
 Exercisable at end of year...............      19,386         72.60       27,282         72.90     32,300          72.31

     Exercise prices for options outstanding as of December 28, 1997, ranged from $60.63 to $82. The weighted-average remaining contractual life of those options is six years.

9.   YEAR 2000 ISSUE -  UNAUDITED

     The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by early 1999. The Company does not expect this project to have a significant effect on operations.

10.  SUBSEQUENT EVENT

     On July 28, 1998, the Company was acquired by National Vision Associates, Ltd. The transaction consisted of cash and the assumption of debt amounting to approximately $32.3 million. In connection with the acquisition of the Company's Credit Facility was repaid.

                   REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of New West Eyeworks, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of New West Eyeworks, Inc. and its subsidiaries at December 27, 1997 and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 27, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Phoenix, Arizona
March 6, 1998

                                       NEW WEST EYEWORKS, INC.

                                    CONSOLIDATED BALANCE SHEET

                                                           December 28,  December 27,  September 26,
                                                               1996          1997          1998
                                                           ------------  ------------  -------------
                                                                                         (unaudited)
                                               ASSETS
 Current Assets:
   Cash and cash equivalents . . . . . . . . .         $       256,000  $    577,000  $    397,000
   Accounts receivable, net  . . . . . . . . .               1,304,000     1,741,000     2,483,000
   Inventory . . . . . . . . . . . . . . . . .               3,190,000     3,519,000     4,466,000
   Deferred tax assets . . . . . . . . . . . .                               579,000       508,000
   Other current assets  . . . . . . . . . . .                 309,000       400,000       269,000
                                                       ---------------  ------------  ------------
           Total current assets  . . . . . . .               5,059,000     6,816,000     8,123,000
 Property and equipment, net . . . . . . . . .               7,518,000     9,108,000    11,550,000
 Goodwill, net . . . . . . . . . . . . . . . .                 506,000       416,000       348,000
 Other assets  . . . . . . . . . . . . . . . .                  44,000        12,000        14,000
                                                       ---------------  ------------  ------------
           Total assets  . . . . . . . . . . .         $    13,127,000  $ 16,352,000  $ 20,035,000
                                                       ===============  ============  ============

                                LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
   Accounts payable  . . . . . . . . . . . . .         $     5,392,000  $  4,022,000  $  5,256,000
   Accrued expenses  . . . . . . . . . . . . .               1,868,000     1,948,000     1,894,000
   Line of credit  . . . . . . . . . . . . . .               1,968,000        30,000       542,000
   Deferred warranty revenues  . . . . . . . .                 279,000       271,000       301,000
   Notes payable and capital lease obligations,
      current portion  . . . . . . . . . . . .                 320,000       338,000       673,000
   Notes payable to related party  . . . . . .                 358,000
                                                       ---------------  ------------  ------------
           Total current liabilities . . . . .              10,185,000     6,609,000     8,666,000
 Notes payable and capital lease obligations .                 516,000       291,000     1,936,000
                                                       ---------------  ------------  ------------
           Total liabilities . . . . . . . . .              10,701,000     6,900,000    10,602,000
                                                       ---------------  ------------  ------------
 Stockholders' Equity:
   Series A 6% Cumulative Convertible Preferred
      Stock, $1,000 par value, 3,960 shares
      authorized, issued and outstanding . . .               3,960,000     3,960,000     3,960,000
   Series B 6% Cumulative Convertible Preferred
      Stock, $1,000 par value, 1,500 shares
      authorized, issued and outstanding . . .               1,500,000     1,500,000     1,500,000
   Common stock, $0.01 par value, 25,000,000
      shares authorized, 4,868,436 and 3,763,036
      shares issued and outstanding at December
      27, 1997 and December 28, 1996,
      respectively . . . . . . . . . . . . . .                  38,000        49,000        49,000
   Paid-in capital . . . . . . . . . . . . . .              10,100,000    15,630,000    15,746,000
   Accumulated deficit . . . . . . . . . . . .             (13,172,000)  (11,687,000)  (11,822,000)
                                                       ---------------  ------------  ------------
           Total stockholders' equity  . . . .               2,426,000     9,452,000     9,433,000
                                                       ---------------  ------------  ------------
           Total liabilities and stockholders'
             equity  . . . . . . . . . . . . .         $    13,127,000  $ 16,352,000  $ 20,035,000
                                                       ===============  ============  ============
       The accompanying notes are an integral part of these consolidated financial statements.


                                                             NEW WEST EYEWORKS, INC.

                                                      CONSOLIDATED STATEMENT OF OPERATIONS

                                          Fiscal Year Ended                      Nine Months Ended
                              -----------------------------------------    ----------------------------
                              December 30,   December 28,   December 27,   September 27,  September 26,
                                  1995           1996           1997           1997           1998
                              -----------    ------------   ------------   -------------  -------------
                                                                                     (unaudited)
 Net sales................  $  40,033,000    $43,940,000    $49,212,000    $37,855,000    $41,449,000
 Cost of sales............     20,352,000     21,719,000     24,253,000     18,533,000     20,556,000
                            -------------    -----------    -----------    -----------    -----------
   Gross profit...........     19,681,000     22,221,000     24,959,000     19,322,000     20,893,000
 Selling, general and
   administrative
   expenses...............     21,667,000     21,173,000     23,641,000     17,902,000     20,290,000
                            -------------    -----------    -----------    -----------    -----------
 Operating income (loss)       (1,986,000)     1,048,000      1,318,000      1,420,000        603,000
 Acquisition related
   expenses...............                                                                    270,000
 Interest income..........         12,000                        66,000         64,000
 Interest expense.........         51,000        216,000        122,000        102,000        154,000
                            -------------    -----------    -----------    -----------    -----------
 Income (loss) before
   income tax expense          (2,025,000)       832,000      1,262,000      1,382,000        179,000
 Income tax benefit
   (expense)..............                      (30,000)        547,000       (27,000)        (71,000)
                            -------------    -----------    -----------    -----------    -----------
 Net income (loss)........    (2,025,000)        802,000      1,809,000      1,355,000        108,000
 Preferred stock
   dividends..............      (329,000)      (328,000)      (324,000)      (243,000)       (243,000)
                            -------------    -----------    -----------    -----------    -----------
 Net income (loss)
   applicable to common
   shares.................  $ (2,354,000)    $   474,000    $ 1,485,000    $ 1,112,000    $  (135,000)
                            ============     ===========    ===========    ===========    ===========
 Basic and diluted income
   (loss) per share.......  $      (0.63)    $      0.13    $      0.31    $      0.24    $     (0.03)
                            ============     ===========    ===========    ===========    ===========
 Weighted average shares
  outstanding - Basic.....     3,763,000       3,763,000      4,717,000      4,666,000       4,877,000
 Weighted average shares
   outstanding - Diluted..     3,763,000       3,786,000      4,785,000      4,720,000       5,027,000

The accompanying notes are an integral part of these consolidated financial statements.

                                                             NEW WEST EYEWORKS, INC.

                                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                               Shares                                       Amounts
                                       ---------------------  ---------------------------------------------------------------
                                                                                       Paid-in     Accumulated
                                       Preferred    Common    Preferred      Common    Capital       Deficit         Total
                                       ---------    ------    ---------      ------    -------     ------------      -----
 BALANCES AT DECEMBER 31,
   1994..........................        5,460     3,763,036  $5,460,000    $38,000  $10,070,000  $(11,292,000)  $  4,276,000
 Preferred stock dividends                                                                            (329,000)      (329,000)
 Net loss .......................                                                                   (2,025,000)    (2,025,000)
                                         -----     ---------  -----------   -------  -----------  ------------   ------------
 BALANCES AT DECEMBER 30,
   1995..........................        5,460     3,763,036   5,460,000     38,000   10,070,000   (13,646,000)     1,922,000
 Issuance of warrants............                                                         30,000                       30,000
 Preferred stock dividends.......                                                                     (328,000)      (328,000)
 Net income......................                                                                      802,000        802,000
                                         -----     ---------  -----------   -------  -----------  ------------   ------------
 BALANCES AT DECEMBER 28,
   1996..........................        5,460     3,763,036   5,460,000     38,000   10,100,000   (13,172,000)     2,426,000
 Common stock issued.............                  1,105,400                 11,000    5,530,000                    5,541,000
 Preferred stock dividends.......                                                                     (324,000)      (324,000)
 Net income......................                                                                    1,809,000      1,809,000
                                         -----     ---------  -----------   -------  -----------  ------------   ------------
 BALANCES AT DECEMBER 27,
   1997..........................        5,460     4,868,436   5,460,000     49,000   15,630,000   (11,687,000)     9,452,000
 Exercise of stock options
   (unaudited)...................                     19,000                             116,000                      116,000
 Preferred stock dividends
   (unaudited)...................                                                                     (243,000)      (243,000)
 Net income (unaudited)..........                                                                      108,000        108,000
                                         -----     ---------  -----------   -------  -----------  ------------   ------------
 BALANCES AT SEPTEMBER 26,
   1998 (unaudited)..............        5,460     4,887,436  $5,460,000    $49,000  $15,746,000  $(11,822,000)  $  9,433,000
                                         =====     =========  ==========    =======  ===========  ============   ============

    The accompanying notes are an integral part of these consolidated financial statements.


                                                             NEW WEST EYEWORKS, INC.

                                                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   Fiscal Year Ended                     Nine Months Ended
                                                          ----------------------------------------  ---------------------------
                                                          December 30,  December 28,   December 27, September 27, September 26,
                                                             1995          1996           1997          1997          1998
                                                          ------------  ------------   ------------ ------------- -------------
                                                                                                            (unaudited)
 CASH FLOWS FROM (USED IN) OPERATING
  ACTIVITIES:
  Net income (loss)................................       $(2,025,000) $   802,000     $1,809,000    $1,355,000  $   108,000
  Adjustments to reconcile net income
    (loss) to net cash from (used in)
    operating activities:
    Depreciation and amortization..................         1,048,000    1,229,000      1,505,000     1,129,000    1,289,000
    Loss on disposal of fixed assets...............            65,000                       2,000         3,000       15,000
    Income tax benefit.............................                                      (579,000)                    71,000
  Changes in assets and liabilities:
    Accounts receivable ...........................          (124,000)    (305,000)      (437,000)     (518,000)    (742,000)
    Inventory......................................          (281,000)     (58,000)      (329,000)     (686,000)    (947,000)
    Other current assets...........................            52,000     (231,000)       (91,000)      213,000      131,000
    Accounts payable...............................         1,696,000     (363,000)    (1,370,000)   (1,458,000)   1,234,000
    Accrued expenses...............................           603,000   (1,228,000)        80,000       489,000      (54,000)
    Deferred warranty revenues.....................          (240,000)     (69,000)        (8,000)       (6,000)      30,000
    Other assets and liabilities...................           (72,000)     (57,000)        32,000        29,000       (2,000)
                                                          -----------  -----------     ----------    ----------  -----------
        Net cash from (used in) operating
         activities................................           722,000     (280,000)       614,000       550,000    1,132,000
                                                          -----------  -----------     ----------    ----------  -----------
 CASH FLOWS FROM (USED IN) INVESTING
  ACTIVITIES:
  Purchase of property and equipment...............        (1,532,000)  (1,459,000)    (2,864,000)   (1,970,000)  (3,407,000)
                                                          -----------  -----------     ----------    ----------  -----------
        Net cash (used in) investing
         activities................................        (1,532,000)  (1,459,000)    (2,864,000)   (1,970,000)  (3,407,000)
 CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES:
  Proceeds from the revolving line of
    credit.........................................                     24,050,000      8,136,000     5,126,000   45,522,000
  Payment on the revolving line of
    credit.........................................                    (22,082,000)   (10,074,000)   (7,094,000) (43,010,000)
  Proceeds from the bridge loans...................                      1,050,000
  Payment of bridge loans..........................                       (700,000)      (358,000)     (358,000)
  Proceeds from capital leases.....................           505,000
  Payment of capital leases........................          (208,000)    (236,000)      (350,000)     (252,000)    (290,000)
  Payment of preferred stock dividends.............          (246,000)    (328,000)      (324,000)     (243,000)    (243,000)
  Net proceeds from common stock
    offering.......................................                                     5,541,000     5,541,000
  Exercise of stock options........................                                                                  116,000
                                                          -----------  -----------     ----------    ----------  -----------
        Net cash from financing
         activities................................            51,000    1,754,000      2,571,000     2,720,000    2,095,000
                                                          -----------  -----------     ----------    ----------  -----------
 Net increase (decrease) in cash and cash
  equivalents .....................................          (759,000)      15,000        321,000     1,300,000     (180,000)
 Cash and Cash equivalents, beginning of
  year.............................................         1,000,000      241,000        256,000       256,000      577,000
                                                          -----------  -----------     ----------    ----------  -----------

 Cash and Cash equivalents, end of
  year.............................................       $   241,000   $  256,000     $  577,000   $ 1,556,000   $  397,000
                                                          ===========   ==========     ==========   ===========   ==========
 SUPPLEMENTAL CASH FLOW
  INFORMATION:
  Interest paid....................................       $    51,000   $  208,000     $  122,000       102,000      153,000
  Income taxes paid................................                         30,000         25,000        11,000       19,000
  Assets acquired under capital lease..............                        524,000        141,000       136,000      270,000

 The accompanying notes are an integral part of these consolidated financial statements.

                        NEW WEST EYEWORKS, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   The Company and Its Significant Accounting Policies

     New West Eyeworks, Inc. (the Company) is a leading specialty retailer of eyewear, operating under the trade names "Vista Optical" and "Lee Optical." The Company operates value-priced optical stores in thirteen states. These stores are located in malls, strip shopping centers and Fred Meyer host stores. The Company operates optical laboratory and distribution facilities in Tempe, Arizona and near Portland, Oregon.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION: The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     FISCAL YEAR: The Company's fiscal year ends on the last Saturday of the calendar year. References to the year 1995, 1996, and 1997 relate to the fiscal years ended December 30, 1995, December 28, 1996, and December 27, 1997, each of which consisted of 52 weeks.

     REVENUE RECOGNITION: Revenues are recognized at the time of customer order. Revenues from separately priced warranty contracts are deferred and recognized on a pro rata basis over the contract period.

     The Company receives certain vendor rebates and allowances which are reflected in operations based on the terms of the underlying agreements. Such amounts are classified as reductions of either selling, general and administrative costs or cost of sales as appropriate.

     STORE OPENING COSTS: The Company expenses store opening costs as incurred.

     ADVERTISING COSTS: The Company expenses advertising production costs in the period in which the related advertisement first takes place. Advertising communication costs such as television air time and newspaper advertising space are expensed as the related services are received. All other costs are expensed as incurred. Advertising expenses totaled $4,136,000, $3,576,000, and $4,228,000, for the years
1995, 1996, and 1997, respectively.

     CASH AND CASH EQUIVALENTS: The Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

     ACCOUNTS RECEIVABLE: Accounts receivable are primarily comprised of amounts due from insurance and managed care plans on sales where the Company has contractual arrangements or has accepted an assignment of insurance benefits from the customer. The reported balance is net of an allowance for doubtful accounts of $139,000 and $159,000 at December 28, 1996, and December 27, 1997, respectively.

     INVENTORY AND COST OF SALES: Inventory primarily consists of the direct material cost of eyeglass frames, contact lenses, ophthalmic lenses and optical laboratory supplies and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Cost of sales includes the cost of merchandise sold during the year, optical laboratory costs directly related to manufacturing eyeglasses, store occupancy expenses, and depreciation expense relating to store and optical laboratory fixtures and equipment.


     PROPERTY AND EQUIPMENT: Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which range from five to ten years. Major improvements are capitalized while repairs which do not extend the useful life of the asset are expensed.

     GOODWILL: Goodwill represents the cost in excess of the net assets of a business acquired and is being amortized for financial statement purposes on a straight-line basis over a period of fifteen years. The reported balance is net of accumulated amortization of $759,000 and $849,000 at December 28, 1996, and December 27, 1997 respectively. The Company evaluates the possibility of goodwill impairment when events or changes in economic circumstances indicate that the related carrying amount may not be recoverable.

     ACCOUNTS PAYABLE: Accounts payable includes $644,000 at December 28, 1996 and $641,000 at December 27, 1997 relating to the reclassification of book overdrafts.

     STOCK COMPENSATION: The Company measures compensation expense related to employee stock options using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations.

     INCOME TAXES: The Company accounts for income taxes using the liability method, recognizing temporary differences between the financial reporting basis of the Company's assets and liabilities and the related income tax basis for such assets and liabilities. This method generates a net deferred income tax liability or a net deferred income tax asset for the Company as of the end of the year, as measured by the statutory tax rates in effect as enacted. The Company derives its deferred income tax charge or benefit by recording the change in the net deferred income tax liability or net deferred income tax asset balance for the year.

     The Company's deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against the portion of these deferred income tax assets which it believes it will more likely than not fail to realize.

     EARNINGS PER SHARE: In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No.
128). Basic earnings per share is computed by dividing income applicable to common shares by the weighted average number of common shares outstanding for the year. Diluted earnings per share is similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential dilutive common shares had been issued. Adoption of SFAS No. 128 did not effect the Company's previously reported income (loss) per share computations for years subsequent to its initial public offering. The following table presents a reconciliation of the basic and diluted earnings per share calculations:

                                                                  1995         1996         1997
                                                             -----------   -----------  -----------
           Basic earnings per share:
             Numerator:
               Net income (loss) applicable to common
                 shares....................................  $(2,354,000)  $   474,000  $ 1,485,000
                                                             -----------   -----------  -----------
             Denominator:
               Weighted average common shares
                 outstanding...............................    3,763,000     3,763,000    4,717,000
                                                             -----------   -----------  -----------
             Basic earnings (loss) per share...............  $     (0.63)  $      0.13  $      0.31
                                                             ===========   ===========  ===========
           Diluted earnings per share:
             Numerator:
               Net income (loss) applicable to common
                 shares....................................  $(2,354,000)  $   474,000  $ 1,485,000
                                                             -----------   -----------  -----------
             Denominator:
               Weighted average common shares
                 outstanding...............................    3,763,000     3,763,000    4,717,000
               Weighted average employee stock
                  options .................................          ---        23,000       68,000
                                                             -----------   -----------  -----------
                                                               3,763,000     3,786,000    4,785,000
                                                             -----------   -----------  -----------
           Diluted earnings (loss) per share...............  $     (0.63)  $      0.13  $      0.31
                                                             ===========   ===========  ===========


     UNAUDITED INTERIM FINANCIAL STATEMENTS: The interim consolidated financial statements as of September 26, 1998 and for the nine-month periods ended September 26, 1998 and September 27, 1997 are unaudited. In the opinion of management, such interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's consolidated financial position as of September 26, 1998 and the consolidated results of operations and cash flows for the periods ended September 26, 1998 and September 27, 1997. The interim results are not necessarily indicative of results which may occur for the full year.

2.   PROPERTY, EQUIPMENT AND LEASES

     Property and equipment consists of the following:

                                                 December 28,  December 27,
                                                    1996          1997
                                                 -----------  -------------
           Store fixtures and equipment......... $11,549,000  $ 13,796,000
           Laboratory fixtures and equipment....   2,100,000     2,286,000
           Other fixtures and equipment.........   2,558,000     2,717,000
           Building and improvements............     641,000       686,000
           Construction in progress.............                   188,000
                                                 -----------  ------------
                                                  16,848,000    19,673,000
           Less: accumulated depreciation.......  (9,330,000)  (10,565,000)
                                                 -----------  ------------
                                                 $ 7,518,000  $  9,108,000
                                                 ===========  ============

     The Company leases substantially all of its store facilities under operating leases which expire at various dates through 2002. Certain leases require payment of property taxes, utilities, common area maintenance and insurance as well as additional rent if sales exceed specified amounts. Total rent expense incurred during 1995, 1996, and 1997 approximated $5,000,000, $5,493,000, and $6,069,000, respectively, including additional rent expense of $889,000, $1,045,000, and $1,192,000, respectively. At December 27, 1997, future minimum annual rental commitments under noncancelable operating leases were as follows:

                       1998.........   $ 3,820,000
                       1999.........     3,184,000
                       2000.........     2,455,000
                       2001.........     2,016,000
                       2002.........     1,554,000
                       Thereafter...     3,109,000
                                       -----------
                                       $16,138,000
                                       ===========
3.   LINE OF CREDIT

     The Company entered into a new $3.0 million revolving line of credit agreement and a $2.0 million term loan agreement with a major national bank in August 1997. The revolving line of credit matures on August 1, 1999, and is secured by the Company's inventory, accounts receivable, and general intangibles. The revolving line of credit bears interest at a rate of prime plus one-eighth percent (8.625% at December 27, 1997) or, at the Company's option, a rate equal to the then current
London Interbank Offered Rate ("LIBOR") for the term selected by the Company plus 2.35% on any principal outstanding; interest is payable on a monthly basis. The Company may request advances on the term loan until August 1, 1998, at which time the balance will be amortized over a 48 month period. The term loan is secured by the Company's property and equipment, and bears interest at a rate of prime plus one-half percent or, at the Company's option, a rate equal to LIBOR for the term selected by the Company plus 2.75% on any principal outstanding.
At December 27, 1997, $30,000 was outstanding on the revolving line of credit while no amounts were outstanding under the term loan.

     The Company entered into a $2.0 million revolving line of credit with a bank in June 1996. The revolving line of credit matured on May 31, 1997, and was secured by substantially all of the Company's assets, including the Company's executive office building and optical laboratory in Tempe, Arizona, but excluding furniture, fixtures, and equipment. The Company repaid the line of credit borrowings with a portion of the proceeds from its February 1997 common stock offering described in Note 5.


4.   NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

     Notes payable, and capital lease obligations consist of the following:

                                            December 28,  December 27,
                                               1996          1997
                                            ------------  ------------
      Capital lease obligations..........   $  836,000    $  629,000
      Notes payable - related party......      358,000
                                            ----------    ----------
                Total debt...............    1,194,000       629,000
      Less: current portion..............      678,000       338,000
                                            ----------    ----------
                Total long-term debt.....   $  516,000    $  291,000
                                            ==========    ==========

     In early 1996, the Company entered into two bridge loans with Mesirow Capital Partners VI, a common and preferred stockholder, and Ronald E. Weinberg, Chairman of the Board, totaling $700,000 to fund the Company's expansion and advertising needs. The loans bore interest at an annual rate of 15% and were secured by a deed of trust on the Company's executive office building and optical laboratory facility in Tempe, Arizona. The bridge loans were retired with the proceeds of the former revolving line of credit described in Note 3.

     In December 1996, the Company entered into a bridge loan for $350,000 with The Second National Bank of Warren (Ohio). The loan was scheduled to mature on June 2, 1997 and bore interest at a rate equal to the lending bank's prime rate plus 1.5% per annum, payable upon maturity. The loan was guaranteed by Mr. Weinberg and Mr. Feld agreed to share in the guaranty. The Company paid Mr. Weinberg and Mr. Feld a total of $7,500 in exchange for their guaranty of the loan. Norman C. Harbert, a director of the Company, is also a director of Second Bancorp Inc., the parent holding company of the Second National Bank of Warren (Ohio). The Bridge Loan was retired with a portion of the proceeds from the February 1997 common stock offering described in
Note 5.

5.   STOCKHOLDERS' EQUITY

     In February 1997, the Company completed a public offering (the "Offering") of 1,505,400 shares of its common stock, including shares sold upon the exercise of the underwriters' over allotment option. Gross proceeds, direct costs, and net proceeds of this Offering totaled approximately $6,626,000, $1,085,000, and $5,541,000, respectively. Of the shares sold, 400,000 shares were sold by selling stockholders. The Company did not receive any proceeds from the sale of shares by the selling stockholders.

     In December 1993, the Company issued 3,960 shares of Series A and 1,500 shares of Series B $1,000 par value 6% Cumulative Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock is redeemable by the Company at par value plus accrued but unpaid dividends; however, Series B shares cannot be redeemed while any Series A shares are outstanding. The number of common shares issuable upon conversion is determined by dividing the par value of outstanding Preferred Stock by $8.40, subject to customary adjustments. Dividends on the Preferred Stock are payable quarterly, at an annual rate of $60 per share.

6.   COMMON STOCK OPTIONS AND WARRANTS

     In October 1993, the Company established the New West Eyeworks Stock Option Plan under which certain eligible employees and directors of the Company may receive awards in the form of stock options. Certain stock options become exercisable on the date the Company achieves annual earnings per share targets while others become exercisable immediately or over a multi-year period with the options vesting ratably during that period. The exercise price is generally equal to the fair market price of the Company's common stock on the date of the grant. The stock option exercise period may not exceed ten years from the date of grant.


     A summary of the status of the Company's Stock Option Plan as of December 30, 1995 December 28, 1996, and December 27, 1997, and changes during the years ended is presented below:


                                                         1995                  1996                 1997
                                                   ------------------   ------------------   ------------------
                                                            Weighted              Weighted             Weighted
                                                            Average                Average              Average
                                                            Exercise              Exercise             Exercise
                                                   Shares     Price      Shares      Price     Shares     Price
                                                   ------   --------     ------   --------     ------  ---------
Options outstanding at beginning of
   year.....................................      108,500      $7.00    131,500       $5.89   143,500      $5.56
   Granted..................................       99,500      $4.10     53,000       $4.25   159,000      $6.75
   Exercised................................
   Forfeited................................      (76,500)     $4.99    (41,000)      $5.00    (7,000)     $4.75
 Options outstanding at end of
   year.....................................      131,500      $5.89    143,500       $5.56   295,500      $6.29
 Options exercisable at end of
   year.....................................       86,500      $7.00     77,000       $6.90   163,600      $6.31
 Weighted-average fair value of
   options granted during the year..........                   $2.17                  $2.12                $3.61


     The following table summarizes information about the stock options granted during 1995, 1996, and 1997 which are outstanding at December 27, 1997:

                                           Weighted      Weighted               Weighted
               Range of                     Average       Average                Average
               Exercise     Options       Remaining      Exercise     Options    Exercise
                Prices    Outstanding   Contract Life      Price    Exercisable    Price
             ----------   -----------   -------------    --------   -----------  --------
            $3.44-$4.63    64,500      7.2-8.2 years       $4.14       6,600        $4.63
            $5.50-$7.00   189,000      6.0-9.1 years       $6.31     157,000        $6.38
                  $9.50    42,000         9.8 years        $9.50         ---          ---
                          -------                                    -------
                          295,500                                    163,600
                          =======                                    =======

     For purposes of determining the weighted average fair market value of the options granted during the year, the Company used the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                             1995      1996      1997
                                                             ----      ----      ----
           Expected dividend yield................             0%        0%       0%
           Expected stock price volatility........            50%       50%      50%
           Risk free interest rate................           7.1%      5.3%      4.6%
           Expected option life...................        5 years   5 years   5 years

     In accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company applies APB 25 and related interpretations in accounting for its stock option plan and, accordingly, does not recognize compensation expense. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net income and earnings per share (basic and diluted) for 1997 would have been reduced by approximately $170,000 and $0.04, respectively. Similar pro forma disclosures for 1996 and 1995 have not been presented as the effect of such pro forma adjustments is not material.

     In connection with the initial public offering in December 1993, the Company sold warrants to its primary underwriter and two individuals at a nominal price (1993 Warrants). The 1993 Warrants, which are exercisable for a four-year period commencing December 23, 1994, entitle the holders to purchase a total of 106,563 shares of the Company's common stock at an exercise price of 125% of the initial public offering price of $7.00 per share ($8.75 per share). In conjunction with the Offering in early 1997, the Company reduced the exercise price of the 1993 Warrants from $8.75 to $8.00 per share.

     In connection with the Offering, the Company granted to its primary underwriter and certain individuals warrants (1997 Warrants) to purchase a number of shares of common stock equal to the number of shares of common stock that remain issuable and unexercised under the 1993 Warrants upon their termination. The 1997 Warrants are exercisable beginning on December 23, 1998, the termination date of the 1993 Warrants, for a period of three years terminating on December 23, 2001. The initial exercise price for the 1997 Warrants will equal the exercise price under the 1993 Warrants upon their termination, which price is currently $8.00.


     In exchange for the guarantee of the Company's obligations under its former line of credit by certain officers and shareholders, the Company issued warrants to them to purchase, in the aggregate, 50,000 shares of the Company's common stock at a price per share of $6.11, subject to customary anti-dilution adjustments. The value of the warrants, which was determined by independent valuation to be $0.57 per share, is reflected on the December 28, 1996 balance sheet in other assets and paid-in capital and was amortized to expense in 1997, concurrent with the termination of the revolving line of credit.

7.    INCOME TAXES

     Income tax (expense) benefit is comprised of the following:

                                                    1995          1996          1997
                                                    ----          ----          ----
           Current (expense) benefit:
              Federal.........................       ---      $  (30,000)     $(32,000)
              State...........................       ---             ---           ---
                                                   ------     ----------      --------
                  Total.......................       ---         (30,000)      (32,000)
                                                   ------     ----------      --------
           Deferred (expense) benefit:
              Federal.........................       ---             ---       521,000
              State...........................       ---             ---        58,000
                                                   ------     ----------      --------
                  Total.......................       ---             ---       579,000
                                                   ------     ----------      --------
                  Total (expense) benefit.....       ---      $  (30,000)     $547,000
                                                   ======     ==========      ========

     Deferred tax assets are comprised of the following:

                                                                     December 28, 1996   December 27, 1997
                                                                     -----------------   -----------------
                Net operating loss carryforwards...................      $ 2,873,000         $ 2,297,000
                Employee benefits..................................          244,000             289,000
                Deferred warranty revenues.........................          112,000             108,000
                Other..............................................          306,000             317,000
                                                                         -----------         -----------
                Deferred tax assets................................        3,535,000           3,011,000
                Less: valuation allowance..........................       (3,535,000)         (2,432,000)
                                                                         -----------         -----------
                       Net deferred tax assets.....................      $       ---         $   579,000
                                                                         ===========         ===========

     Income tax (expense) benefit differs from the amount determined by applying the U.S. statutory federal tax rate of 34% to income (loss) before income tax (expense) benefit as a result of the following:

                                                                            1995       1996        1997
                                                                            ----       ----        ----
           Expected income tax (expense) benefit...............        $  689,000  $(283,000) $ (429,000)
           Nondeductible expenses..............................           (38,000)   (56,000)    (49,000)
           (Increase) decrease in valuation allowance..........          (651,000)   309,000   1,025,000
                                                                       ----------  ---------  ----------
           Income tax (expense) benefit........................        $      ---  $ (30,000) $  547,000
                                                                       ==========  =========  ==========

     The Company increased its valuation allowance in 1995 due to the net operating loss (NOL) incurred during the year coupled with the lack of sustained historical profitability. In 1996, the Company returned to profitability and reduced its valuation allowance as it was able to substantially offset taxable income generated during the year with existing NOL carryforwards. The Company further reduced its valuation allowance in 1997 because of its ability to once again substantially offset taxable income generated during the year as well as the Company's belief that it will be able to realize a portion of its remaining deferred tax assets. The Company will consider further reduction to or elimination of the remaining valuation allowance as profitable operations continue.

     As of December 27, 1997, the Company had NOL carryforwards of $5.7 million and $4.9 million for regular tax and alternative minimum tax purposes, respectively, which begin to expire in 2006. The Company also has nonexpiring alternative minimum tax credit carryforwards of $79,000 available to offset future regular taxes.


8.   EMPLOYEE BENEFIT PLAN

     The Company established the New West Eyeworks, Inc. Profit Sharing and 401(k) Savings Plan (the Plan) for the benefit of employees (participants) who meet certain age and eligibility requirements. The Plan provides for discretionary profit sharing contributions as well as employer matching contributions on participants' pre-tax savings deferrals. A profit sharing contribution was not made in 1995, 1996 or 1997; however, employer matching contributions approximated $97,000, $90,000, and $106,000 in 1995, 1996 and 1997, respectively.

9.   RELATED PARTY TRANSACTIONS

     The Company is a party to an expense sharing arrangement whereby it pays an entity owned by an officer of the Company for certain services provided by such entity for the Company and as reimbursement for certain expenses incurred directly on behalf of the Company. The aggregate amount of the payments by the Company to such entity, including expenses incurred directly on behalf of the Company, were approximately $136,000, $109,000, and $137,000 in 1995, 1996 and 1997,
respectively.

     A director of the Company is a partner in a law firm which provides legal services to the Company. The aggregate amount of expense included in 1996 and 1997 for services provided to the Company by this entity amount to $158,000 and $173,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES

     From time to time, the Company is involved in legal matters which are incidental to its operations. In the opinion of management, the ultimate resolution of these matters is not anticipated to have a material adverse effect on the Company's financial condition or results of operations.


11.    (UNAUDITED) SUBSEQUENT EVENT

     On October 23, 1998, Vista Eyecare, Inc. completed its tender offer for all the issued and outstanding capital stock of the Company. In connection with this transaction, the Company incurred approximately $270,000 of related costs through September 26, 1998. These costs have been reflected as acquisition related expenses in the accompanying consolidated statement of operations.

==========================================================================

                       WE HAVE NOT AUTHORIZED ANY
                  DEALER, SALESPERSON OR OTHER PERSON
                  TO GIVE ANY INFORMATION OR REPRESENT
                  ANYTHING NOT CONTAINED IN THIS PROSPECTUS.
                  YOU MUST NOT RELY ON ANY UNAUTHORIZED
                  INFORMATION.  THIS PROSPECTUS DOES NOT
                  OFFER TO SELL OR BUY ANY SECURITY IN ANY
                  JURISDICTION WHERE IT IS UNLAWFUL.  THE
                  INFORAMATION IN THIS PROSPECTUS IS CURRENT
                  AS OF ____________ __, 1999.

=========================================================================

                     [VISTA EYECARE, INC. LOGO APPEARS HERE]

                                12 3/4% Senior Notes
                                      due 2005

                                  __________ __, 1999

==========================================================================

                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Amended and Restated Articles of Incorporation provide that no director will be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty owed to the Registrant as a director, except that such provision will only eliminate or limit the liability of a director to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

          Article VII of the Bylaws of the Registrant authorizes indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable to the Registrant or adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

          Any officer or director who has been wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, or in defense of any claim because of his official capacity is entitled to indemnification as to reasonable expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of directors not at the time parties to the proceeding, or if a quorum cannot be obtained, then by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

          The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

          The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. In addition, the Registration Rights Agreement filed as Exhibit 4.3 hereto contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the Initial Purchasers and other holders of Notes.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration Statement:

    Exhibit
    Number       Description of Exhibit
    -------      ----------------------

     4.1 Indenture dated as of October 8, 1998, among the Company, the Guarantors and State Street Bank &
                Trust Company, as Trustee (including form of
                Exchange Note).

     4.2 Purchase Agreement dated as of October 8, 1998, among the Company, the Guarantors and the Initial
                Purchasers.

     4.3 Registration Rights Agreement dated as of October 8, 1998, among the Company, the Guarantors and the Initial Purchasers.

     4.4        Form of Exchange Note (included in Exhibit 4.1).

    *5          Opinion of Kilpatrick Stockton LLP.

     8          Tax Opinion of Kilpatrick Stockton LLP.

     10.58 Credit Agreement dated October 8, 1998 by and among the Company, Bank of America, FSB, First
               Union National Bank and the financial institutions listed therein.

     21        Subsidiaries of the Registrant.

    *23.1      Consent of Kilpatrick Stockton LLP (See Exhibit 5)

     23.2      Consent of Arthur Anderson LLP.

     23.3      Consent of PricewaterhouseCoopers LLP.

     23.4      Consent of Ernst & Young LLP.

     24        Powers of Attorney (see signature pages).

     25 Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.

     99.1      Form of Transmittal Letter.

     99.2      Form of Notice of Guaranteed Delivery.

____________________________
* To be filed by amendment.

     (b)       Financial Statement Schedules

               None.

     (c)       Reports, Opinions or Appraisals

               Not  Applicable.

ITEM 22.  UNDERTAKINGS.

   (a)   (i)   The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (ii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              VISTA EYECARE, INC.


                              By: /s/ James W. Krause
                                  James W. Krause
                                  Chief Executive Officer

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Krause his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.

 /s/ James W. Krause               Chairman of the Board, and
 James W. Krause                  Chief Executive Officer
                                  (Principal Executive Officer)


 /s/ Barry J. Feld                Director, President, and Chief
 Barry J. Feld                    Operating Officer (Principal
                                  Executive Officer)


 /s/ Angus C. Morrison            Senior Vice President, Chief
 Angus C. Morrison                Financial Officer and Treasurer
                                  (Principal Financial and
                                  Accounting Officer)


 /s/ David I. Fuente              Director
 David I. Fuente


 /s/ Ronald J. Green              Director
 Ronald J. Green


 /s/ James E. Kanaley             Director
 James E. Kanaley


 /s/ Campbell B. Lanier, III      Director
 Campbell B. Lanier, III


 /s/ J. Smith Lanier, II          Director
 J. Smith Lanier, II

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              FAMILY VISION CENTERS, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              FRAME-N-LENS OPTICAL, INC.


                              By: Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/c/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              INTERNATIONAL VISION ASSOCIATES, LTD.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              MIDWEST VISION, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/a/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              NVAL HEALTHCARE SYSTEMS, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.



/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              VISION ADMINISTRATORS, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              NEW WEST EYEWORKS, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.



/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              ALEXIS HOLDINGS COMPANY, INC.


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 1999.

                              VISTA EYECARE NETWORK, LLC


                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Goodman his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of February, 1999.


/s/ James W. Krause               President, Chief Executive Officer and
James W. Krause                   Director (Principal Executive Officer)


/s/ Angus C. Morrison             Senior Vice President, Chief Financial
Angus C. Morrison                 Officer and Director (Principal Financial
                                  and Accounting Officer)


/s/ Mitchell Goodman              Director
Mitchell Goodman

                             Exhibit Index


    Exhibit
    Number        Description of Exhibit
    -------       ----------------------

     4.1 Indenture dated as of October 8, 1998, among the Company, the Guarantors and State Street Bank &
                 Trust Company, as Trustee (including form of
                 Exchange Note).

     4.2 Purchase Agreement dated as of October 8, 1998, among the Company, the Guarantors and the Initial Purchasers.

     4.3 Registration Rights Agreement dated as of October 8, 1998, among the Company, the Guarantors and the Initial Purchasers.

     4.4         Form of Exchange Note (included in Exhibit 4.1).

    *5           Opinion of Kilpatrick Stockton LLP.

     8           Tax Opinion of Kilpatrick Stockton LLP.

     10.58 Credit Agreement dated October 8, 1998 by and among the Company, Bank of America, FSB, First
                 Union National Bank and the Financial institutions listed therein.

     21          Subsidiaries of the Registrant.

    *23.1        Consent of Kilpatrick Stockton LLP (See Exhibit 5)

     23.2        Consent of Arthur Anderson LLP.

     23.3        Consent of PricewaterhouseCoopers LLP.

     23.4        Consent of Ernst & Young LLP.

     24          Powers of Attorney (see signature pages).

     25 Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.

     99.1        Form of Transmittal Letter.

     99.2        Form of Notice of Guaranteed Delivery.

    ______________________________
    * To be filed by amendment.